Exhibit 99.1
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                             CONTRIBUTION AGREEMENT

                                  by and among

                           PHILLIPS PETROLEUM COMPANY,

                             DUKE ENERGY CORPORATION

                                       and

                        DUKE ENERGY FIELD SERVICES L.L.C.

                          Dated as of December 16, 1999


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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I
                               CERTAIN DEFINITIONS

                                   ARTICLE II
                           CONTRIBUTION TO THE COMPANY

Section 2.1   The Company.....................................................10
Section 2.2   Contribution of DEFS to the Company.............................12
Section 2.3   Contribution of the PGC Subsidiaries to the Company.............12

                                   ARTICLE III
                                   THE CLOSING

Section 3.1   Closing Place and Date..........................................12
Section 3.2   Closing Date Deliveries.........................................12
Section 3.3   Post-Closing Adjustment.........................................13

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PHILLIPS

Section 4.1   Corporate Organization..........................................14
Section 4.2   Authority; No Violation.........................................15
Section 4.3   Consents and Approvals..........................................16
Section 4.4   Permits; Compliance with Applicable Law.........................16
Section 4.5   Financial Statements; Undisclosed Liabilities...................17
Section 4.6   Broker's Fees...................................................17
Section 4.7   Absence of Certain Changes or Events............................17
Section 4.8   Legal Proceedings...............................................18
Section 4.9   [Intentionally omitted].........................................18
Section 4.10  Contracts.......................................................19
Section 4.11  Real Property...................................................20
Section 4.12  Environmental Matters...........................................21
Section 4.13  Intellectual Property...........................................22
Section 4.14  Employee Benefit Plans..........................................22
Section 4.15  Labor Relations.................................................23
Section 4.16  Transactions with Affiliates....................................23
Section 4.17  Personal Property...............................................24
Section 4.18  Year 2000.......................................................24
Section 4.19  Insurance.......................................................24
Section 4.20  Public Utility Holding Company Act..............................24
Section 4.21  Sufficiency of Contribution.....................................24

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                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF DUKE

Section 5.1   Corporate Organization..........................................25
Section 5.2   Authority; No Violation.........................................26
Section 5.3   Consents and Approvals..........................................27
Section 5.4   Permits; Compliance with Applicable Law.........................27
Section 5.5   Financial Statements; Undisclosed Liabilities...................27
Section 5.6   Broker's Fees...................................................28
Section 5.7   Absence of Certain Changes or Events............................28
Section 5.8   Legal Proceedings...............................................29
Section 5.9   [Intentionally omitted].........................................29
Section 5.10  Contracts.......................................................29
Section 5.11  Real Property...................................................31
Section 5.12  Environmental Matters...........................................32
Section 5.13  Intellectual Property...........................................33
Section 5.14  Employee Benefit Plans..........................................33
Section 5.15  Labor Relations.................................................34
Section 5.16  Transactions with Affiliates....................................34
Section 5.17  Personal Property...............................................34
Section 5.18  Year 2000.......................................................35
Section 5.19  Insurance.......................................................35
Section 5.20  Public Utility Holding Company Act..............................35
Section 5.21  The Company.....................................................35
Section 5.22  Sufficiency of Contribution.....................................35

                                   ARTICLE VI
                                   COVENANTS

Section 6.1  Investigation of Business; Access to Properties and Records......36
Section 6.2  Consents and Approvals...........................................37
Section 6.3  Further Assurances...............................................38
Section 6.4  Conduct of the Phillips Gas Business.............................38
Section 6.5  Conduct of the Duke Gas Business.................................40
Section 6.6  Preservation of Business.........................................41
Section 6.7  Public Announcements.............................................42
Section 6.8  PGC Easements....................................................42
Section 6.9  Assignment of Contracts, Leases, Permits, etc....................48
Section 6.10 Corporate Names..................................................49
Section 6.11 D&O Indemnification..............................................50
Section 6.12 Additional Agreements............................................50
Section 6.13 Expenses.........................................................50
Section 6.14 Insurance........................................................51
Section 6.15 Guaranties.......................................................51
Section 6.16 Actions by Affiliates of Phillips and Duke.......................52
Section 6.17 Financing........................................................52
Section 6.18 PGC Real Property................................................52

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Section 6.19 DEFS Real Property...............................................56
Section 6.20 FCC Licenses; Radio Towers.......................................56

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

Section 7.1  Conditions to Duke's Obligation to Close.........................57
Section 7.2  Conditions to Phillips' Obligation to Close......................58

                                  ARTICLE VIII
                                  TERMINATION

Section 8.1  Termination......................................................59
Section 8.2  Procedure and Effect of Termination..............................60

                                   ARTICLE IX
                           SURVIVAL; INDEMNIFICATION

Section 9.1  Indemnification by Company.......................................60
Section 9.2  Indemnification by Duke and Phillips.............................60
Section 9.3  Indemnification Procedure........................................61
Section 9.4  Survival.........................................................63
Section 9.5  Indemnification Limitation.......................................63
Section 9.6  Materiality Qualifiers...........................................64

                                    ARTICLE X
                                EMPLOYEE MATTERS

                                   ARTICLE XI
                                   TAX MATTERS

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.1  Counterparts....................................................64
Section 12.2  Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.....65
Section 12.3  Entire Agreement................................................65
Section 12.4  Expenses........................................................65
Section 12.5  Notices.........................................................66
Section 12.6  Successors and Assigns..........................................67
Section 12.7  Headings; Definitions...........................................67
Section 12.8  Amendments and Waivers..........................................67
Section 12.9  Schedules.......................................................67
Section 12.10 Severability....................................................68
Section 12.11 Interpretation..................................................68
Section 12.12 Specific Performance............................................68



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ANNEXES

Annex A   Employee Matters Annex
Annex B   Tax Matters Annex

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            CONTRIBUTION AGREEMENT (this "AGREEMENT"), dated as of December 16,
1999, by and among PHILLIPS PETROLEUM COMPANY, a Delaware corporation ("PHILLIPS"), DUKE ENERGY CORPORATION, a North Carolina corporation ("DUKE") and DUKE ENERGY FIELD SERVICES L.L.C., a Delaware limited liability company (the "COMPANY").

                                    RECITALS:

            WHEREAS, Phillips and Duke (each, a "PARTY") desire to combine certain of their continental United States and Canadian midstream natural gas gathering, processing and marketing operations in the Company in order to realize synergies and increase the efficiency and profitability of such operations;

            WHEREAS, each of Phillips and Duke intend that the Company shall be the primary vehicle by which each Party conducts midstream natural gas gathering and processing operations in the continental United States and Canada;

            WHEREAS, Phillips and Duke desire to create a structure pursuant to which Phillips and Duke shall, directly or through direct or indirect wholly-owned subsidiaries, initially own 30.3% and 69.7%, respectively, of the voting and economic interests of the Company, into which each of Phillips and Duke shall contribute certain subsidiaries engaged in midstream gas gathering, processing and marketing operations in the continental United States and Canada, all as more fully provided for herein;

            WHEREAS, the parties hereto, simultaneously with the execution of this Agreement, shall enter into the Governance Agreement, dated as of the date hereof (the "GOVERNANCE AGREEMENT");

            WHEREAS, Phillips and Duke contemplate that if market conditions permit, an Affiliate of the Company will conduct an initial public offering of certain of its equity securities as soon as practicable after consummation of the transactions contemplated by this Agreement;

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

            As used in this Agreement, the following terms shall have the respective meanings set forth below:

            "ACTUAL NET WORKING CAPITAL" shall have the meaning set forth in
Section 3.3(c).

            "ADDITIONAL LINE PARTY" shall have the meaning set forth in
Section 6.8(i).
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            "AFFILIATE" shall mean, with respect to any Person, a Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

            "AGREEMENT" shall have the meaning set forth in the Preamble.

            "AMENDED LLC AGREEMENT" shall have the meaning set forth in
Section 2.1(a).

            "ASSIGNABLE PGC LEASES" shall have the meaning set forth in
Section 6.18(b)(i).

            "BASKET" shall mean (a) with respect to Duke's obligation under
Article IX, $75,000,000, and (b) with respect to Phillips' obligation under
Article IX, $50,000,000.

            "BENEFICIALLY OWN" shall mean, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security.

            "BENEFICIAL OWNER" shall mean, with respect to any security, a Person who Beneficially Owns such security, and "BENEFICIAL OWNERSHIP" has a corresponding meaning.

            "BUSINESS DAY" shall mean any day on which banks are generally open to conduct business in the State of New York.

            "CANROCK" shall mean the Canrock division of Duke Energy Services Canada, Ltd., an Alberta corporation.

            "CAP" shall mean (a) with respect to Duke's obligation under Article IX, $600,000,000, and (b) with respect to Phillips' obligation under Article IX, $400,000,000.

            "CLAIM NOTICE" shall have the meaning set forth in Section 9.3(a).

            "CLAIMS" shall mean any rights, demands, claims, actions and causes of action (whether for personal injuries or property, consequential or other damages of any kind).

            "CLOSING" shall have the meaning set forth in Section 3.1.

            "CLOSING DATE" shall have the meaning set forth in Section 3.1.

            "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

            "COMPANY" shall have the meaning set forth in the Preamble.

            "COMPANY INTERESTS" shall mean limited liability company interests in the Company.

            "CONTROL" shall mean the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Exchange Act) of both of the following:

          (a) (i) in the case of a corporation, Beneficial Ownership of more than 25% of the outstanding equity securities thereof, (ii) in the case of a limited liability company,

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partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 25% of the beneficial interest therein; and (iv) in the case of any other entity, more than 25% of the economic or beneficial interest therein; and

            (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

            "CONTROLLED GROUP LIABILITY" shall have the meaning set forth in
Section 4.14(d).

            "CORPORATION" shall have the meaning set forth in Section 3.2 of the Governance Agreement.

            "DAMAGES" means claims, liabilities, damages, penalties, judgments, assessments, losses, costs and expenses, including reasonable attorneys' fees and expenses, incurred by the party seeking indemnification under this Agreement, net of (a) any insurance proceeds which such party receives in respect of such matter net of any costs incurred by such party in the nature of increased insurance premiums or similar costs related to such recovery (determined on a reasonable present value basis) and (b) any indemnity payments (less costs of collection thereof) which such party receives from parties other than the party against whom such claim is asserted under this Agreement.

            "DEFS" shall mean Duke Energy Field Services, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of DEFS Holding.

            "DEFS CORPORATE SUBSIDIARIES" shall have the meaning set forth in
Section 2.1(b).

            "DEFS EASEMENTS" shall have the meaning set forth in Section
5.11(c).

            "DEFS EMPLOYEE" shall have the meaning set forth in Annex A.

            "DEFS HOLDING" shall mean DEFS Holding Corp., a Delaware corporation.

            "DEFS INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 5.13(a).

            "DEFS LEASES" shall have the meaning set forth in Section 5.11(b).

            "DEFS LLC SUBSIDIARIES" shall have the meaning set forth in
Section 2.1(b).

            "DEFS MATERIAL CONTRACTS" shall have the meaning set forth in
Section 5.10(a).

            "DEFS MULTIPLE-USER EASEMENTS" shall mean those multiple-line rights easements on which one or more lines are currently being used by Duke (or a Duke Retained Affiliate) and one or more lines are currently being used by DEFS or a DEFS Subsidiary.

            "DEFS-OWNED FEE PROPERTIES" shall have the meaning set forth in
Section 5.11(a).

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            "DEFS SEPTEMBER 30 BALANCE SHEET" shall have the meaning set forth in Section 5.5.

            "DEFS SEPTEMBER 30 FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.5.

            "DEFS SUBSIDIARY" or "DEFS SUBSIDIARIES" shall have the meaning set forth in Section 5.1(b).

            "DESIGNATED REPRESENTATIVES" shall have the meaning set forth in
Section 6.1(a).

            "DETTCO" shall have the meaning set forth in Section 2.1(b).

            "DIRECT CLAIM" shall have the meaning set forth in Section 9.3(a).

            "DUKE" shall have the meaning set forth in the Preamble.

            "DUKE EXCLUDED ASSETS AND LIABILITIES" shall have the meaning set forth in Section 2.1(d).

            "DUKE INDEMNIFIED PERSON" shall have the meaning set forth in
Section 9.1.

            "DUKE PLANS" shall mean all material employee benefit plans providing benefits to any DEFS Employees that are sponsored or maintained by Duke or any of its Affiliates or to which Duke or any of its Affiliates contributes or is obligated to contribute on behalf of DEFS Employees, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA and any bonus, incentive, deferred compensation, stock purchase, stock option, severance, change of control or fringe benefit plan.

            "DUKE RETAINED AFFILIATES" shall mean, collectively, all Affiliates of Duke other than DEFS and the DEFS Subsidiaries.

            "DUKE SAVINGS PLAN" shall have the meaning set forth in Annex A.

            "EASEMENT ASSIGNMENT DEADLINE" shall have the meaning set forth in Section 6.8(d).

            "EASEMENT CURATIVE ACTIONS" shall have the meaning set forth in
Section 6.8(f).

            "ENVIRONMENTAL LAW" shall mean any and all principles of common law and any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to the protection of the environment or to Hazardous Materials in any and all jurisdictions in which the party in question and its Subsidiaries own property or conduct business, including the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid


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

Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, any state or local laws implementing or substantially equivalent to the foregoing federal laws, and any state or local laws pertaining to the handling of oil and gas exploration, production, gathering, and processing wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws all as amended from time to time from enactment or adoption through the date of this Agreement.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            "FCC LICENSES" shall mean licenses for radio and/or wireless equipment and/or radio stations issued by the United States Federal Communications Commission.

            "FERC" shall mean the Federal Energy Regulatory Commission.

            "FINANCING" shall have the meaning set forth in Section 6.17.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "GOVERNANCE AGREEMENT" shall have the meaning set forth in the Recitals.

            "GOVERNMENTAL ENTITY" shall mean any federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

            "HAZARDOUS MATERIALS" shall mean: (a) any chemicals, materials or substances defined or as included in the definition of "hazardous substances," "hazardous materials," "toxic substances," or words of similar import, under any Environmental Law; (b) radioactive materials (other than naturally occurring radioactive materials), asbestos in any form that is or could be friable, polychlorinated biphenyls, radon, mercury, lead-based paint; (c) any petroleum or petroleum products, natural gas or natural gas liquids; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity; and (e) regulated constituents or substances in concentrations or levels that exceed numeric or risk-based standards established pursuant to Environmental Laws.

            "HSR ACT" shall mean the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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            "INDEMNIFIED PARTY" shall mean the party seeking indemnification under Article VI or IX.

            "INDEMNIFYING PARTY" shall mean the party against whom an indemnification claim is asserted under Article VI or IX.

            "IPO" shall have the meaning set forth in the Governance
Agreement.

            "KNOWLEDGE" shall have the meaning set forth in Section 12.11.

            "LEASE CURATIVE ACTIONS" shall have the meaning set forth in
Section 6.18(b)(v).

            "LIABILITIES" shall mean liabilities and obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

            "LIEN" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, lien, charge or deposit arrangement or other arrangement having the practical effect of the foregoing.

            "MATERIAL ADVERSE EFFECT" shall mean, (a) with respect to the PGC Subsidiaries, a material adverse effect on the business, operations, financial condition or results of operations of the PGC Subsidiaries, taken as a whole, and (b) with respect to any other Person, a material adverse effect on the business, operations, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, in each case excluding effects reasonably attributable to the general state of the industries in which the PGC Subsidiaries or such Person and its Subsidiaries, as applicable, operate (including natural gas and petroleum price levels), to general economic conditions in the United States (including prevailing interest rate and stock market levels) or to the transactions contemplated by this Agreement or the Governance Agreement.

            "MATERIALITY REQUIREMENT" shall have the meaning set forth in
Section 9.6.

            "MULTIEMPLOYER PLANS" shall have the meaning as set forth in
Section 4.14(c).

            "NET WORKING CAPITAL" shall mean, with respect to the DEFS Subsidiaries or the PGC Subsidiaries, current assets less current liabilities (with the DEFS Subsidiaries' inventory of natural gas liquids and gas being valued at market value, and excluding consolidated, combined, unitary and other income tax accounts but including other tax accounts); PROVIDED, HOWEVER, that the DEFS Subsidiaries' current assets shall be reduced by the Normal NGL and Gas Inventory. For purposes of this calculation, (a) all items shall be determined in accordance with GAAP, applied on a basis consistent with the DEFS September 30 Balance Sheet or the PGC September 30 Balance Sheet, as applicable, (b) both acquisitions (i) set forth in Schedule 6.4(e) of the Phillips' Disclosure Schedule or Schedule 6.5(e) of the Duke Disclosure Schedule or (ii) which are approved by Duke or Phillips, as applicable, pursuant to Section 6.4 or 6.5 prior to the Closing Date, in each case with respect to which acquisition documents have been executed and the closing has been consummated, shall be excluded, and (c) the proceeds of sales of non-current assets approved by Duke or Phillips, as applicable, pursuant to Section 6.4 or 6.5 (with


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respect to which sales documents have been executed and the closing has been consummated) shall be excluded.

            "NET WORKING CAPITAL STATEMENT" shall have the meaning set forth in
Section 3.3(a).

            "NEUTRAL FIRM" shall have the meaning set forth in Section 3.3(c).

            "NON-GOVERNMENT PGC LEASE" shall mean any PGC Lease the lessor under which is not a Governmental Entity (which term shall include, for purposes of this definition, the U.S. Bureau of Land Management and the University of Texas).

            "NORMAL NGL AND GAS INVENTORY" shall mean $17,000,000, which represents Duke's good faith judgment as to the normal level of NGL and gas inventory held in the line item called "NGL and Gas Inventory" on DEFS's inventory detail schedules.

            "PARTY" shall have the meaning set forth in the Recitals.

            "PERMIT" shall have the meaning set forth in Section 4.4.

            "PERMITTED ENCUMBRANCES" shall mean, with respect to or upon any of the property or assets of the PGC Subsidiaries, or the DEFS Subsidiaries, as the case may be, whether owned as of the date hereof or thereafter, any Liens, claims, rights (including rights of Governmental Entities), reservations, exceptions, easements, rights-of-way, conditions, restrictions (including restrictive covenants and zoning and land use restrictions imposed by applicable laws, regulations and ordinances), leases, and other similar title exceptions or encumbrances affecting such property or assets that either (a) affect such property or assets as of the date of this Agreement and are identified with reasonable particularity in the appropriate Disclosure Schedule, or (b) were not incurred in the borrowing of money and, individually and in the aggregate, do not and will not materially detract from the value of such property or assets or materially interfere with the use in the ordinary conduct of such Person's business or present or impose any material financial obligations not reflected in the financial statements described in Section 4.5 or Section 5.5, as applicable. Without limiting the generality of the foregoing definition, the following shall constitute "Permitted Encumbrances": (x) all rights to consent by, required notices to, filings with, or other actions by governmental entities or authorities in connection with the sale or conveyance of such properties or assets, if the same are customarily obtained subsequent to the transfer of title; and (y) the terms and conditions of all easements, rights of way, and leases included within such properties and assets, but only to the extent such terms and conditions would be acceptable to a reasonably prudent person acquiring those easements, rights of way and leases for the purposes for which they have been used.

            "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Entity.

            "PGC" shall mean Phillips Gas Company, a Delaware corporation.

            "PGC DIRECT LLC SUBSIDIARIES" shall mean the PGC LLC Subsidiaries whose limited liability company interests are directly held by PGC.

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            "PGC EASEMENTS" shall have the meaning set forth in Section
4.11(c).

            "PGC EMPLOYEE" shall have the meaning set forth in Annex A.

            "PGC GATHERING EASEMENTS" shall have the meaning set forth in
Section 6.8(e).

            "PGC INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 4.13(a).

            "PGC LEASED PROPERTY" shall mean any real property demised pursuant to a PGC Lease.

            "PGC LEASES" shall have the meaning set forth in Section 4.11(b).

            "PGC LLC SUBSIDIARIES" shall have the meaning set forth in
Section 2.1(c).

            "PGC MATERIAL CONTRACTS" shall have the meaning set forth in
Section 4.10(a).

            "PGC MEMBER PARENT" shall mean Phillips Gas Company Shareholder, Inc., a Delaware corporation and a wholly-owned subsidiary of Phillips.

            "PGC MULTIPLE-USER EASEMENTS" shall mean those multiple-line rights easements on which one or more lines are currently being used by Phillips (or a Phillips Retained Affiliate) and one or more lines are currently being used by a PGC Subsidiary.

            "PGC-OWNED FEE PROPERTIES" shall have the meaning set forth in
Section 4.11(a).

            "PGC PARTIAL EASEMENT RIGHTS" shall have the meaning set forth in
Section 6.8(a).

            "PGC PIPELINE LEASE" shall have the meaning set forth in Section 6.18(b)(viii).

            "PGC SEPTEMBER 30 BALANCE SHEET" shall have the meaning set forth in
Section 4.5.

            "PGC SEPTEMBER 30 FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.5.

            "PGC SINGLE-USER EASEMENTS" shall mean all PGC Easements that are
(i) single-line rights easements or (ii) multiple-line rights easements on which each and every line currently being used is being used by a PGC Subsidiary.

            "PGC SUBSIDIARY" or "PGC SUBSIDIARIES" shall have the meaning set forth in Section 4.1(b).

            "PGC TRUNKLINE EASEMENTS" shall have the meaning set forth in
Section 6.8(e).

            "PHILLIPS" shall have the meaning set forth in the Preamble.

            "PHILLIPS EXCLUDED ASSETS AND LIABILITIES" shall have the meaning set forth in Section 2.1(e).

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            "PHILLIPS INDEMNIFIED PERSON" shall have the meaning set forth in
Section 9.1.

            "PHILLIPS PARTIAL EASEMENT RIGHTS" shall have the meaning set forth in Section 6.8(a).

            "PHILLIPS PLANS" shall mean all material employee benefit plans providing benefits to any PGC Employees that are sponsored or maintained by Phillips or any of its Affiliates or to which Phillips or any of its Affiliates contributes or is obligated to contribute on behalf of PGC Employees, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA and any bonus, incentive, deferred compensation, stock purchase, stock option, severance, change of control or fringe benefit plan.

            "PHILLIPS RETAINED AFFILIATES" shall mean, collectively, all Affiliates of Phillips other than the PGC Subsidiaries.

            "PHILLIPS RETAINED EASEMENT" shall have the meaning set forth in
Section 6.8(c).

            "PHILLIPS SAVINGS PLANS" shall have the meaning set forth in Annex A.

            "REFERENCE RATE" shall have the meaning set forth in Section
3.3(e).

            "RETAINED PGC LEASE" shall have the meaning set forth in Section 6.18(b)(iii).

            "RETURNS" or "TAX RETURNS" shall mean returns, declarations, statements, reports, forms, property tax renditions or other documents or information required to be filed with or supplied to any Taxing Authority.

            "SECOND REQUEST " shall have the meaning set forth in Section
6.2(c).

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SHARED FCC LICENSES" shall have the meaning set forth in Section 6.20(b).

            "SUBJECT EASEMENT LIABILITIES" shall have the meaning set forth in Section 6.8(c).

            "SUBJECT LEASE LIABILITIES" shall have the meaning set forth in
Section 6.18(b)(iv).

            "SUBSIDIARY" shall mean, when used with respect to any Person, any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, of which such Person owns or controls, directly or indirectly, 50% or more of the outstanding voting securities or equivalent equity interests.

            "TAX" or "TAXES" shall mean all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, windfall profits, sales, use, occupation, value added, AD VALOREM, transfer, franchise, withholding, payroll, employment, excise, stamp, premium, capital stock, production, business and occupation, disability, severance, or real or personal property taxes, fees, or assessments of any kind whatsoever imposed by any Governmental Entity, together with any interest or penalties imposed with respect thereto.

            "TAXING AUTHORITY" shall mean any Governmental Entity having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

            "THIRD PARTY CLAIM" shall have the meaning set forth in Section 9.3(a).

            "TRADEMARKS AND LOGOS" shall have the meaning set forth in
Section 6.10.

            "TRANSITION SERVICES AGREEMENT" shall have the meaning set forth in Section 6.12.

            "YEAR 2000 PROBLEM" shall mean the inability of any hardware, software or process to recognize and correctly calculate dates or the failure of computer systems, products or services to perform any of their intended functions in a proper manner in connection with data containing any date.

                                   ARTICLE II

                           CONTRIBUTION TO THE COMPANY

          Section 2.1 THE COMPANY. (a) On or prior to the Closing Date, Duke shall cause the limited liability company agreement of the Company to be amended and restated in accordance with the principles set forth in the Governance Agreement (the "AMENDED LLC AGREEMENT").

          (b) On or prior to the Closing Date, Duke shall cause (i) the Class B Subordinated Units of TE Products Pipeline, L.P. held by the Duke Energy Transport and Trading Co., a Colorado corporation ("DETTCO") to be transferred to a Subsidiary of Duke that is not a DEFS Subsidiary; (ii) all of the outstanding stock or limited liability company interests of DETTCO to be transferred to a DEFS Subsidiary; (iii) the assets and associated liabilities of Canrock (other than intercompany indebtedness for borrowed money that Duke elects not to transfer) to be transferred to a DEFS Subsidiary; and (iv) each corporate Subsidiary of DEFS Holding, other than the Subsidiaries set forth in
Schedule 2.1(b)(iv) of the Duke Disclosure Schedule (such Subsidiaries listed on the Duke Disclosure Schedule, the "DEFS CORPORATE SUBSIDIARIES"), to be merged with and into, or converted into, a separate limited liability company organized under the laws of the State of Delaware or such state under the laws of which the DEFS corporate Subsidiary was organized (collectively, as merged or converted, with any Subsidiary of DEFS Holding already in the form of a limited liability company, the "DEFS LLC SUBSIDIARIES").

          (c) On or prior to the Closing Date, Phillips shall cause each corporate Subsidiary of PGC to be merged with and into, or converted into, a separate limited liability company organized under the laws of the State of Delaware (collectively, as merged or converted, with any Subsidiary of PGC already in the form of a limited liability company, the "PGC LLC SUBSIDIARIES").

          (d) In addition to the provisions of Section 6.10, prior to the Closing, Duke shall, or shall cause, the assets listed in Schedule 2.1(d) of the Duke Disclosure Schedule and associated liabilities (the "DUKE EXCLUDED ASSETS AND LIABILITIES") to be transferred out of the DEFS Subsidiaries.

          (e) In addition to the provisions of Section 6.10, prior to the Closing, Phillips shall, or shall cause, the assets listed in Schedule 2.1(e) of the Phillips Disclosure Schedule and associated liabilities (the "PHILLIPS EXCLUDED ASSETS AND LIABILITIES") to be transferred out of the PGC Subsidiaries.

          (f) Unless otherwise agreed by the Parties prior to the Closing, at the Closing, (i) all indebtedness for borrowed money between any DEFS Subsidiary, on the one hand, and Duke or any of its Affiliates (excluding the DEFS Subsidiaries), on the other hand, shall be distributed, capitalized, discharged or otherwise canceled in a manner consistent with the pro forma adjustments reflected in the DEFS September 30 Balance Sheet, and (ii) all indebtedness for borrowed money between any PGC Subsidiary, on the one hand, and Phillips or any of its Affiliates (excluding the PGC Subsidiaries), on the other hand, shall be distributed, capitalized, discharged or otherwise canceled in a manner consistent with the pro forma adjustments reflected in the PGC September 30 Balance Sheet.

          (g) Immediately prior to the Closing, Duke either shall make or cause to be made a capital contribution of cash to (or the release of accounts payable of) the DEFS Subsidiaries or shall cause the DEFS Subsidiaries to declare and effect a dividend or distribution of cash and/or accounts receivable such that, as of the Closing, the Net Working Capital of the DEFS Subsidiaries (as estimated in good faith at such time by Duke) shall equal zero.

          (h) Immediately prior to the Closing, Phillips either shall make or cause to be made a capital contribution of cash to (or the release of accounts payable of) the PGC Subsidiaries or shall cause the PGC Subsidiaries to declare and effect a dividend or distribution of cash and/or accounts receivable such that, as of the Closing, the Net Working Capital of the PGC Subsidiaries (as estimated in good faith at such time by Phillips) shall equal zero.

          (i)   [Intentionally omitted]

          (j) At the Closing, the Company shall accept the contributions from Duke referred to in Section 2.2 and in consideration therefor (i) DEFS Holding shall become a member of the Company owning 69.7% of the Company Interests and
(ii) the Company shall make the distribution to DEFS Holding contemplated in
Section 3.2(c).

          (k) At the Closing, the Company shall accept the contributions from PGC referred to in Section 2.3 and in consideration therefor (i) PGC shall become a member of the Company owning 30.3% of the Company Interests and (ii) the Company shall make the distribution to PGC contemplated in Section 3.2(c).

          Section 2.2 CONTRIBUTION OF DEFS TO THE COMPANY. Duke shall at the Closing cause DEFS Holding to: (i) contribute, transfer, assign and deliver to the Company all of the outstanding limited liability company interests in DEFS and (ii) execute and deliver the Amended LLC Agreement.

          Section 2.3 CONTRIBUTION OF THE PGC SUBSIDIARIES TO THE COMPANY. Phillips shall at the Closing cause PGC to (i) contribute, transfer, assign and deliver to the Company all of the outstanding limited liability company interests in each of the PGC Direct LLC Subsidiaries and (ii) execute and deliver the Amended LLC Agreement.

                                  ARTICLE III

                                  THE CLOSING

          Section 3.1 CLOSING PLACE AND DATE. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of the Company, 370 17th Street, Suite 900, Denver, Colorado 80202, at 10:00 A.M., local time, on the fourth Business Day after the date on which all conditions to each party's obligations hereunder have been satisfied or waived or such other time and place upon which the parties may agree. The day on which the Closing occurs is referred to as the "CLOSING DATE."

          Section 3.2  CLOSING DATE DELIVERIES.

          (a) PHILLIPS DELIVERIES. At the Closing, Phillips shall, or shall cause PGC, as the case may be, to deliver the following:

               (1) to Duke, the certificate required to be delivered by Phillips pursuant to Section 7.1(a)(3); and

               (2) to the Company, an assignment of the limited liability company interests in each PGC Direct LLC Subsidiary, in a form reasonably satisfactory to the Parties.

          (b) DUKE DELIVERIES. At the Closing, Duke shall, or shall cause DEFS Holding, as the case may be, to deliver the following:

               (1) to Phillips, the certificate required to be delivered by Duke pursuant to Section 7.2(a)(3); and

               (2) to the Company, an assignment of the limited liability company interests in DEFS in a form reasonably satisfactory to the Parties.

          (c) COMPANY DELIVERIES. At the Closing, the Company shall deliver the following:

               (1) to PGC, (i) $1,200,000,000 in immediately available funds,
(ii) an amount equal to, and as reimbursement for, the purchase price of the acquisition set forth in Schedule 6.4(e) of the Phillips Disclosure Schedule if the closing thereof has occurred prior to the Closing, and (iii) an amount equal to, and as reimbursement for, the aggregate purchase prices of any acquisitions by the PGC Subsidiaries approved by Duke pursuant to Section 6.4 with respect to which the closing has occurred prior to the Closing.

               (2) to DEFS Holding, (i) $1,200,000,000 in immediately available funds, (ii) an amount equal to, and as reimbursement for, the aggregate purchase prices of any of the acquisitions set forth in Schedule 6.5(e) of the Duke Disclosure Schedule with respect to which the closing has occurred prior to the Closing, and (iii) an amount equal to, and as reimbursement for, the aggregate purchase prices of any acquisitions by the DEFS Subsidiaries approved by Phillips pursuant to
Section 6.5 with respect to which the closing has occurred prior to the Closing.

          Section 3.3 POST-CLOSING ADJUSTMENT. (a) Within 30 days after the Closing, (i) Phillips will deliver to Duke and the Company an unaudited statement of Net Working Capital of the PGC Subsidiaries as of the Closing Date prepared on a basis consistent with the PGC September 30 Balance Sheet (Phillips' "NET WORKING CAPITAL STATEMENT"), and (ii) Duke will deliver to Phillips an unaudited statement of Net Working Capital of the DEFS Subsidiaries as of the Closing Date, prepared on a basis consistent with the DEFS September 30 Balance Sheet (Duke's "NET WORKING CAPITAL STATEMENT").

          (b) Each Party shall provide the other Party (and, if applicable, the Neutral Firm), upon request, prompt and reasonable access to its books and records and other supporting information reasonably necessary for the other Party (and, if applicable, the Neutral Firm) to verify the determination of such Party's Net Working Capital Statement.

          (c) Unless, within 45 days after receipt by a Party of the other Party's Net Working Capital Statement, the receiving Party notifies the delivering Party that the receiving Party does not agree with the determination of Net Working Capital as of the Closing Date set forth in such delivering Party's Net Working Capital Statement, such delivering Party's Net Working Capital determination shall be final and binding on the Parties and shall be deemed such Party's "ACTUAL NET WORKING CAPITAL." If the receiving Party notifies the delivering Party in writing during such period that the receiving Party does not agree with the delivering Party's Net Working Capital determination, then the Parties shall discuss such disagreement for 15 days from the date of such written notice and, if such disagreement is not resolved at the end of such 15-day period, the disagreement will be submitted to Arthur Andersen L.L.P. (the "NEUTRAL FIRM"). The Neutral Firm will review the disagreement and, as soon as possible but in any event not later than 60 days after the disagreement was submitted to it, the Neutral Firm shall deliver to Phillips and Duke its determination of the Actual Net Working Capital, which determination shall be final and binding on the Parties and shall then be deemed such Party's Actual Net Working Capital. The fees and expenses of the Neutral Firm will be allocated between Phillips and Duke by the Neutral Firm.

          (d) After a determination of either Party's Actual Net Working Capital shall have become final and binding on Phillips and Duke as described in Section 3.3(b) above, (i) if such Party's Actual Net Working Capital exceeds zero, the Company shall pay to such Party such difference, or (ii) if such Party's Actual Net Working Capital is less than zero, such Party shall pay to the Company the difference.

          (e) The payments, together with interest thereon from and including the Closing Date to but excluding such payment date at a rate equal to the rate of interest from time to time announced publicly by Chase Manhattan Bank as its prime rate (the "REFERENCE RATE"), will be made within seven days after the determination of Actual Net Working Capital for both

Parties has become final and binding as described above and will be made in immediately available funds by wire transfer to an account designated by the Person to receive the payment.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PHILLIPS

            Phillips hereby represents and warrants to each of Duke and the Company that, except as disclosed in the Phillips Disclosure Schedule:

          Section 4.1 CORPORATE ORGANIZATION. (a) Phillips and PGC are duly organized, validly existing and in good standing under the laws of their respective states of incorporation or organization. Each of Phillips and PGC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction (whether federal, state, local or foreign) in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, would not have a Material Adverse Effect on either Phillips or PGC, as applicable. True and complete copies of the certificate of incorporation and by-laws of PGC, in effect as of the date of this Agreement, have previously been made available by Phillips to Duke.

          (b) Schedule 4.1(b) of the Phillips Disclosure Schedule sets forth a complete list of all of the Subsidiaries of PGC (each a "PGC SUBSIDIARY" and collectively, the "PGC SUBSIDIARIES") and their respective jurisdictions of organization and capitalization and the organizational structure of PGC and its Subsidiaries (without designating the names or ownership percentages of any third party owners). All of the outstanding shares of capital stock or limited liability company interests, as the case may be, of the PGC Subsidiaries are validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights, and, except as set forth in
Schedule 4.1(b) of the Phillips Disclosure Schedule, such shares or limited liability company interests, as the case may be, are owned by PGC or its wholly-owned Subsidiaries free and clear of any Lien with respect thereto. Each PGC Subsidiary (i) is duly organized and validly existing as a corporation or limited liability company, as the case may be, under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and in good standing in each jurisdiction (whether federal, state, local or foreign) in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate would not have a Material Adverse Effect on the PGC Subsidiaries, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Except as described above, as of the date of this Agreement there are not, and at the Closing there will not be, any capital stock, limited liability company interests or other equity interests in the PGC Subsidiaries issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating any PGC Subsidiary to issue, transfer or sell any of its capital stock or other equity interests, or any agreements, arrangements, or understandings granting any Person any rights in any PGC Subsidiary similar to capital stock, limited liability company interests or other equity interests. Except as set forth in Schedule 4.1(b) or 4.10(a)(3) of the Phillips Disclosure Schedule, neither PGC nor any PGC Subsidiary holds any interest in any corporation, partnership, joint venture or other entity.

          Section 4.2 AUTHORITY; NO VIOLATION. (a) Phillips has full corporate power and authority to execute and deliver this Agreement and the Governance Agreement and to consummate the transactions contemplated by this Agreement and the Governance Agreement. The execution and delivery of this Agreement and the Governance Agreement and the consummation of the transactions contemplated by this Agreement and the Governance Agreement have been duly and validly approved by all corporate action on the part of Phillips. No other corporate proceedings on the part of Phillips, GPM Holding or any of the PGC Subsidiaries are necessary to approve this Agreement or the Governance Agreement and to consummate the transactions contemplated by this Agreement and the Governance Agreement. This Agreement has been duly and validly executed and delivered by Phillips and, assuming due authorization, execution and delivery by Duke and the Company, constitutes a valid and binding obligation of Phillips, enforceable against Phillips in accordance with its terms. The Governance Agreement has been duly and validly executed and delivered by Phillips and, assuming due authorization, execution and delivery by Duke and the Company, constitutes the valid and binding obligations of Phillips, enforceable against Phillips in accordance with its terms.

          (b) At the Closing, (i) PGC shall have good and marketable title to all of the issued and outstanding limited liability company interests in each PGC Direct LLC Subsidiary and (ii) PGC or a PGC Subsidiary shall have good and marketable title to all of the issued and outstanding limited liability company interests in each PGC Subsidiary, in each case free and clear of any Liens, restrictions on transfer or voting or preemptive rights. Phillips and PGC have the full corporate power, right and authority to transfer and convey, or cause to be transferred and conveyed, to the Company at the Closing the limited liability company interests in each PGC Direct LLC Subsidiary.

          (c) The execution, delivery and performance of this Agreement and the Governance Agreement by Phillips do not, and the consummation by Phillips of the transactions contemplated by this Agreement and the Governance Agreement will not, (i) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws or other organizational documents of Phillips or PGC, (ii) constitute a breach or violation of, or a default under, or trigger any "change of control" rights or remedies under, or give rise to any Lien, any acceleration of remedies, any buy-out right or any right of first offer or refusal or of termination under, any indenture, license, contract, agreement or other instrument to which PGC or of any of its Subsidiaries is a party or by which any of them or their respective properties or assets may be bound, or (iii) assuming compliance with the applicable requirements of the HSR Act, violate any law, rule, regulation, judgment, decree or order applicable to Phillips, PGC or any of the PGC Subsidiaries or any of their respective properties or assets, except in the case of (ii) and (iii) above for such breaches, violations, defaults, liens, accelerations or rights as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the PGC Subsidiaries or to adversely affect the ability of Phillips to consummate the transactions contemplated by this Agreement or the Governance Agreement.

          Section 4.3 CONSENTS AND APPROVALS. Except for applicable requirements of the HSR Act, no notice to, filing with, authorization of, exemption by, or consent or approval of, or the taking of any other action in respect of any Governmental Entity or any other Person on the part of Phillips, PGC or the PGC Subsidiaries is necessary for the consummation by Phillips, PGC or any of the PGC Subsidiaries of the transactions contemplated by this Agreement, except where the failure to provide such notice, make such filing, or obtain such authorization, exemption, consent or approval would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the PGC Subsidiaries or to adversely affect the ability of Phillips to consummate the transactions contemplated by this Agreement or the Governance Agreement.

          Section 4.4 PERMITS; COMPLIANCE WITH APPLICABLE LAW. As of the Closing Date, each of the PGC Subsidiaries shall hold all licenses, franchises, registrations, permits and authorizations (each, a "PERMIT") necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under and/or in violation of any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to any of the PGC Subsidiaries, except in each case where the failure to hold such Permit or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on the PGC Subsidiaries. To Phillips' knowledge, the business of the PGC Subsidiaries is not being and has not been conducted in violation of any applicable law or any order, writ, injunction or decree of any Governmental Entity, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect on the PGC Subsidiaries. None of the PGC Subsidiaries has received any notice or other communication from any Governmental Entity asserting (i) any violation of law, statute, ordinance, order, rule or regulation, (ii) any violation of or failure to comply with any term or requirement of any Permit, or
(iii) any revocation, withdrawal, suspension, cancellation, termination or modification of any Permit, except for violations, failures to comply, revocations, withdrawals, suspensions, cancellations, terminations or modifications which would not in the aggregate reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries. No notice of any pending investigation or violation of, noncompliance with or alleged liability under, any law, statute, ordinance, order, rule, regulation or Permit has been received by any of the PGC Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries.

          Section 4.5 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Phillips has previously made available to Duke true, correct and complete copies of (i) the audited consolidated balance sheets of PGC and its Subsidiaries as of December 31, 1998 and 1997 and the related audited consolidated statements of income and cash flows for the periods then ended and (ii) the unaudited proforma combined balance sheet of the PGC Subsidiaries (exclusive of income taxes and with proforma adjustments to eliminate intercompany borrowings) as of September 30, 1999 (the "PGC SEPTEMBER 30 BALANCE SHEET"), a copy of which is attached as
Schedule 4.5 of the Phillips Disclosure Schedule, and the related unaudited combined statement of income for the nine-month period then ended (together with the PGC September 30 Balance Sheet, the "PGC SEPTEMBER 30 FINANCIAL STATEMENTS").

            The financial statements referred to in this Section 4.5 fairly present (except that, in the case of the PGC September 30 Financial Statements, such financial statements are incomplete in that they do not include footnotes and do include proforma adjustments as described above, and subject, in the case of the PGC September 30 Financial Statements, to recurring audit adjustments, none of which either individually or in the aggregate is material) the results of the consolidated (or combined) operations and consolidated (or combined) financial positions of PGC and its Subsidiaries or the PGC Subsidiaries (as adjusted in the manner described above relating to the PGC September 30 Financial Statements), as the case may be, for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements described in this Section 4.5 complies with applicable accounting requirements with respect thereto; and each of such statements has been prepared in accordance with GAAP (except that, in the case of the PGC September 30 Financial Statements, such statements are incomplete in that they do not include footnotes and do include proforma adjustments as described above) consistently applied during the periods involved. The PGC Subsidiaries do not have any liabilities required by GAAP to be set forth on a consolidated balance sheet of the PGC Subsidiaries, except (i) as set forth on the PGC September 30 Balance Sheet, and (ii) for liabilities incurred in the ordinary course of business since September 30, 1999 and which would not have a Material Adverse Effect on the PGC Subsidiaries.

          Section 4.6 BROKER'S FEES. Neither Phillips nor any of its Subsidiaries (including the PGC Subsidiaries) nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement or the Governance Agreement which would be payable by the Company, Duke, any Duke Subsidiary or any PGC Subsidiary.

          Section 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for changes or events consented to or approved by Duke in writing pursuant to Section 6.4, from September 30, 1999 through the date of this Agreement, the business of the PGC Subsidiaries has been operated in the ordinary and normal course in all material respects and there has not been:

          (a) any event (whether covered by insurance or not) which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries;

          (b) any increase in compensation (including severance or termination pay) payable to or to become payable to any consultants, officers, directors, employees or agents working in connection with the business of any PGC Subsidiary or any change in any insurance, pension or other benefit plan, payment or arrangement made to, for or with any of such consultants, officers, directors, employees or agents, in each case other than (i) general increases or changes reasonably consistent with past practices and applicable to at least 10% of the employees of Phillips and its Subsidiaries, or (ii) other increases that are in accordance with past practice and are not material in the aggregate;

          (c) any change in financial accounting methods, principles or practices by any PGC Subsidiary materially affecting its assets, Liabilities or businesses, except insofar as may have been required by a change in GAAP;

          (d) any indebtedness for borrowed money incurred by any of the PGC Subsidiaries other than from Phillips or its Affiliates, any issuance of debt securities by any of the PGC Subsidiaries other than to Phillips or its Affiliates, any assumption, guarantee, endorsement or other action which would result in any of the PGC Subsidiaries having responsibility for the obligations of any other Persons, or any mortgage or encumbrance on properties or assets of any of the PGC Subsidiaries other than Liens that do not materially restrict or detract from the value of such properties or assets; or

          (e) any declaration, setting aside or payment of any dividend or any other similar distribution (other than in cash), directly or indirectly, with respect to any PGC Subsidiary's securities except as permitted by Section 2.1(e), Section 2.1(f)(ii) or Section 2.1(h).

          Section 4.8 LEGAL PROCEEDINGS. (a) As of the date of this Agreement, neither Phillips nor PGC nor any of their respective Subsidiaries is a party to any, and there are no pending or, to Phillips' knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or otherwise affecting PGC or any of its Subsidiaries which (i) would reasonably be expected to result in material injunctive relief or in damages to PGC and its Subsidiaries in excess of $10,000,000 in the aggregate or (ii) would adversely affect the ability of Phillips to consummate the transactions contemplated by this Agreement or the Governance Agreement.

          (b) As of the date of this Agreement, there are no injunctions, orders, judgments or decrees imposed upon or otherwise affecting PGC or any of its Subsidiaries or assets which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the PGC Subsidiaries.

          Section 4.9  [Intentionally omitted]

          Section 4.10 CONTRACTS. (a) Schedule 4.10(a) of the Phillips Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all contracts, agreements and commitments of the following categories, whether oral or written, express or implied, to which any of the PGC Subsidiaries is party or by which any of their respective properties or assets are bound (excluding the agreements contemplated by this Agreement or the Governance Agreement) (collectively, the "PGC MATERIAL CONTRACTS"):

               (1) any contract (other than gas purchase agreements) involving or requiring expenditures or receipts by any PGC Subsidiary of more than $2,000,000 in any calendar year and not cancelable or terminable within one year from the Closing Date;

               (2) any contract involving or requiring expenditures or receipts by any PGC Subsidiary of more than $5,000,000 in any calendar year (or other material contract) that grants a right of first refusal or a right of first negotiation or other preferential right to a third party;

               (3) any partnership or joint venture agreements with regard to material assets of the PGC Subsidiaries;

               (4) any contract containing covenants limiting the freedom of any of the PGC Subsidiaries to engage in any line of business or compete with any Person or operate at any location;

               (5) any contract between any of the PGC Subsidiaries, on one hand, and any Affiliate of Phillips (other than the PGC Subsidiaries), on the other hand;

               (6) any collective bargaining agreement;

               (7) any employment, personal services, consulting, noncompetition, severance, golden parachute or similar contract, for officers, directors or other individuals and requiring payments by the PGC Subsidiary in excess of $250,000 per year;

               (8) any contract pertaining to the purchase, sale, processing, treating, compression, gathering, storage, exchange, transportation or transmission of natural gas in all its forms and all other hydrocarbons (including liquid products, but excluding gas purchase agreements), together with all deposits (either in products or cash) related to such contracts involving the delivery or receipt of more than 10,000 mcf per day;

               (9) any contract entered into since January 1, 1996 for the acquisition or disposition, sale or lease of properties or assets of the PGC Subsidiaries (by merger, purchase or sale of assets or stock or otherwise) requiring aggregate expenditures or receipts by the PGC Subsidiaries in excess of $10,000,000; and

               (10) any commitment or agreement to enter into any of the foregoing.

          (b) As of the date of this Agreement, each PGC Material Contract is a valid, binding and enforceable (except as such enforceability may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally) obligation of the applicable PGC Subsidiary. As of the date of this Agreement, there is no default under any PGC Material Contract by any PGC Subsidiary or, to Phillips' knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by any PGC Subsidiary, or to Phillips' knowledge, any other party, which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries. As of the date of this Agreement, no party to any PGC Material Contract has given notice to any PGC Subsidiary or made a claim against any PGC Subsidiary with respect to any breach or default thereunder which breach or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries. As of the date of this Agreement, there has been no amendment or modification of any of the PGC Material Contracts except as specifically listed in Schedule 4.10(a) of the Phillips Disclosure Schedule. The enforceability of any PGC Material Contract shall not be impaired by the execution and delivery of this Agreement or the Governance Agreement or the consummation of the transactions contemplated hereby or thereby, and, as of the date of this Agreement, no PGC Material Contract requires that a transaction of the kind contemplated by this Agreement or the Governance Agreement receive the approval of any party to such PGC Material Contract, except where such impairments or failures to receive approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries.

          (c) Except for certain indebtedness which shall be canceled without liability to the PGC Subsidiaries prior to the Closing as provided in Section 2.1(f) and liabilities reflected in the PGC September 30 Balance Sheet, as of the date of this Agreement, none of the PGC Subsidiaries is a party to any loan agreement, mortgage, indenture, security agreement or other agreement or instrument relating to the borrowing of money by, or any extension of credit to, any of the PGC Subsidiaries.

          (d) As of the date of this Agreement, Phillips has delivered to Duke or otherwise made available to Duke at the offices of Phillips or its Subsidiaries true, correct and complete copies of all PGC Material Contracts.

          Section 4.11 REAL PROPERTY. (a) FEE PROPERTIES. Except as otherwise set forth on Schedule 4.11(a) of the Phillips Disclosure Schedule, as of the date of this Agreement, the PGC Subsidiaries own beneficially all real property listed on Schedule 4.11(a) of the Phillips Disclosure Schedule (collectively, the "PGC-OWNED FEE PROPERTIES") and have (or will on the Closing Date have) good and marketable record title to each such PGC-Owned Fee Property, free and clear of all Liens and encumbrances, except for Permitted Encumbrances. Except as otherwise set forth on Schedule 4.11(a) of the Phillips Disclosure Schedule, record legal title to each PGC-Owned Fee Property is owned by the PGC Subsidiaries, Phillips or a Phillips Retained Affiliate as of the date of this Agreement. Schedule 4.11(a) of the Phillips Disclosure Schedule identifies all real property assets the fee title to which is owned, beneficially and/or of record, by the PGC Subsidiaries as of the date of this Agreement and which are material to the business of the PGC Subsidiaries.

          (b) REALTY LEASES. As of the date of this Agreement, with respect to all leases of real property of or used by the PGC Subsidiaries (collectively, the "PGC LEASES"), (i) beneficial title to or interest in the PGC Leases is held by the PGC Subsidiaries, and (ii) beneficial and record legal title to or interest in the PGC Leases is owned or held by the PGC Subsidiaries, Phillips or a Phillips Retained Affiliate, free and clear of Liens, encumbrances and claims of those claiming by, through, or under Phillips or the PGC Subsidiaries, but not otherwise, subject to Permitted Encumbrances. Schedule 4.11(b) of the Phillips Disclosure Schedule identifies all leases of real property, other than easements and rights of way, a leasehold interest in which is owned, beneficially and/or of record, by the PGC Subsidiaries as of the date of this Agreement and which are material to the business of the PGC Subsidiaries. Except as otherwise set forth in Schedule 4.11(b) of the Phillips Disclosure Schedule, as of the date of this Agreement each of the PGC Leases is a valid, binding and enforceable (except as such enforceability may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally) obligation of each of the lessee and of the lessor under such PGC Lease. As of the date of this Agreement, except where, individually or in the aggregate, there would not reasonably be expected to be a Material Adverse Effect on the PGC Subsidiaries or as otherwise set forth in Schedule 4.11(b) of the Phillips Disclosure Schedule, (A) the enforceability of any of the PGC Leases will not be impaired by the execution or delivery of this Agreement or the Governance Agreement, and (B) no PGC Subsidiary is currently participating in any discussions or negotiations regarding termination of any PGC Lease of a property at which such PGC Subsidiary conducts business operations prior to the scheduled expiration of such PGC Lease by reason of a breach or alleged breach by the tenant thereunder.

          (c) EASEMENTS. As of the date of this Agreement, with respect to pipeline easements, rights of way, licenses and land use permits of or used by the PGC Subsidiaries (collectively, the "PGC EASEMENTS"), beneficial and record legal title to or interest in the PGC Easements is owned or held by a PGC Subsidiary, Phillips or a Phillips Retained Affiliate, free and clear of Liens, encumbrances and claims of those claiming by, through, or under Phillips or the PGC Subsidiaries, but not otherwise, subject to Permitted Encumbrances.

          Section 4.12 ENVIRONMENTAL MATTERS. As of the date of this Agreement, except for matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries, (i) the properties, operations and activities of the PGC Subsidiaries have been and are in compliance with all applicable Environmental Laws; (ii) the PGC Subsidiaries are not subject to any existing, pending or, to Phillips' knowledge, threatened, action, suit, proceeding or remediation activity under any Environmental Law;
(iii) Hazardous Materials have not at any time been released or disposed of at the properties currently owned, operated, leased or used by the PGC Subsidiaries, and Hazardous Materials were not released or disposed of at properties previously owned, operated, leased or used by the PGC Subsidiaries at any time prior to the sale or other disposition of such previously owned properties; (iv) the previous and current methods of releasing or disposing of Hazardous Materials generated, used, treated, recycled or stored at, upon or under the properties previously or currently owned, operated, leased or used by any of the PGC Subsidiaries have been disclosed to Duke, and the PGC Subsidiaries are not subject to any liability under applicable Environmental Laws arising in connection with the transportation and off-site disposal of any such Hazardous Materials; and (v) Phillips has not restricted access for the review of and copying by Duke all of the environmental reports, documents, data and other information prepared by or for any of the PGC Subsidiaries relating to the properties previously or currently owned, operated, leased or used by any of the PGC Subsidiaries; PROVIDED, HOWEVER, that the foregoing representations, as they apply to any property, operation, activity or PGC Subsidiary prior to the date such property, operation, activity or PGC Subsidiary became owned or controlled, directly or indirectly, by Phillips, shall be limited to Phillips' knowledge.

          Section 4.13 INTELLECTUAL PROPERTY. (a) As of the date of this Agreement, except for the Phillips Trademarks and Logos, PGC and its Subsidiaries collectively have such ownership of or such rights by license or other agreement to use all patents and patent applications, trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, copyrights and copyright registrations and applications technology, know-how, processes and other intellectual property rights, United States or foreign (collectively, the "PGC INTELLECTUAL PROPERTY"), as are necessary to permit the PGC Subsidiaries to conduct their business as currently conducted, except where the failure to have such ownership, license or right to use would not, individually or in the aggregate, have a Material Adverse Effect on the PGC Subsidiaries.

          (b) As of the date of this Agreement, (i) to Phillips' knowledge, neither the use of the PGC Intellectual Property nor the conduct of the business of the PGC Subsidiaries as currently conducted infringes the intellectual property rights of any third party and there are no present or threatened infringements of the PGC Intellectual Property by any third party, except, in either case, for such infringements which would not, individually or in the aggregate, have a Material Adverse Effect on the PGC Subsidiaries; and
(ii) there are no pending or, to Phillips' knowledge, threatened proceedings or litigation or other adverse claims by any person relating to the use by any of the PGC Subsidiaries of any PGC Intellectual Property or any third party intellectual property.

          Section 4.14 EMPLOYEE BENEFIT PLANS. (a) Schedule 4.14(a) of the Phillips Disclosure Schedule includes a complete list of all Phillips Plans that are in effect as of the date of this Agreement. None of the Phillips Plans listed in Schedule 4.14(a) of the Phillips Disclosure Schedule is sponsored or maintained by any PGC Subsidiary.

          (b) As of the date of this Agreement, with respect to each Phillips Plan listed in Schedule 4.14(a) of the Phillips Disclosure Schedule, Phillips has delivered or made available to Duke a true, correct and complete copy of all plan documents and the current summary plan description.

          (c) As of the date of this Agreement, no Phillips Plans listed in
Schedule 4.14(a) of the Phillips Disclosure Schedule are "multiemployer plans" within the meaning of Section 4001(a)(3) of ERISA ("MULTIEMPLOYER PLANS"). None of the PGC Subsidiaries or any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan, and none of the PGC Subsidiaries or any of their respective ERISA Affiliates has incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA that has not been satisfied in full.

          (d) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of any of the PGC Subsidiaries following the Closing. "CONTROLLED GROUP LIABILITY" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 ET SEQ. of ERISA and Section 4980B of the Code and (v) under corresponding or similar provisions of foreign laws or regulations.

          (e) Except as specifically provided in Annex A and except for stock options granted by Phillips to PGC Employees, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any PGC Employee. The consummation of the transactions contemplated by this Agreement will not constitute a "change in ownership or control" of Phillips within the meaning of Proposed Treasury Regulation Section 1.280G-1.

          (f) The Phillips Savings Plans are intended to be qualified under
Section 401(a) of the Code.

          Section 4.15 LABOR RELATIONS. As of the date of this Agreement, each of the PGC Subsidiaries is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, employment discrimination, equal opportunity, affirmative action, workers' compensation, unemployment insurance, immigration and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, except for failures to comply that would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect on the PGC Subsidiaries. As of the date of this Agreement, there is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of Phillips, threatened against or affecting any of the PGC Subsidiaries. Except as identified on Schedule 4.15 of the Phillips Disclosure Schedule, there are no collective bargaining agreements or other labor union agreement or understandings to which any of the PGC Subsidiaries is a party by which any of them is bound. As of the date of this Agreement, none of the PGC Subsidiaries that is not a party to or bound by any collective bargaining agreements or other labor union agreements or understandings has any knowledge of any labor union organizing activity within the last five years. As of the date of this Agreement, there is no labor dispute, strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of Phillips, threatened against or affecting any of the PGC Subsidiaries. As of the date of this Agreement, the PGC Subsidiaries are in material compliance with and has not triggered any requirements under the Workers Adjustment Restraining Notification Act or similar laws with respect to PGC Employees.

          Section 4.16 TRANSACTIONS WITH AFFILIATES. Except for transactions contemplated by this Agreement and the Governance Agreement, (i) no director or officer of Phillips or its Affiliates (other than the PGC Subsidiaries) is currently directly or indirectly a party to any transaction with any PGC Subsidiary, including any agreement, arrangement or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payment to any such director or officer and (ii) none of the PGC Subsidiaries has any outstanding material contract, agreement or other arrangement with the Phillips or any of its Affiliates (other than the PGC Subsidiaries) or has engaged in any material transaction with Phillips or its Affiliates (other than the PGC Subsidiaries) since January 1, 1999.

          Section 4.17 PERSONAL PROPERTY. As of the date of this Agreement, the PGC Subsidiaries own, or hold valid leasehold interests in, the personal property owned or used by them, in each case, free and clear of all Liens, except for such Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries.

          Section 4.18 YEAR 2000. The PGC Subsidiaries have initiated a review and assessment of the Year 2000 Problem, have developed a plan for addressing the Year 2000 Problem on a timely basis and have to date implemented such plan, except where their failure to do so would not reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries. As of the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries, to Phillips' knowledge, none of the assets or equipment owned or utilized by the PGC Subsidiaries will fail to perform because of, or due in any way to, a Year 2000 Problem. As of the date of this Agreement, to Phillips' knowledge, no vendor, supplier or customer of any of the PGC Subsidiaries is reasonably expected to experience a Year 2000 Problem that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries.

          Section 4.19 INSURANCE. Each PGC Subsidiary is, and has been continuously since June 18, 1997 (or, if later, the date such PGC Subsidiary became a Subsidiary of Phillips), insured with Phillips-affiliated insurance companies or with third-party insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the PGC Subsidiaries during such time period. As of the date of this Agreement, none of the PGC Subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of any of the PGC Subsidiaries which would reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries. Phillips has made available to Duke accurate and complete copies of all insurance policies in effect as of the date of this Agreement.

          Section 4.20 PUBLIC UTILITY HOLDING COMPANY ACT. None of the PGC Subsidiaries is a "public utility company" or a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 4.21 SUFFICIENCY OF CONTRIBUTION. Except as disclosed elsewhere in this Agreement or in the Phillips Disclosure Schedule, the PGC Subsidiaries collectively hold all right, title and interest of Phillips and its Affiliates in and to all properties, rights, assets and liabilities (other than the Phillips Excluded Assets and Liabilities) used by Phillips and its Affiliates in conducting their midstream natural gas gathering, processing and marketing operations in the continental United States and Canada as of the date of this Agreement.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF DUKE

          Duke hereby represents and warrants to each of Phillips and the Company that, except as disclosed in the Duke Disclosure Schedule:

          Section 5.1 CORPORATE ORGANIZATION. (a) Duke and DEFS Holding are duly organized, validly existing and in good standing under the laws of their respective states of incorporation or organization. Each of Duke and DEFS Holding has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction (whether federal, state, local or foreign) in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, would not have a Material Adverse Effect on either Duke or DEFS Holding, as applicable. True and complete copies of the certificate of incorporation and by-laws of DEFS Holding, in effect as of the date of this Agreement, have previously been made available by Duke to Phillips.

          (b) Schedule 5.1(b) of the Duke Disclosure Schedule sets forth a complete list of all Subsidiaries of DEFS Holding (together with DETTCO and any Subsidiary of DETTCO, each a "DEFS SUBSIDIARY" and collectively, the "DEFS SUBSIDIARIES") and their respective jurisdictions of organization and capitalization and the organizational structure of DEFS Holding and its Subsidiaries (without designating the names or ownership percentages of any third party owners). All of the outstanding shares of capital stock or limited liability company interests, as the case may be, of each of the DEFS Subsidiaries are validly issued, fully paid and non-assessable and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in Schedule 5.1(b) of the Duke Disclosure Schedule, and except with respect to DETTCO and its Subsidiaries, such shares or limited liability company interests, as the case may be, are owned by DEFS Holding or its wholly-owned Subsidiaries free and clear of any Lien with respect thereto. At the Closing, all of the outstanding shares of capital stock or limited liability company interests of DETTCO will be owned by DEFS free and clear of any Lien with respect thereto and all of the outstanding shares of capital stock or limited liability company interests of any Subsidiary of DETTCO will be owned by DETTCO free and clear of any Lien with respect thereto. Each DEFS Subsidiary (i) is duly organized and validly existing as a corporation or limited liability company, as the case may be, under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and in good standing in each jurisdiction (whether federal, state, local or foreign) in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, would not have a Material Adverse Effect on DEFS, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Except as described above, as of the date of this Agreement there are not, and at the Closing there will not be, any capital stock, limited liability company interests or other equity interests in the DEFS Subsidiaries issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating any DEFS Subsidiary to issue, transfer or sell any of its capital stock or other equity interests, or any agreements, arrangements, or understandings granting any Person any rights in any DEFS Subsidiary similar to capital stock, limited liability company interests or other equity interests. Except as set forth in Schedule 5.1(b) or 5.10(a)(3) of the Duke Disclosure Schedule, no DEFS Subsidiary holds any interest in any corporation, partnership, joint venture or other entity.

          Section 5.2 AUTHORITY; NO VIOLATION. (a) Each of Duke and the Company has full corporate power and authority to execute and deliver this Agreement and the Governance Agreements and to consummate the transactions contemplated by this Agreement and the Governance Agreement (except that the board of directors of the Company has not approved the IPO). The execution and delivery of this Agreement and the Governance Agreement and the consummation of the transactions contemplated by this Agreement and the Governance Agreement have been duly and validly approved by all corporate action on the part of each of Duke and the Company. No other corporate proceedings on the part of either Duke, DEFS Holding, the DEFS Subsidiaries or the Company are necessary to approve this Agreement or the Governance Agreement and to consummate the transactions contemplated by this Agreement and the Governance Agreement (except that the board of directors of the Company has not approved the IPO). This Agreement has been duly and validly executed and delivered by each of Duke and the Company and, assuming due authorization, execution and delivery by Phillips, constitutes a valid and binding obligation of each of Duke and the Company, enforceable against each of Duke and the Company in accordance with its terms. The Governance Agreement has been duly and validly executed and delivered by each of Duke and the Company and, assuming due authorization, execution and delivery by Phillips, constitutes the valid and binding obligations of each of Duke and the Company, enforceable against each of Duke and the Company in accordance with its terms.

          (b) At the Closing (i) DEFS Holding shall have good and marketable title to all of the issued and outstanding limited liability company interests in DEFS and (ii) DEFS or a DEFS Subsidiary shall have good and marketable title to all of the issued and outstanding limited liability company interests in each DEFS LLC Subsidiary and all of the issued and outstanding capital stock and other equity interests of each DEFS Corporate Subsidiary, in each case free and clear of any Liens, restrictions on transfer or voting or preemptive rights. Duke and DEFS Holding have the full corporate power, right and authority to transfer and convey, or cause to be transferred and conveyed, to the Company at the Closing the limited liability company interests in DEFS.

          (c) The execution, delivery and performance of this Agreement and the Governance Agreement by Duke do not, and the consummation by Duke of the transactions contemplated by this Agreement and the Governance Agreement will not, constitute (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws or other organizational documents of Duke or DEFS Holding, (ii) constitute a breach or violation of, or a default under, or trigger any "change of control" rights or remedies under, or give rise to any Lien, any acceleration of remedies, any buy-out right, or any right of first offer or refusal or of termination under, any indenture, license, contract, agreement or other instrument to which DEFS Holding or of any of its Subsidiaries is a party or by which any of them or their respective properties or assets may be bound, or (iii) assuming compliance with the applicable requirements of the HSR Act, violate any law, rule, regulation, judgment, decree or order applicable to Duke, DEFS Holding or any of the DEFS Subsidiaries or any of their respective properties or assets, except in the case of (ii) and (iii) above for such breaches, violations, defaults, liens, accelerations or rights as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on DEFS or to adversely affect the ability of Duke to consummate the transactions contemplated by this Agreement or the Governance Agreements.

          Section 5.3 CONSENTS AND APPROVALS. Except for applicable requirements of the HSR Act, no notice to, filing with, authorization of, exemption by, or consent or approval of, or the taking of any other action in respect of any Governmental Entity or any other Person on the part of Duke, DEFS Holding, or the DEFS Subsidiaries is necessary for the consummation by Duke, DEFS Holding, or any of the DEFS Subsidiaries of the transactions contemplated by this Agreement, except where the failure to provide such notice, make such filing, or obtain such authorization, exemption, consent or approval would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on DEFS or to adversely affect the ability of Duke to consummate the transactions contemplated by this Agreement or the Governance Agreement.

          Section 5.4 PERMITS; COMPLIANCE WITH APPLICABLE LAW. As of the Closing Date, each of the DEFS Subsidiaries shall hold all Permits necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under and/or in violation of any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to any of the DEFS Subsidiaries, except in each case where the failure to hold such Permit or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on DEFS. To Duke's knowledge, the business of the DEFS Subsidiaries is not being and has not been conducted in violation of any applicable law or any order, writ, injunction or decree of any Governmental Entity, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect on DEFS. None of the DEFS Subsidiaries has received any notice or other communication from any Governmental Entity asserting (i) any violation of law, statute, ordinance, order, rule or regulation, (ii) any violation of or failure to comply with any term or requirement of any Permit, or (iii) any revocation, withdrawal, suspension, cancellation, termination or modification of any Permit, except for violations, failures to comply, revocations, withdrawals, suspensions, cancellations, terminations or modifications which would not in the aggregate reasonably be expected to have a Material Adverse Effect on DEFS. No notice of any pending investigation or violation of, non-compliance with or alleged liability under, any law, statute, ordinance, order, rule, regulation or Permit has been received by any of the DEFS Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on DEFS.

          Section 5.5 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. Duke has previously made available to Phillips true, correct and complete copies of (i) the audited combined balance sheets of DEFS and its Subsidiaries, DETTCO and Subsidiaries, Panhandle Field Services, Inc., and Panhandle Gathering Company as of December 31, 1998 and 1997 and the related audited combined statements of income and cash flows for the periods then ended (such statements include the investment in TEPPCO which is an Excluded Asset) and (ii) the unaudited proforma combined balance sheet of DEFS and its Subsidiaries (with proforma adjustments to eliminate intercompany advances, notes, income taxes, and the investment in TEPPCO and to include DETTCO, Canrock and goodwill related to Mega) as of September 30, 1999 (the "DEFS SEPTEMBER 30 BALANCE SHEET"), a copy of which is attached as Schedule 5.5 of the Duke Disclosure Schedule, and the related unaudited combined statement of income for the nine-month period then ended (together with the DEFS September 30 Balance Sheet, the "DEFS SEPTEMBER 30 FINANCIAL STATEMENTS").

            The financial statements referred to in this Section 5.5 fairly present (except that such financial statements are incomplete in that they do not include footnotes, and subject, in the case of the DEFS September 30 Financial Statements, to recurring audit adjustments, none of which either individually or in the aggregate is material) the results of the combined operations and combined financial positions of DEFS and its Subsidiaries (as adjusted in the manner described above relating to the DEFS September 30 Financial Statements) for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements described in this Section 5.5 complies with applicable accounting requirements with respect thereto; and each of such statements has been prepared in accordance with GAAP (except that such statements are incomplete in that they do not include footnotes and do include proforma adjustments as described above) consistently applied during the periods involved. Neither DEFS nor any of its Subsidiaries (as adjusted in the manner described above) has any liabilities required by GAAP to be set forth on a combined balance sheet of DEFS and its Subsidiaries, except (i) as set forth on the DEFS September 30 Balance Sheet, and (ii) for liabilities incurred in the ordinary course of business since September 30, 1999 and which would not have a Material Adverse Effect on DEFS.

          Section 5.6 BROKER'S FEES. Neither Duke nor any of its Subsidiaries (including DEFS Holding and its Subsidiaries) nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement or the Governance Agreement which would be payable by the Company, Phillips, any Phillips Subsidiary or any DEFS Subsidiary.

          Section 5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for changes or events consented to or approved by Phillips in writing pursuant to Section 6.5, from September 30, 1999 through the date of this Agreement, the business of the DEFS Subsidiaries has been operated in the ordinary and normal course in all material respects and there has not been:

          (a) any event (whether covered by insurance or not) which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on DEFS;

          (b) any increase in compensation (including severance or termination pay) payable to or to become payable to any consultants, officers, directors, employees or agents working in connection with the business of any DEFS Subsidiary or any change in any insurance, pension or other benefit plan, payment or arrangement made to, for or with any of such consultants, officers, directors, employees or agents, in each case other than (i) general increases or changes reasonably consistent with past practices and applicable to at least 10% of the employees of Duke and its Subsidiaries, or (ii) other increases that are in accordance with past practice and are not material in the aggregate;

          (c) any change in financial accounting methods, principles or practices by any DEFS Subsidiary materially affecting its assets, Liabilities or businesses, except insofar as may have been required by a change in GAAP;

          (d) any indebtedness for borrowed money incurred by any of the DEFS Subsidiaries other than from Duke or its Affiliates, any issuance of debt securities by any of the DEFS Subsidiaries other than to Duke or its Affiliates, any assumption, guarantee, endorsement or other action which would result in any of the DEFS Subsidiaries having responsibility for the obligations of any other Persons, or any mortgage or encumbrance on properties or assets other than Liens that do not materially restrict or detract from the value of such properties or assets; or

          (e) any declaration, setting aside or payment of any dividend or any other similar distribution (other than in cash), directly or indirectly, with respect to any DEFS Subsidiary's securities except as permitted by Section 2.1(b)(i), Section 2.1(d), Section 2.1(f) or Section 2.1(g).

          Section 5.8 LEGAL PROCEEDINGS. (a) As of the date of this Agreement, neither Duke nor DEFS Holding nor any of their respective Subsidiaries is a party to any, and there are no pending or, to Duke's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or otherwise affecting DEFS Holding or any of its Subsidiaries which (i) would reasonably be expected to result in material injunctive relief or in damages to DEFS Holding and its Subsidiaries in excess of $10,000,000 in the aggregate or (ii) would adversely affect the ability of Duke to consummate the transactions contemplated by this Agreement or the Governance Agreement.

          (b) As of the date of this Agreement, there are no injunctions, orders, judgments or decrees imposed upon or otherwise affecting the DEFS Subsidiaries or assets which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on DEFS.

          Section 5.9  [Intentionally omitted]

          Section 5.10 CONTRACTS. (a) Schedule 5.10(a) of the Duke Disclosure Schedule sets forth a true and complete list as of the date of this Agreement, of all contracts, agreements and commitments of the following categories, whether oral or written, express or implied, to which any of the DEFS Subsidiaries is a party or by which any of their respective properties or assets are bound (excluding the agreements contemplated by this Agreement or the Governance Agreement) (collectively, the "DEFS MATERIAL CONTRACTS"):

               (1) any contract (other than gas purchase agreements) involving or requiring expenditures or receipts by any DEFS Subsidiary more than $2,000,000 in any calendar year and not cancelable or terminable within one year from the Closing Date;

               (2) any contract involving or requiring expenditures or receipts by any DEFS Subsidiary of more than $5,000,000 in any calendar year (or other material contract) that grants a right of first refusal or a right of first negotiation or other preferential right to a third party;

               (3) any partnership or joint venture agreement with regard to material assets of the DEFS Subsidiaries;

               (4) any contract containing covenants limiting the freedom of any of the DEFS Subsidiaries to engage in any line of business or compete with any Person or operate at any location;

               (5) any contract between any of the DEFS Subsidiaries, on one hand, and any Affiliate of Duke (other than the DEFS Subsidiaries), on the other hand;

               (6) any collective bargaining agreement;

               (7) any employment, personal services, consulting, noncompetition, severance, golden parachute or similar contract, for officers, directors or other individuals and requiring payments by the DEFS Subsidiary in excess of $250,000 per year;

               (8) the top ten contracts by volume pertaining to the purchase, sale, processing, treating, compression, gathering, storage, exchange, transportation or transmission of natural gas in all its forms and all other hydrocarbons (excluding liquid products and excluding gas purchase contracts) together with all deposits (either in products or cash) related to such contracts in each of the DEFS Subsidiaries' eight operating areas and the NGL business unit of DEFS;

               (9) any contract entered into since January 1, 1996 for the acquisition or disposition, sale or lease of properties or assets of the DEFS Subsidiaries (by merger, purchase or sale of assets or stock or otherwise) requiring aggregate expenditure or receipts by the DEFS Subsidiaries in excess of $10,000,000; and

               (10) any commitment or agreement to enter into any of the foregoing.

          (b) As of the date of this Agreement, each DEFS Material Contract is a valid, binding and enforceable (except as such enforceability may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally) obligation of the applicable DEFS Subsidiary. As of the date of this Agreement, there is no default under any DEFS Material Contract by any DEFS Subsidiary or, to Duke's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by any DEFS Subsidiary, or to Duke's knowledge, any other party, which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on DEFS. As of the date of this Agreement, no party to any DEFS Material Contract has given notice to any DEFS Subsidiary or made a claim against any DEFS Subsidiary with respect to any breach or default thereunder which breach or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on DEFS. As of the date of this Agreement, there has been no amendment or modification of any of the DEFS Material Contracts except as specifically listed in Schedule 5.10(a) of the Duke Disclosure Schedule. The enforceability of any DEFS Material Contract shall not be impaired by the execution and delivery of this Agreement or the Governance Agreement or the consummation of the transactions contemplated hereby or thereby, and, as of the date of this Agreement, no DEFS Material Contract requires that a transaction of the kind contemplated by this Agreement or the Governance Agreement receive the approval of any party to such DEFS Material Contract, except where such impairments or failures to receive approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on DEFS.

          (c) Except for certain indebtedness which shall be canceled without liability to the DEFS Subsidiaries prior to the Closing as provided in Section 2.1(f) and liabilities reflected in the DEFS September 30 Balance Sheet, as of the date of this Agreement, none of the DEFS Subsidiaries is a party to any loan agreement, mortgage, indenture, security agreement or other agreement or instrument relating to the borrowing of money by, or any extension of credit to, any of the DEFS Subsidiaries.

          (d) As of the date of this Agreement, Duke has delivered to Phillips or otherwise made available to Phillips true, correct and complete copies of all DEFS Material Contracts.

          (e) DE Fuels, Inc. is party to a Master Natural Gas Liquids Purchase Agreement, dated November 20, 1998, with Union Pacific Resources Company and Union Pacific Fuels, Inc. which contains confidentiality provisions which restrict the disclosure of the terms of such contract. Duke has reviewed this contract and is satisfied that the terms of this contract reflect customary arms length contract arrangements.

          Section 5.11 REAL PROPERTY. (a) FEE PROPERTIES. Except as otherwise set forth in Schedule 5.11(a) of the Duke Disclosure Schedule, as of the date of this Agreement, the DEFS Subsidiaries own beneficially all real property listed in Schedule 5.11(a) of the Duke Disclosure Schedule (collectively, the "DEFS-OWNED FEE PROPERTIES") and have good and marketable record title to each DEFS-Owned Fee Property, free and clear of all Liens and encumbrances, except for Permitted Encumbrances. Schedule 5.11(a) of the Duke Disclosure Schedule identifies all real property assets the fee title to which is owned, beneficially and/or of record, by the DEFS Subsidiaries as of the date of this Agreement and which are material to the business of the DEFS Subsidiaries.

          (B) REALTY LEASES. As of the date of this Agreement, with respect to all leases of real property of or used by the DEFS Subsidiaries (collectively, the "DEFS LEASES"), beneficial and record legal title to or interest in the DEFS Leases is owned or held by the DEFS Subsidiaries, free and clear of Liens, encumbrances and claims of those claiming by, through or under Duke or the DEFS Subsidiaries, but not otherwise, subject to Permitted Encumbrances. Schedule 5.11(b) of the Duke Disclosure Schedule identifies all leases of real property, other than easements and rights of way, a leasehold interest in which is owned, beneficially and/or of record, by the DEFS Subsidiaries as of the date of this Agreement and which are material to the business of the DEFS Subsidiaries. Except as otherwise set forth in Schedule 5.11(b) of the Duke Disclosure Schedule, as of the date of this Agreement, each of the DEFS Leases is a valid, binding and enforceable (except as such enforceability may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally) obligation of such DEFS Subsidiary and of the lessor under such DEFS Lease. As of the date of this Agreement, except where, individually or in the aggregate, there would not reasonably be expected to be a Material Adverse Effect on DEFS or as otherwise set forth in Schedule 5.11(b) of the Duke Disclosure Schedule, (i) the enforceability of any of the DEFS Leases will not be impaired by the execution or delivery of this Agreement or the Governance Agreement, and (ii) no DEFS Subsidiary is currently participating in any discussions or negotiations regarding termination of any DEFS Lease of a property at which such DEFS Subsidiary conducts business operations prior to the scheduled expiration of such DEFS Lease by reason of a breach or alleged breach by the tenant thereunder.

          (C) EASEMENTS. As of the date of this Agreement, with respect to pipeline easements, rights of way, licenses and land use permits of or used by the DEFS Subsidiaries (collectively, the "DEFS EASEMENTS"), beneficial and record legal title to or interest in the DEFS Easements is owned or held by a DEFS Subsidiary free and clear of Liens, encumbrances and claims of those claiming by, through, or under such DEFS Subsidiary, but not otherwise, subject to Permitted Encumbrances.

          Section 5.12 ENVIRONMENTAL MATTERS. As of the date of this Agreement, except for matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on DEFS, (i) the properties, operations and activities of the DEFS Subsidiaries have been and are in compliance with all applicable Environmental Laws; (ii) the DEFS Subsidiaries are not subject to any existing, pending or, to Duke's knowledge, threatened, action, suit, proceeding or remediation activity under any Environmental Law;
(iii) Hazardous Materials have not at any time been released or disposed of at the properties currently owned, operated, leased or used by the DEFS Subsidiaries and Hazardous Materials were not released or disposed of at properties previously owned, operated, leased or used by the DEFS Subsidiaries at any time prior to the sale or other disposition of such previously owned properties; (iv) the previous and current methods of releasing or disposing of Hazardous Materials generated, used, treated, recycled or stored at, upon or under the properties previously or currently owned, operated, leased or used by the DEFS Subsidiaries have been disclosed to Phillips and the DEFS Subsidiaries are not subject to any liability under applicable Environmental Laws arising in connection with the transportation and off-site disposal of any such Hazardous Materials; and (v) Duke has not restricted access for the review of and copying by Phillips all of the environmental reports, documents, data and other information prepared by or for the DEFS Subsidiaries relating to the properties previously or currently owned, operated, leased or used by any of the DEFS Subsidiaries; PROVIDED, HOWEVER, that the foregoing representations, as they apply to any property, operation, activity or DEFS Subsidiary prior to the date such property, operation, activity or DEFS Subsidiary became owned or controlled, directly or indirectly, by Duke, shall be limited to Duke's knowledge.

          Section 5.13 INTELLECTUAL PROPERTY. (a) As of the date of this Agreement, except for the Duke Trademarks and Logos, DEFS and its Subsidiaries collectively have such ownership of or such rights by license or other agreement to use all patents and patent applications, trademarks and service marks, trademark and service mark registrations and applications, trade names, logos, copyrights and copyright registrations and applications, technology, know-how, processes and other intellectual property rights, United States or foreign (collectively, the "DEFS INTELLECTUAL PROPERTY"), as are necessary to permit the DEFS Subsidiaries to conduct their business as currently conducted, except where the failure to have such ownership, license or right to use would not, individually or in the aggregate, have a Material Adverse Effect on DEFS.

          (b) As of the date of this Agreement, (i) to Duke's knowledge, neither the use of the DEFS Intellectual Property nor the conduct of the business of the DEFS Subsidiaries as currently conducted infringes the intellectual property rights of any third party and there are no present or threatened infringements of the DEFS Intellectual Property by any third party, except, in either case, for such infringements which would not, individually or in the aggregate, have a Material Adverse Effect on DEFS; and (ii) there are no pending or, to Duke's knowledge, threatened proceedings or litigation or other adverse claims by any person relating to the use by any of the DEFS Subsidiaries of any DEFS Intellectual Property or any third party intellectual property.

          Section 5.14 EMPLOYEE BENEFIT PLANS. (a) Schedule 5.14(a) of the Duke Disclosure Schedule includes a complete list of all Duke Plans that are in effect as of the date of this Agreement.

          (b) As of the date of this Agreement, with respect to each Duke Plan listed in Schedule 5.14(a) of the Duke Disclosure Schedule, Duke has delivered or made available to Phillips a true, correct and complete copy of all plan documents and the current summary plan description.

          (c) As of the date of this Agreement, no Duke Plans listed in Schedule 5.14(a) of the Duke Disclosure Schedule are Multiemployer Plans. None of the DEFS Subsidiaries or any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan, and none of the DEFS Subsidiaries or any of their respective ERISA Affiliates has incurred any withdrawal liability under Part I of Subtitle E of Title IV of ERISA that has not been satisfied in full.

          (d) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of any of the DEFS Subsidiaries following the Closing.

          (e) Except as specifically provided in Annex A and except for stock options and other equity based incentive awards granted by Duke to DEFS Employees, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any DEFS Employee. The consummation of the transactions contemplated by this Agreement will not constitute a "change in ownership or control" of Duke within the meaning of Proposed Treasury Regulation Section 1.280G-1.

          (f) The Duke Savings Plan is intended to be qualified under Section 401(a) of the Code.

          Section 5.15 LABOR RELATIONS. As of the date of this Agreement, each of the DEFS Subsidiaries is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, employment discrimination, equal opportunity, affirmative action, workers' compensation, unemployment insurance, immigration and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, except for failures to comply that would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect on DEFS. As of the date of this Agreement, there is no labor strike, slowdown, stoppage or lockout actually pending, or, to the knowledge of Duke, threatened against or affecting any of the DEFS Subsidiaries. Except as identified in Schedule 5.15 of the Duke Disclosure Schedule, there are no collective bargaining agreements or other labor union agreement or understandings to which any of the DEFS Subsidiaries is a party by which any of them is bound. As of the date of this Agreement, none of the DEFS Subsidiaries that is not a party to or bound by any collective bargaining agreements or other labor union agreements or understandings has any knowledge of any labor union organizing activity within the last five years. As of the date of this Agreement, there is no labor dispute, strike, slowdown, stoppage or lockout actually pending, or to the knowledge of Duke, threatened against or affecting any of the DEFS Subsidiaries. As of the date of this Agreement, the DEFS Subsidiaries are in material compliance with and has not triggered any requirements under the Workers Adjustment Restraining Notification Act or similar laws with respect to DEFS Employees.

          Section 5.16 TRANSACTIONS WITH AFFILIATES. Except for transactions contemplated by this Agreement and the Governance Agreement, (i) no director or officer of Duke or its Affiliate (other than the DEFS Subsidiaries) is currently directly or indirectly a party to any transaction with any DEFS Subsidiary, including any agreement, arrangement or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payment to any such director or officer and (ii) none of the DEFS Subsidiaries has any outstanding material contract, agreement or other arrangement with Duke or any of its Affiliates (other than the DEFS Subsidiaries ) or has engaged in any material transaction with Duke or its Affiliates (other than the DEFS Subsidiaries) since January 1, 1999.

          Section 5.17 PERSONAL PROPERTY. As of the date of this Agreement, the DEFS Subsidiaries own, or hold valid leasehold interests in, the personal property owned or used by them, in each case, free and clear of all Liens, except for such Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on DEFS.

          Section 5.18 YEAR 2000. The DEFS Subsidiaries have initiated a review and assessment of the Year 2000 Problem, have developed a plan for addressing the Year 2000 Problem on a timely basis and have to date implemented such plan, except where their failure to do so would not reasonably be expected to have a Material Adverse Effect on DEFS. As of the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect on DEFS, to Duke's knowledge, none of the assets or equipment owned or utilized by any of the DEFS Subsidiaries will fail to perform because of, or due in any way to, a Year 2000 Problem. As of the date of this Agreement, to Duke's knowledge, no vendor, supplier or customer of the DEFS Subsidiaries is reasonably expected to experience a Year 2000 Problem that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on DEFS.

          Section 5.19 INSURANCE. Each DEFS Subsidiary is, and has been continuously since June 18, 1997 (or, if later, the date such DEFS Subsidiary became a Subsidiary of Duke), insured with Duke-affiliated insurance companies or with third-party insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the DEFS Subsidiaries during such time period. As of the date of this Agreement, none of the DEFS Subsidiaries has received any notice of cancellation or termination with respect to any insurance policy of any of the DEFS Subsidiaries which would reasonably be expected to have a Material Adverse Effect on DEFS. Duke has made available to Phillips accurate and complete copies of all insurance policies in effect as of the date of this Agreement.

          Section 5.20 PUBLIC UTILITY HOLDING COMPANY ACT. None of the DEFS Subsidiaries is a "public utility company" or a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 5.21 THE COMPANY. The Company has not and prior to the Closing Date will not engage in any activities of any nature except as provided in or contemplated by this Agreement or the Governance Agreement.

          Section 5.22 SUFFICIENCY OF CONTRIBUTION. Except as disclosed elsewhere in this Agreement or in the Duke Disclosure Schedule, the DEFS Subsidiaries (excluding any Duke

Excluded Assets and Liabilities but including the contract referred to in
Section 5.10(e)) collectively hold all right, title and interest of Duke and its Affiliates, in and to all properties, rights, assets and liabilities (other than the Duke Excluded Assets and Liabilities) used (i) by Duke in conducting its midstream natural gas gathering and processing operations in the continental United States and Canada as of the date of this Agreement and (ii) by DEFS Subsidiaries in conducting its natural gas marketing operations as of the date of this Agreement.

                                   ARTICLE VI

                                    COVENANTS

          Section 6.1 INVESTIGATION OF BUSINESS; ACCESS TO PROPERTIES AND RECORDS. (a) From the date of this Agreement through the Closing, Duke and Phillips shall cause the DEFS Subsidiaries and the PGC Subsidiaries, respectively, to afford to representatives of the other Party reasonable access to their offices, properties, books and records during normal business hours, in order that the other Party may have a full opportunity to make such investigations as it desires of their affairs (including Phase I environmental testing); PROVIDED, HOWEVER, that such investigation shall be at reasonable times and upon reasonable notice and shall not unreasonably disrupt the personnel and operations of Duke or any of the DEFS Subsidiaries or Phillips or any of the PGC Subsidiaries, respectively. All requests for access to the offices, properties, books, and records relating to the DEFS Subsidiaries or the PGC Subsidiaries shall be made to such representatives designated in writing by Duke or Phillips, as appropriate (the "DESIGNATED REPRESENTATIVES"), which Designated Representatives shall be solely responsible for coordinating all such requests and all access permitted hereunder. Neither Duke nor Phillips nor their respective representatives shall contact any of the employees, customers or suppliers of the other Party and its Subsidiaries, in connection with the transactions contemplated by this Agreement and the Governance Agreement, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of the other Party's Designated Representatives, which consent shall not be unreasonably withheld.

          (b) Any information provided to a Party or its representatives pursuant to this Agreement or the Governance Agreement shall be held by such Party and its representatives in accordance with, and shall be subject to the terms of, Section 6.4 of the Governance Agreement. From and after the Closing, each Party shall, and shall cause its Affiliates to, maintain in confidence and not use nonpublic information of the other Party, except as otherwise specifically permitted by this Agreement or the Governance Agreement or as required by law.

          (c) Except as contemplated by this Agreement and the Governance Agreement, each of Phillips and Duke agrees, and agrees to cause its representatives not to, until the earlier of the Closing or termination of this Agreement in accordance with its terms, not to (i) enter into any agreement with any third party, or engage in any discussions with attorneys, investment bankers, other advisors or representatives or any third party, regarding a transaction involving the sale or a public offering of, or creation of a joint venture involving, all or any material portion of the operations of the PGC Subsidiaries or the DEFS Subsidiaries, as applicable, or (ii) solicit, initiate or encourage offers in respect thereof or otherwise prepare for or take any actions intended to prepare for an initial public offering of all or any material portion of such business.

          (d) The Company agrees to (i) hold all of the books and records of each of the DEFS Subsidiaries and the PGC Subsidiaries existing on the Closing Date and not to destroy or dispose of any thereof for a period of four years from the Closing Date or such longer time as may be required by law, and thereafter, if it desires to destroy or dispose of such books and records, to offer first in writing at least 60 days prior to such destruction or disposition to surrender them to Duke or Phillips, respectively, and (ii) following the Closing Date to afford Duke and Phillips, their respective accountants and counsel, during normal business hours, upon reasonable notice, full access to such books and records to the extent that such access may be requested for any legitimate purpose at no cost to Duke or Phillips (other than for reasonable out-of-pocket expenses); PROVIDED, HOWEVER, that nothing herein shall limit any of Duke's or Phillips' respective rights of discovery pursuant to any legal proceeding. The Company shall have the same rights, and Duke and Phillips, respectively, the same obligations, as are set forth above in this Section 6.1(c) with respect to any books, non-privileged records and employees of Duke or Phillips pertaining to the Company and its Subsidiaries, with the exception of Tax Returns. The Company will provide additional information to the extent reasonably requested and required by Duke or Phillips for a legitimate purpose.

          Section 6.2 CONSENTS AND APPROVALS. (a) Subject to the terms and conditions of this Agreement and the Governance Agreement, each of Duke and Phillips agrees to use its reasonable best efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Governance Agreement, (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party (including any Governmental Entity), that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Governance Agreement from other parties to material loan agreements, leases and other contracts, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting its ability to consummate the transactions contemplated by this Agreement and the Governance Agreement and (iv) to fulfill all conditions to this Agreement and the Governance Agreement. Subject to applicable laws relating to the exchange of information, Duke and Phillips shall reasonably cooperate with and inform each other as to all submissions and communications relating to the DEFS Subsidiaries or the PGC Subsidiaries, as the case may be, made with any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Governance Agreement. In no event, however, shall either of Duke or Phillips be obligated to pay any money to any Person or to offer or grant other financial or other accommodations to any person in connection with its obligations under this Section 6.2.

          (b) Notwithstanding anything to the contrary in this Agreement, in the event of any sale of non-current assets approved by Duke or Phillips, as applicable, pursuant to Sections 6.2, 6.4, 6.5, or 6.6(c) at the Closing all after-Tax proceeds from such sale shall be held by the DEFS Subsidiary or the PGC Subsidiary (or its respective successor entity) that previously held the sold asset and the representations and warranties in Articles IV and V shall be deemed to be adjusted appropriately.

          (c) In furtherance and not in limitation of the foregoing, each of Duke and Phillips agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and in any event within ten Business Days of the date of this Agreement, (ii) if the Federal Trade Commission or the Department of Justice, as applicable, issues a request for additional documentary material and information pursuant to the HSR Act (a "SECOND REQUEST") in connection with the transaction contemplated by this Agreement, respond to the Second Request as promptly as possible and, in any event, certify compliance with the Second Request within 60 days of the date of issue of the Second Request and (iii) complete the review process under the HSR Act to permit the consummation of the transactions contemplated by this Agreement and the Governance Agreement including causing the expiration or termination of the applicable waiting periods under the HSR Act as soon as possible.

          Section 6.3 FURTHER ASSURANCES. (a) Subject to Section 6.8, Duke and Phillips agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver, or cause to be executed and delivered, such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents of this Agreement and the Governance Agreement.

          (b) To the extent not already in the possession of the Company or its Subsidiaries on or before the Closing Date, Duke shall deliver to the Company all original agreements, documents, books, records and files relating to the ownership or operation of the DEFS Subsidiaries' businesses or their respective properties or assets, including, all books of account, journals and ledgers, correspondence, memoranda, maps, plats, customer lists, information and account histories, supplier lists and information, personnel records relating to DEFS Employees, engineering plans, property records, title insurance policies, records relating to all DEFS Easements (regardless of whether a DEFS Subsidiary is the holder of record title thereof), stock certificates and stock transfer records, minute books and corporate seals.

          (c) To the extent not already in the possession of the Company or its Subsidiaries on or before the Closing Date, Phillips shall deliver to the Company all original agreements, documents, books, records and files relating to the ownership or operation of the PGC Subsidiaries' businesses or their respective properties or assets, including, all books of account, journals and ledgers, correspondence, memoranda, maps, plats, customer lists, information and account histories, supplier lists and information, personnel records relating to PGC Employees, engineering plans, property records, title insurance policies, records relating to all PGC Easements (regardless of whether a PGC Subsidiary is the holder of record title thereof), stock certificates and stock transfer records, minute books and corporate seals.

          Section 6.4 CONDUCT OF THE PHILLIPS GAS BUSINESS. From the date of this Agreement through the Closing, except as disclosed in Schedule 6.4 of the Phillips Disclosure Schedule or otherwise provided for in, or contemplated by, this Agreement or the Governance Agreement, and, except as consented to or approved by Duke in writing, Phillips covenants and agrees that:

          (a) each of the PGC Subsidiaries shall operate its business in the ordinary course in substantially the same manner as conducted as of the date hereof;

          (b) none of the PGC Subsidiaries shall (i) amend its respective certificate or articles of incorporation or by-laws or comparable organizational documents or (ii) make any change in its authorized or issued capital stock, limited liability company interests or other equity interests;

          (c) none of the PGC Subsidiaries shall (i) issue, sell or agree to issue or sell any shares of its capital stock, limited liability company interests or any other securities (including any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock, limited liability company interests or other securities) or (ii) redeem, purchase or otherwise acquire, directly or indirectly, any securities of any of the PGC Subsidiaries;

          (d) except in the ordinary course of business or as otherwise provided for in or contemplated by this Agreement or the Governance Agreement, none of the PGC Subsidiaries shall enter into any joint venture, partnership or other similar arrangement;

          (e) except (i) in the ordinary course of business (including the purchase of natural gas and supplies in the ordinary course of business), (ii) for the acquisition set forth in Schedule 6.4(e) of the Phillips Disclosure Schedule and any other acquisition involving expenditures of less than $10,000,000, or (iii) as otherwise provided for in or contemplated by this Agreement or the Governance Agreement, none of the PGC Subsidiaries shall (A) acquire any material assets or securities of any Person or any interests therein or (B) except pursuant to Section 6.2, sell, assign, license, transfer, lease (as lessor) or otherwise dispose of any material assets or securities;

          (f) except as contemplated by PGC's 2000 capital expenditure forecasts set forth in Schedule 6.4(f) of the Phillips Disclosure Schedule, and except for acquisitions permitted under Section 6.4(e), none of the PGC Subsidiaries shall make or authorize any capital expenditure or expenditures that (i) in the aggregate are in excess of 5% of PGC's 2000 capital expenditure forecast and
(ii) will be paid for by the Company following the Closing;

          (g) none of the PGC Subsidiaries shall make any change in any of its present financial accounting methods and practices, except as required by changes in GAAP;

          (h) except as contemplated in Section 2.1(e), Section 2.1(f) and
Section 2.1(h), none of the PGC Subsidiaries shall declare or pay any dividend or make any similar distribution or payment, directly or indirectly, with respect to securities of any PGC Subsidiary;

          (i) except where the applicable PGC Subsidiary is in good faith contesting the same (with appropriate reserves), none of the PGC Subsidiaries shall fail to pay when due (i) any trade accounts payable; (ii) any payments required by any indentures, mortgages, financing arrangements, loan agreements or similar arrangements; or (iii) any other obligations;

          (j) except in the ordinary course of business or as otherwise provided for in or contemplated by this Agreement or the Governance Agreement, none of the PGC Subsidiaries shall (i) incur any indebtedness for borrowed money other than from Phillips or its Affiliates, issue any debt securities other than to Phillips and its Affiliates or assume, guarantee, endorse or otherwise be responsible for the obligations of any other persons or (ii) mortgage or encumber any of their respective properties or assets other than with Liens that do not materially restrict or detract from the value of such properties or assets; and

          (k) none of Phillips or its Affiliates (including PGC Subsidiaries) shall agree to take any action prohibited by this Section 6.4.

           Notwithstanding the provisions of this Section 6.4, nothing in this Agreement or the Governance Agreement shall be construed or interpreted to prevent the PGC Subsidiaries from (i) paying or making regular or special dividends or other distributions consisting of cash, (ii) making or accepting inter or intra company advances to, from or with one another or with Phillips or any of its Affiliates or (iii) engaging in any transaction incident to the normal cash management procedures of Phillips and its Affiliates prior to the Closing, PROVIDED that as of the Closing, the Net Working Capital of the PGC Subsidiaries shall equal zero.

          Section 6.5 CONDUCT OF THE DUKE GAS BUSINESS. From the date of this Agreement through the Closing, except as disclosed in Schedule 6.5 of the Duke Disclosure Schedule or otherwise provided for in, or contemplated by, this Agreement or the Governance Agreement, and, except as consented to or approved by Phillips in writing, Duke covenants and agrees that:

          (a) each of the DEFS Subsidiaries shall operate its business in the ordinary course in substantially the same manner as conducted as of the date hereof;

          (b) none of the DEFS Subsidiaries shall (i) amend its respective certificate or articles of incorporation or by-laws or comparable organizational documents or (ii) make any change in its authorized or issued capital stock, limited liability company interests or other equity interests;

          (c) none of the DEFS Subsidiaries shall (i) issue, sell or agree to issue or sell any shares of its capital stock, limited liability company interests or any other securities (including any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock, limited liability company interests or other securities) or (ii) redeem, purchase or otherwise acquire, directly or indirectly, any securities of any of the DEFS Subsidiaries;

          (d) except in the ordinary course of business or as otherwise provided for in or contemplated by this Agreement or the Governance Agreement, none of the DEFS Subsidiaries shall enter into any joint venture, partnership or other similar arrangement;

          (e) except (i) in the ordinary course of business (including the purchase of natural gas and supplies in the ordinary course of business) (ii) for the acquisitions set forth in Schedule 6.5(e) of the Duke Disclosure Schedule and any other acquisition involving expenditures of less than $10,000,000, or (iii) as otherwise provided for in or contemplated by this Agreement or the Governance Agreement, none of the DEFS Subsidiaries shall (A) acquire any material assets or securities of any Person or any interests therein or (B) except pursuant to Section 6.2, sell, assign, license, transfer, lease (as lessor) or otherwise dispose of any material assets or securities;

          (f) except as contemplated by DEFS's 2000 capital expenditure forecasts set forth in Schedule 6.5(f) of the Duke Disclosure Schedule, and except for acquisitions permitted under Section 6.5(c), none of the DEFS Subsidiaries shall make or authorize any capital expenditure or expenditures that (i) in the aggregate are in excess of 5% of DEFS's 2000 capital expenditure forecast and (ii) will be paid for by the Company following the Closing;

          (g) none of the DEFS Subsidiaries shall make any change in any of its present financial accounting methods and practices, except as required by changes in GAAP;

          (h) except as contemplated in Section 2.1(b)(i), Section 2.1(d),
Section 2.1(f) and Section 2.1(g), none of the DEFS Subsidiaries shall declare or pay any dividend or make any similar distribution or payment, directly or indirectly, with respect to securities of any DEFS Subsidiary;

          (i) except where the applicable DEFS Subsidiary is in good faith contesting the same (with appropriate reserves), none of the DEFS Subsidiaries shall fail to pay when due (i) any trade accounts payable or (ii) any payments required by any indentures, mortgages, financing arrangements, loan agreements or similar arrangements;

          (j) except in the ordinary course of business or as otherwise provided for in or contemplated by this Agreement or the Governance Agreement, none of the DEFS Subsidiaries shall (i) incur any indebtedness for borrowed money other than from Duke or its Affiliates, issue any debt securities other than to Duke and its Affiliates or assume, guarantee, endorse or otherwise be responsible for the obligations of any other persons or (ii) mortgage or encumber any of their respective properties or assets other than with Liens that do not materially restrict or detract from the value of such properties or assets; and

          (k) none of Duke or its Affiliates (including the DEFS Subsidiaries) shall agree to take any action prohibited by this Section 6.5.

           Notwithstanding the provisions of this Section 6.5, nothing in this Agreement or the Governance Agreement shall be construed or interpreted to prevent the DEFS Subsidiaries from (i) paying or making regular or special dividends or other distributions consisting of cash, (ii) making or accepting inter or intra company advances to, from or with one another or with Duke or any of its Affiliates or (iii) engaging in any transaction incident to the normal cash management procedures of Duke and its Affiliates prior to the Closing, PROVIDED that as of the Closing, the Net Working Capital of the DEFS Subsidiaries shall equal zero.

          Section 6.6 PRESERVATION OF BUSINESS. (a) Subject to the terms and conditions of this Agreement and the Governance Agreement, Duke shall, and shall cause the DEFS Subsidiaries to, use reasonable efforts to preserve the business of the DEFS Subsidiaries intact, to keep available to the DEFS Subsidiaries and the Company the services of the DEFS Employees and to preserve the goodwill of customers and others having business relations with the DEFS Subsidiaries in all material respects.

          (b) Subject to the terms and conditions of this Agreement and the Governance Agreement, Phillips shall, and shall cause the PGC Subsidiaries to, use reasonable efforts to preserve the business of the PGC Subsidiaries intact, to keep available to the PGC Subsidiaries and the Company the services of the PGC Employees and to preserve the goodwill of customers and others having business relations with the PGC Subsidiaries in all material respects.

          (c) Prior to the Closing, Duke shall cause the DEFS Subsidiaries to consummate the sale and disposition of their interest in that certain partnership identified on the Duke Disclosure Schedule as the General Partnership for Westana Gathering Company.

          Section 6.7 PUBLIC ANNOUNCEMENTS. Except as otherwise required by law, each of Duke and Phillips will consult with the other and obtain the consent of the other (which consent shall not be unreasonably withheld or delayed) before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make, any public statements with respect to this Agreement or the Governance Agreement or the transactions contemplated hereby and thereby.

          Section 6.8 PGC EASEMENTS. (a) For purposes of this Agreement, all of the PGC Easements shall be classified as either "PGC Single-User Easements" or "PGC Multiple-User Easements". Phillips holds legal title to numerous PGC Easements for the benefit of the PGC Subsidiaries (or, in the case of certain PGC Multiple-User Easements, for the joint benefit of one or more PGC Subsidiaries, with respect to certain existing pipelines used in connection with such PGC Subsidiaries' business, and Phillips, with respect to the remainder of such PGC Multiple-User Easement). In addition, the PGC Subsidiaries hold legal title to certain PGC Multiple-User Easements for the joint benefit of Phillips, with respect to certain existing pipelines used in connection with Phillips' business, and a PGC Subsidiary, with respect to the remainder of such PGC Multiple-User Easement. Duke and the Company acknowledge and agree that it will not be feasible prior to Closing to effect comprehensive assignments of record legal title with respect to all of the PGC Single-User Easements, or all of the partial easement rights ("PGC PARTIAL EASEMENT RIGHTS") in PGC Multiple-User Easements held by Phillips for the benefit of the PGC Subsidiaries, nor will it be feasible prior to Closing to effect comprehensive assignments of legal title with respect to all of the partial easement rights ("PHILLIPS PARTIAL EASEMENT RIGHTS") in PGC Multiple-User Easements owned by the PGC Subsidiaries for the benefit of Phillips.

          (b) Accordingly, (i) at or prior to the Closing, Phillips shall assign to the PGC Subsidiaries all of Phillips' beneficial interest in all PGC Single-User Easements and all PGC Partial Easement Rights in PGC Multiple-User Easements owned by Phillips; (ii) at or prior to the Closing, Phillips shall cause the PGC Subsidiaries to assign to Phillips all of the beneficial interest in all Phillips Partial Easement Rights in PGC Multiple-User Easements owned by the PGC Subsidiaries; (iii) subsequent to the Closing, Phillips will continue to hold record legal title to those PGC Single-User Easements described in the second sentence of Section 6.8(a) (and all PGC Partial Easement Rights in each PGC Multiple-User Easement held by Phillips) for the use and benefit of the affected PGC Subsidiary, and otherwise upon and subject to the applicable provisions of this Section 6.8, until such time as record legal title to such PGC Single-User Easement or such PGC Partial Easement Rights, as the case may be, shall have been assigned to a PGC Subsidiary pursuant to Section 6.8(d) hereof; and (iv) subsequent to the Closing, the applicable PGC Subsidiaries will continue to hold legal title to all Phillips Partial Easement Rights in each PGC Multiple-User Easement owned by any PGC Subsidiary for the use and benefit of Phillips, and otherwise upon and subject to the applicable provisions of this

Section 6.8, until such time as record legal title to such Phillips Partial Easement Rights shall have been assigned to Phillips pursuant to Section 6.8(h) hereof.

          (c) In connection with any PGC Single-User Easement (or any PGC Partial Easement Rights in a PGC Multiple-User Easement held by Phillips) to which Phillips, pursuant to this Section 6.8, shall retain legal title subsequent to the Closing for the benefit (in whole or part) of any PGC Subsidiary (each a "PHILLIPS RETAINED EASEMENT"), Phillips shall hold such Phillips Retained Easement and exercise and enforce its rights thereunder for the use and benefit of, and in such manner as may be reasonably directed by, the appropriate PGC Subsidiary. Without limiting the generality of the foregoing, Phillips shall not, without the prior written consent of the Company in each instance, execute any document or instrument, or take any other affirmative action, that is intended or could reasonably be expected to have the effect of terminating, surrendering, canceling, revoking, limiting, rescinding or otherwise impairing or interfering with any such Phillips Retained Easement, or the rights, privileges and benefits of any PGC Subsidiary with respect thereto, including any assignment or other disposition of any such Phillips Retained Easement in favor of any Person other than the Company or a PGC Subsidiary. In connection with Phillips Retained Easement, Duke and Phillips agree as follows:

          (i) Phillips shall indemnify, defend and hold harmless the Company and its Subsidiaries from and against any and all Damages, excluding consequential and punitive Damages, suffered or incurred by the Company or such Subsidiaries after Closing as a result of the failure of Phillips to have assigned such Phillips Retained Easement to the PGC Subsidiaries by the Closing Date (all necessary third party consents having been obtained); PROVIDED, HOWEVER, that such indemnity shall not extend to any Damages resulting from or attributable to the failure or inability of the Company to obtain financing for the transactions contemplated by this Agreement.

          (ii) The Company shall indemnify, defend and hold harmless Phillips and the Phillips Retained Affiliates from and against any and all Damages, excluding consequential and punitive Damages, suffered or incurred by such entities after Closing in respect of such Phillips Retained Easement to the extent such Damages consist of Subject Easement Liabilities that the Company would have been responsible for, had such Phillips Retained Easement been assigned to the PGC Subsidiaries by the Closing Date (all necessary third party consents having been obtained).

As used in this Section 6.8(c), the term "SUBJECT EASEMENT LIABILITIES" shall mean, with respect to a Phillips Retained Easement, any and all payment obligations to third parties, including lease rentals, renewal fees, ad valorem and other taxes, arising and relating to the period from and after Closing in respect of such Phillips Retained Easement.

          (d) Prior to the Closing, Phillips, in consultation with the Company, shall develop a timetable and action plan pursuant to which record legal title to all of the PGC Single-User Easements (and all of the PGC Partial Easement Rights in PGC Multiple-User Easements) which are to be held by Phillips subsequent to the Closing for the benefit of the PGC Subsidiaries will be assigned of record to the PGC Subsidiary whose related pipelines or equipment make use of such PGC Single-User Easements (or such PGC Partial Easement Rights, as the case may be) as expeditiously as is reasonably practicable, but in any event not later than the applicable date stated in Section 6.8(e) (as extended pursuant to the terms hereof, the "EASEMENT ASSIGNMENT DEADLINE"). Subsequent to the Closing, all of such PGC Single-User Easements (and all of such PGC Partial Easement Rights in PGC Multiple-User Easements) shall, subject to the provisions of the last sentence of Section 6.8(e) hereof, be assigned to the applicable PGC Subsidiary in accordance with such timetable and action plan. Each assignment of legal title to a PGC Single-User Easement (or any PGC Partial Easement Rights in a PGC Multiple-User Easement, as the case may be) shall be by special warranty assignment in recordable form customary for the state in which the property affected by such PGC Single-User Easement or PGC Multiple-User Easement is located, and shall be without warranty of title or completeness other than a special warranty of title as against those claiming by, through, or under Phillips and not otherwise, and subject to Permitted Encumbrances. Counsel for the Company shall have the right to monitor Phillips' process of preparing such assignments and the property descriptions therefor from time to time at Phillips' offices. Such counsel shall also have the right to review selected samples of such assignments and descriptions to check whether same accurately reflect the contents of Phillips' files. All such assignments and descriptions shall be reasonably satisfactory to the Company and its counsel. Phillips shall cause each such special warranty assignment to be filed of record in the appropriate land title recording office, and shall pay all recording fees, deed stamp taxes and other costs incurred in connection with such recordation. Phillips shall use reasonable efforts to complete such assignments in the order of the relative value of the applicable PGC Easements, with the most valuable PGC Easements to be assigned first; PROVIDED, HOWEVER, that nothing contained in this sentence shall be construed as requiring Phillips to assign any PGC Gathering Easement prior to the Easement Assignment Deadline for the PGC Trunkline Easements as set forth in Section 6.8(e) (as each such term is hereinafter defined). If requested to do so by the Company, Phillips shall use reasonable efforts to change the order in which PGC Single-User Easements (and PGC Partial Easement Rights) are scheduled to be assigned pursuant to this
Section 6.8 to accommodate the business requirements of the Company; PROVIDED, HOWEVER, that if the Company shall request Phillips to defer the assignment of any PGC Trunkline Easement until after the assignment of any PGC Gathering Easement (including, without limitation, under the circumstances described in Section 6.8(f) hereof), then the Easement Assignment Deadline specified in
Section 6.8(e) with respect to the PGC Trunkline Easements shall be extended as to such PGC Trunkline Easement to the extent reasonably necessary to enable Phillips to comply with such request.

          (e) The PGC Easements relating to the pipelines identified in Schedule 6.8(e) annexed to this Agreement are herein called the "PGC TRUNKLINE EASEMENTS". The PGC Easements, other than the PGC Trunkline Easements, are herein called the "PGC GATHERING EASEMENTS". With respect to the PGC Trunkline Easements for which legal title is to be assigned subsequent to the Closing pursuant to Section 6.8(d), the applicable Easement Assignment Deadline is 120 days following the date of this Agreement, subject to the provisions of the last sentence of this Section 6.8(e). With respect to the PGC Gathering Easements for which record legal title is to be assigned subsequent to the Closing pursuant to
Section 6.8(d), the applicable Easement Assignment Deadline is 14 months from the date of this Agreement subject to the provisions of the last sentence of this Section 6.8(e). Not later than 30 days after each of the Easement Assignment Deadlines, Phillips shall furnish the Company a certificate of a duly authorized officer of Phillips, certifying that the obligations of Phillips required to have been performed on or prior to such Easement Assignment Deadline have been complied with in all material respects as of the date of such officer's certificate, or to the extent that such certification cannot accurately be made, specifying the reasons therefor; PROVIDED that no such certificate shall affect Phillips' obligations or the Company's rights under the other provisions of this Section 6.8. Notwithstanding anything appearing to the contrary in Section 6.8(d) hereof or in this Section 6.8(e), with respect to any Phillips Retained Easement the assignment of which requires the consent or approval of any Governmental Entity or other third party, (i) the Easement Assignment Deadline for such Phillips Retained Easement that would otherwise be applicable to such Phillips Retained Easement but for the operation of this sentence shall be extended by 60 days in the case of a PGC Trunkline Easement and 90 days in the case of a PGC Gathering Easement, but in each case no later than that date which is 30 calendar days after such consent or approval shall have been obtained; and (ii) Phillips shall continue subsequent to the Closing to use commercially reasonable efforts to obtain such consent or approval.

          (f) At any time following Closing but prior to the applicable Easement Assignment Deadline, the Company may notify Phillips in writing that the Company, because of significant business needs or opportunities of the Company as to which time is of the essence (as determined in good faith by the General Counsel of the Company), requires Phillips to complete promptly the transfer of record legal title to the PGC Subsidiaries of specified Phillips Retained Easements identified by the Company as being directly involved in such business needs or opportunities. If Phillips fails to complete such transfer within 30 days following such notice, the Company shall have the right, but not the obligation, to take such of the following actions as it reasonably deems necessary or appropriate to remedy such failure ("EASEMENT CURATIVE ACTIONS"):
(i) the preparation of an assignment (conforming to the requirements set forth in Section 6.8(d)hereof) for the applicable Phillips Retained Easement, (ii) the payment of any amounts required to be paid to a third party for the granting of any consents required for such assignment, (iii) obtaining a new easement for the existing pipeline, (iv) provided that none of the other Easement Curative Actions are reasonably likely, in the good faith opinion of the Company, to remedy such failure, obtaining an easement for a replacement pipeline and laying a pipeline in such easement; and (v) such other actions as are reasonable under the circumstances. Phillips shall give the Company and its representatives reasonable access to any records in the possession of Phillips or its Subsidiaries necessary for the Company to prepare such assignments and property descriptions therefor, PROVIDED such access does not unreasonably interfere with any significant business need or opportunity as to which time is of the essence. Within 20 days following request, Phillips shall reimburse the Company for all commercially reasonable costs incurred by the Company for the Easement Curative Actions (including reimbursement for Company personnel time at their normal hourly rates). The provisions of this Section 6.8(f) shall not limit the indemnification obligations of Phillips under Section 6.8(c).

          (g) With respect to any Phillips Retained Easements that (i) have not been transferred to the applicable PGC Subsidiary as of the applicable Easement Assignment Deadline due to the failure to obtain a Governmental Entity or other third party consent and (ii) with respect to which Phillips shall have diligently used commercially reasonable efforts to obtain such consent during the period beginning on the date hereof and ending on the applicable Easement Assignment Deadline and Phillips agrees to provide the Company a summary of its efforts in that regard to date, Duke and Phillips agree as follows:

          (i) Phillips shall have the right, for a period of 10 days following such Easement Assignment Deadline, to approach the Company and propose any lawful arrangements (including an extension of the Easement Assignment Deadline) that Phillips believes will ultimately lead to the receipt of the applicable unobtained consent within a reasonable period of time or eliminate (in a lawful way) the need therefor, in either case without exposing the Company to any undue risks;

          (ii) The Company shall consider any such proposals in good faith and shall act in a commercially reasonable manner (considering the interests of both parties) in deciding whether to accept or reject any such proposal; and

          (iii) For so long as the Company is considering any such proposal made by Phillips, the Company will refrain from exercising its rights under the remaining provisions of this Section 6.8(g) with respect to the applicable PGC Easement.

Subject to the preceding provisions of this Section 6.8(g), at any time following the applicable Easement Assignment Deadline, the Company may take one or more Easement Curative Actions with respect to any PGC Easements which shall not have been transferred by such Easement Assignment Deadline (without regard to the existence of any significant business need or opportunity as to which time is of the essence) and, in such event, the Company and Phillips shall have the same rights and obligations as stated in Section 6.8(f) with respect to such Easement Curative Actions; provided, however, that the Company may take the Easement Curative Actions described in clauses (i) and (ii) of the third sentence of Section 6.8(f) upon prior written notice to Phillips even in the absence of commercially reasonable business needs of the Company or a PGC Subsidiary, and nevertheless Phillips shall reimburse the Company for its reasonable costs incurred in connection with the taking of the Easement Curative Actions. Each of Duke and the Company acknowledges and agrees that its remedies against Phillips for any failure on the part of Phillips to complete the transfer of legal title to any PGC Easement by the applicable Easement Assignment Deadline, or any earlier date required under Section 6.8(f) (but not its other obligations under this Section 6.8), shall be limited exclusively to
(A) seeking indemnification upon and subject to the terms, conditions and limitations set forth in Section 6.8(c), and (B) taking one or more of the Easement Curative Actions described in clauses (i) through (v) of Section 6.8(f) hereof, upon and subject to the terms, conditions and limitations set forth in
Section 6.8(f) or this Section 6.8(g), as applicable.

          (h) As expeditiously as is reasonably practicable, but in any event not later than that date which is nine months after the Closing, record legal title to all of the Phillips Partial Easement Rights which are held by any PGC Subsidiaries subsequent to the Closing for the benefit of Phillips shall be assigned of record to Phillips or the Phillips Retained Affiliate designated by Phillips. Each assignment of record legal title to any Phillips Partial Easement Rights in a PGC Multiple-User Easement shall be by special warranty assignment in recordable form customary for the state in which the property affected by such PGC Multiple-User Easement is located, and shall be without warranty of title or completeness other than a special warranty of title as against those claiming by, through, or under the Company or any PGC Subsidiary and not otherwise, and subject to Permitted Encumbrances. Phillips shall prepare forms of assignment and the property descriptions therefor and furnish the same for review and approval by the Company and its counsel, such approval not to be unreasonably withheld or delayed. Phillips shall cause each such special warranty assignment to be filed of record in the appropriate land title recording office, and shall pay all recording fees, deed stamp taxes and other costs incurred in connection with such recordation. If requested to do so by Phillips, the Company and the PGC Subsidiaries shall use reasonable efforts to schedule the assignment of Phillips Partial Easement Rights pursuant to this
Section 6.8(h) so as to accommodate the business requirements of Phillips.

          (i) The instrument creating any PGC Multiple-User Easement may give the easement holder the right to lay one or more additional pipelines on and across the servient tenement. The partial assignment of such easement to be completed pursuant to the provisions of this Section 6.8 shall provide that (i) both assignor and assignee shall have the right to lay a replacement pipeline and (ii) either assignor or assignee (but not both) shall have the right to lay additional pipelines (unless expressly permitted by the provisions of the instrument creating such easement). The party (as between assignor and assignee) to receive such right to lay additional pipelines (the "ADDITIONAL LINE PARTY") shall be (i) the party with the greater number of existing pipelines across the easement or (ii) if each party has the same number of existing pipelines across the easement, the party who has the greater demonstrated need (present or projected future over a period of three years) for additional pipeline capacity at such location. The determination of each party's "demonstrated need" for additional pipeline capacity shall be on a case-by-case basis. The Company and Phillips shall share information and attempt to reach agreement as promptly as possible with respect to each such PGC Easement. If, however, such parties fail to reach agreement within ten (10) days after written notice given by either party to the other, then the issue of which party shall be the Additional Line Party for a particular PGC Easement shall be submitted to a mutually agreeable third party whose determination shall be binding on the Company and Phillips. At any time and from time to time following the execution and delivery of a partial assignment, the Additional Line Party shall consider and accommodate where lawful and feasible consistent with the Additional Line Party's needs, a request by the other party to the partial assignment and to the extent permitted pursuant to the provisions of the underlying easement instrument and applicable law, for a grant to such other party of the right to lay an additional pipeline on and across the servient tenement or the establishment of an agency, subcontracting, sublicensing or subleasing arrangement satisfactory to both parties under which such other party would obtain the claims, rights and benefits and assume the corresponding liabilities and obligations thereunder with respect to an additional pipeline.

          (j) If Duke or any Duke Retained Affiliate holds legal title to any of the DEFS Easements for the benefit of DEFS or the DEFS Subsidiaries (or, in the case of certain DEFS Multiple-User Easements, for the joint benefit of one or more DEFS Subsidiaries, with respect to certain existing pipelines used in connection with such DEFS Subsidiaries' business, and Duke or such Duke Retained Affiliate, as the case may be, with respect to the remainder of such DEFS Multiple-User Easement), or DEFS and the DEFS Subsidiaries hold legal title to any of the DEFS Multiple-User Easements for the joint benefit of Duke or any Duke Retained Affiliate, with respect to certain existing pipelines used in connection with Duke's business, and DEFS or a DEFS Subsidiary, with respect to the remainder of such DEFS Multiple-User Easement, then reciprocal covenants corresponding to the covenants of Phillips set forth in Sections 6.8(a) through 6.8(h) hereof relating to the PGC Easements shall be deemed incorporated in this Agreement and shall be applicable to and binding upon the parties hereto with respect to the affected DEFS Easements.

          Section 6.9 ASSIGNMENT OF CONTRACTS, LEASES, PERMITS, ETC.
(a) Anything in this Agreement or the Governance Agreement to the contrary notwithstanding, this Agreement and the Governance Agreement shall not constitute an agreement to assign any contract, lease or Permit or any claim, right or benefit if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto or in any way adversely affect the rights of the Company, a DEFS Subsidiary or a PGC Subsidiary thereunder.

          (b) With respect to any contract, lease or Permit necessary to the conduct of business of the DEFS Subsidiaries or the PGC Subsidiaries as presently conducted (and any claim, right or benefit arising thereunder or resulting therefrom) and not currently held by a DEFS Subsidiary or a PGC Subsidiary, other than the matters addressed in Sections 6.8, 6.18 and 6.19 (including the PGC Easements) and 6.20, Duke, Phillips and the Company will use their reasonable best efforts to obtain as expeditiously as possible the written consent of the other parties to such contract, lease or Permit for the assignment or, if required, novation, thereof to the Company or a DEFS Subsidiary or a PGC Subsidiary, as applicable, or, alternatively, written confirmation from such parties reasonably satisfactory in form and substance to Duke and Phillips that such consent is not required. In furtherance of the foregoing, except with regard to the matters addressed in Sections 6.8, 6.18,
6.19 and 6.20 as soon as practicable following the date hereof, Duke and Phillips shall submit to the other party or parties thereto documentation seeking the written waiver or approval of such other contracting party or parties thereto to the transfer and assignment of all of Duke's or Phillips', as applicable, claims, rights, benefits and liabilities thereunder to the Company or a DEFS Subsidiary or a PGC Subsidiary, as applicable.

          (c) The failure by the Parties to obtain any required consent, waiver, confirmation, novation or approval with respect to any contract, lease, Permit, PGC Easement, DEFS Easement or FCC License shall not relieve either Party from its obligation to consummate at the Closing the transactions contemplated by this Agreement or the Governance Agreement or any other obligations hereunder or thereunder unless such failures would in the aggregate have a Material Adverse Effect on DEFS or the PGC Subsidiaries.

          (d) Except with regard to the matters addressed in Sections 6.8, 6.18,
6.19 and 6.20, if any consent, waiver, confirmation, novation or approval is not obtained prior to the Closing with respect to any contract, lease or Permit necessary to the conduct of the business of the DEFS Subsidiaries or the PGC Subsidiaries as presently conducted, then Duke or Phillips, as applicable, shall establish an agency type or other arrangement satisfactory to the other Party and to the Company under which Duke or Phillips, as applicable, shall hold such interest, lease or Permit for the DEFS Subsidiary or PGC Subsidiary, as applicable, and the affected DEFS Subsidiary or PGC Subsidiary would obtain the claims, rights and benefits and assume the corresponding liabilities and obligations thereunder in accordance with this Agreement (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which Duke or Phillips, as applicable, would enforce at the direction of and for the benefit of the DEFS Subsidiary or PGC Subsidiary, as applicable, with the DEFS Subsidiary or PGC Subsidiary, as applicable, assuming and agreeing to pay Duke's or Phillips' obligations and expenses, any and all claims, rights and benefits of Duke or Phillips against a third party thereto; PROVIDED that Duke's or Phillips' obligation to maintain any such arrangement shall terminate upon the earliest to occur of: (1) the expiration or termination of such contract, lease or Permit in accordance with its terms (without regard to any extensions, automatic or otherwise); or (2) with regard to a Permit, such time as the Company, the DEFS Subsidiary or the PGC Subsidiary, as the case may be, shall obtain a Permit in reasonable substitution therefor, or have its application for such substitute Permit denied. In any such arrangement, (i) Duke or Phillips, as applicable, shall promptly pay to the DEFS Subsidiary or PGC Subsidiary, as applicable, when received all moneys relating to the period after the Closing Date received by it under any contract or any claim, right or benefit arising thereunder not transferred pursuant to this Section 6.9 and (ii) the applicable DEFS Subsidiary or PGC Subsidiary shall promptly pay, perform or discharge when due any obligation or liability arising thereunder after the Closing Date.

          Section 6.10 CORPORATE NAMES. (a) The Company and Duke acknowledge that, from and after the Closing Date, the Company and Duke shall have no rights with respect to any names, marks, trade names, trademarks and logos (collectively, "TRADEMARKS AND LOGOS") incorporating "Phillips" or "66" by themselves or in combination with any other Trademark or Logo, including the corporate design logos associated therewith, and that Phillips shall retain absolute and exclusive proprietary rights thereto or goodwill represented thereby or pertaining thereto. The Company agrees that promptly after the Closing Date it shall amend and cause to be amended the certificate of incorporation or other organizational documents of Phillips Natural Gas Company (or its successor entity) to remove the "Phillips" name and that from and after the Closing Date, the Company and Duke shall not, nor shall they permit any of their respective Affiliates to, use any name, phrase or logo incorporating "Phillips" or "66" or such corporate design logo or any confusingly similar name, phrase, logo or corporate design logo in or on any of its literature, sales materials or products or otherwise in connection with the sale of any products or services; PROVIDED, HOWEVER, that the Company may continue to use any signage, printed literature, sales materials, purchase orders and sales or lease agreements, and sell any products, that are included in the inventories of PGC on the Closing Date and that bear a name, phrase or logo incorporating "Phillips" or "66" or such corporate design logo, until the supplies thereof existing on the Closing Date have been exhausted, but in any event for not longer than 180 days from the Closing Date.

          (b) (i) Except as set forth in Section 6.10(b)(ii), the Company and Phillips acknowledge that, from and after the Closing Date, the Company and Phillips shall have no rights with respect to Trademarks and Logos incorporating "Duke" by itself or in combination with any other Trademark or Logo, including the corporate design logos associated therewith, and that Duke shall retain absolute and exclusive proprietary rights thereto or goodwill represented thereby or pertaining thereto.

            (ii) Duke shall grant the Company and the Corporation a royalty-free license to the word "Duke", which shall be terminable at the option of Duke if
(A) Duke's ownership interest, both direct and indirect, in the Company or the Corporation, as applicable, at any time, is less than or equal to 35% or (B) Duke no longer controls, directly or indirectly, the management and policies of the Company or the Corporation, as applicable. Such license shall include appropriate restrictions with respect to the nature and quality of goods and services in connection with which the Duke name or mark are used. The Company agrees that if Duke provides notice to the Company that (1) its ownership interest, both direct and indirect, in the Company, at any time, is less than or equal to 35% or (2) it no longer controls, directly or indirectly, the management and policies of the Company, and that Duke wishes to terminate the Company's license to the Duke name, the Company shall amend its limited liability company agreement or other organizational documents and cause to be amended the certificates of incorporation or other organizational documents of the Corporation and its Subsidiaries, as applicable, to remove the "Duke" name and that thereafter the Company shall not, nor shall it permit the Corporation or any of its Affiliates to, use any name, phrase or logo incorporating "Duke" or such corporate design logo or any confusingly similar name, phrase, logo or corporate design logo in or on any of its literature, sales materials or products or otherwise in connection with the sale of any products or services; PROVIDED, HOWEVER, that the Company or the Corporation, as applicable, may continue to use any signage, printed literature, sales materials, purchase orders and sales or lease agreements, and sell any products, that are included in its inventories on such date and that bear a name, phrase or logo incorporating "Duke" or such corporate design logo, until the supplies thereof existing on such date have been exhausted, but in any event for not longer than 180 days from the date of such notice.

          Section 6.11 D&O INDEMNIFICATION. The parties hereto agree that the transactions contemplated by this Agreement and the Governance Agreement shall not affect or diminish any duties and obligations of indemnification from Duke or Phillips or their respective Affiliates (other than the DEFS Subsidiaries and the PGC Subsidiaries) existing as of the Closing Date in favor of employees, agents, directors or officers of the DEFS Subsidiaries or the PGC Subsidiaries, respectively, arising by virtue of their respective certificates of incorporation or by-laws or other organizational documents in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect and shall be honored by the Company for so long as they would (but for the transactions contemplated by this Agreement and the Governance Agreement) otherwise survive and continue in full force and effect.

          Section 6.12 ADDITIONAL AGREEMENTS. Simultaneously with the execution of this Agreement, Duke, Phillips and the Company are entering into the Governance Agreement. At or prior to the Closing, Duke, Phillips and the Company shall enter into a transition services agreement (the "TRANSITION SERVICES AGREEMENT"), providing for the provision of certain transitional services by Duke and Phillips to be reasonably requested by the Company at fully-burdened cost for a period of not more than one year after the Closing Date.

          Section 6.13 EXPENSES. Pre-Closing expenses and accruals of the DEFS Subsidiaries arising out of the transactions contemplated by this Agreement and the Governance Agreement and all other pre-Closing expenses of the DEFS Subsidiaries shall be borne by Duke. Pre-Closing expenses and accruals of the PGC Subsidiaries arising out of the transactions contemplated by this Agreement and the Governance Agreement and all other pre-Closing expenses of the PGC Subsidiaries shall be borne by Phillips.

          Section 6.14 INSURANCE. (a) Duke and the Company acknowledge that the programs and policies of insurance maintained by Phillips to provide coverage in favor of the PGC Subsidiaries shall be terminated effective 12:01 A.M. on the day following the Closing Date. From and after the Closing Date, all risk of loss with respect to properties and assets of the PGC Subsidiaries shall be borne by the Company. With respect to events occurring prior to the

Closing Date, the PGC Subsidiaries shall be entitled to the benefits of insurance from independent sources (not affiliated with Phillips) maintained by or for the benefit of the PGC Subsidiaries with respect to properties and assets of the PGC Subsidiaries; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Agreement or the Governance Agreement, from and after the Closing Date, the PGC Subsidiaries shall not be entitled to any insurance recovery from any Phillips-affiliated insurance company. Further, the Company shall indemnify and hold harmless Phillips from any retroactive premiums imposed by any insurer under programs or policies maintained by Phillips prior to Closing as a result of any claims made after the Closing Date with respect to the properties and assets of the PGC Subsidiaries regardless of the date of loss.

          (b) Phillips and the Company acknowledge that the programs and policies of insurance maintained by Duke to provide coverage in favor of the DEFS Subsidiaries shall be terminated effective 12:01 A.M. on the day following the Closing Date. From and after the Closing Date, except as agreed to by the Company and Duke, all risk of loss with respect to properties and assets of the DEFS Subsidiaries shall be borne by the Company. With respect to events occurring prior to the Closing Date, the DEFS Subsidiaries shall be entitled to the benefits of insurance from independent sources (not affiliated with Duke) maintained by or for the benefit of the DEFS Subsidiaries with respect to properties and assets of the DEFS Subsidiaries; provided, however, that notwithstanding anything to the contrary contained in this Agreement or the Governance Agreement, from and after the Closing Date, except as agreed to by the Company and Duke, the DEFS Subsidiaries shall not be entitled to any insurance recovery from any Duke-affiliated insurance company. Further, the Company shall indemnify and hold harmless Duke from any retroactive premiums imposed by any insurer under programs or policies maintained by Duke prior to Closing as a result of any claims made after the Closing Date with respect to the properties and assets of the DEFS Subsidiaries regardless of the date of loss.

          Section 6.15 GUARANTIES. (a) In the event that after the Closing Date Phillips or any Affiliate of Phillips (other than the PGC Subsidiaries) remains liable for any guarantees (whether of payment or performance), letters of credit or other undertakings it has delivered prior to the Closing Date to others for the benefit of any PGC Subsidiary, the Company agrees to indemnify and hold harmless Phillips or such Affiliate of Phillips from any cost, expense or loss (including reasonable attorneys' fees) incurred by Phillips or such Affiliate of Phillips arising directly or indirectly therefrom with respect to pre-Closing periods except insofar as such cost, expense or loss constitutes or arises from a matter with respect to which the Company or any of its Affiliates (including the PGC Subsidiaries) is entitled to indemnification hereunder. Any such guarantees, letters of credit or other undertakings (including performance guarantees) are set forth in Schedule 6.15(a) of the Phillips Disclosure Schedule. Any reasonable out-of-pocket expense incurred by Phillips with respect to maintaining such support for periods after the Closing Date shall be reimbursed to Phillips by the Company. The Company shall use its best efforts (including an offer of a substitute guarantee, letter of credit or undertaking) to cause or procure the release, within six months of the Closing Date, of all liabilities or obligations of Phillips or any Affiliate of Phillips (other than the PGC Subsidiaries) with respect to such guaranties, letters of credit or other undertakings from any of the liabilities or obligations of any PGC Subsidiary for post-Closing periods.

          (b) In the event that after the Closing Date Duke or any Affiliate of Duke (other than the Company and the DEFS Subsidiaries) remains liable for any guarantees (whether of payment or performance), letters of credit or other undertakings it has delivered prior to the Closing Date to others for the benefit of any DEFS Subsidiary, the Company agrees to indemnify and hold harmless Duke or such Affiliate of Duke from any cost, expense or loss (including reasonable attorneys' fees) incurred by Duke or such Affiliate of Duke arising directly or indirectly therefrom with respect to pre-Closing periods except insofar as such cost, expense or loss constitutes or arises from a matter with respect to which the Company or any of its Affiliates (including the DEFS Subsidiaries) is entitled to indemnification hereunder. Any such guarantees, letters of credit or other undertakings (including performance guarantees) are set forth in Schedule 6.15(b) of the Duke Disclosure Schedule. Any reasonable out-of-pocket expense incurred by Duke with respect to maintaining such support for periods after the Closing Date shall be reimbursed to Duke by the Company. The Company shall use its best efforts (including an offer of a substitute guarantee, letter of credit or undertaking) to cause or procure the release, within six months of the Closing Date, of all liabilities or obligations of Duke or any Affiliate of Duke (other than the Company and the DEFS Subsidiaries) with respect to such guaranties, letters of credit or other undertakings from any of the liabilities or obligations of any DEFS Subsidiary for post-Closing periods.

          Section 6.16 ACTIONS BY AFFILIATES OF PHILLIPS AND DUKE. Each of Phillips and Duke shall ensure that each of their respective Affiliates (other than, following the Closing, the Company and the Corporation) takes all actions necessary to be taken by such Affiliate in order to fulfill the obligations of Phillips or Duke, as the case may be, under this Agreement and the Governance Agreement.

          Section 6.17 FINANCING. (a) Prior to the Closing, each of Duke and Phillips shall use its reasonable best efforts and cooperate with each other to cause the Company to secure bank credit facilities of at least the sum of (i) $2,400,000,000, (ii) an amount equal to the aggregate purchase prices of any of the acquisitions set forth in Schedule 6.4(e) of the Phillips Disclosure Schedule and in Schedule 6.5(e) of the Duke Disclosure Schedule with respect to which acquisition documents have been executed or the closing has been consummated, (iii) an amount equal to the aggregate purchase prices of any acquisitions approved by Duke or Phillips, as applicable, pursuant to Section
6.4 or 6.5 prior to the Closing Date with respect to which acquisition documents have been executed or the closing has been consummated, and (iv) an amount reasonably necessary for working capital purposes for the Company, on reasonably available commercial terms mutually agreeable to the parties hereto (collectively, the "FINANCING").

          Section 6.18 PGC REAL PROPERTY. (a) FEE PROPERTIES. (i) Record title to any PGC-Owned Fee Property that is not owned of record by any of the PGC Subsidiaries as of the date hereof shall be conveyed to the appropriate PGC Subsidiary on or prior to the Closing Date by general warranty deed in form customary for the state in which such PGC-Owned Fee Property is located. Phillips shall cause each such general warranty deed to be prepared, executed and filed of record in the appropriate land title recording office, and shall pay all recording fees, deed stamp taxes and other costs incurred in connection with such recordation.

               (ii) If any PGC-Owned Fee Property is currently being used simultaneously by Phillips (or a Phillips Retained Affiliate) and by a PGC Subsidiary in their respective business operations, then Phillips and Duke, both acting reasonably and in good faith, shall jointly prepare and agree upon a mutually acceptable arrangement whereby Phillips (or such Phillips Retained Affiliate, as the case may be) will be permitted to continue subsequent to the Closing to use and occupy such PGC-Owned Fee Property for substantially the same purpose, in substantially the same manner and to substantially the same extent as prior to the Closing. Any such shared-use arrangement with respect to a PGC-Owned Fee Property (A) shall be finalized not later than the date on which fee title to such PGC-Owned Fee Property is conveyed of record to the applicable PGC Subsidiary, (B) shall be structured so as to minimize the interference of any use of such PGC-Owned Fee Property by either party to such arrangement with any use of such PGC-Owned Fee Property by the other party, and (C) shall provide for reasonable rights of ingress and egress to and from such PGC-Owned Fee Property where necessary. It is anticipated that any such shared-use arrangements with respect to PGC-Owned Fee Properties will in most cases consist of perpetual easements or licenses granted by a PGC Subsidiary to Phillips or a Phillips Retained Affiliate. However, in the case of certain PGC-Owned Fee Properties (identified in Schedule 4.11(a) of the Phillips Disclosure Schedule) it may be necessary or desirable for a PGC Subsidiary to reconvey to Phillips or a Phillips Retained Affiliate fee title to the portion of such PGC-Owned Fee Property that is being used by Phillips or such Phillips Retained Affiliate, as the case may be. In any such case, Phillips shall pay, or cause the applicable Phillips Retained Affiliate to pay, all recording fees, deed stamp taxes and other costs incurred in connection with such reconveyance.

          (b) REALTY LEASES. (i) Not later than the Closing Date, Phillips shall prepare and deliver to the Company an updated schedule of PGC Leases, which updated schedule shall indicate, with respect to each Non-Government PGC Lease that is not held of record by any of the PGC Subsidiaries as of the date hereof, whether assignment of such PGC Lease requires the consent of the lessor thereunder (those Non-Government PGC Leases which do not require lessor consent being sometimes referred to in this Agreement, collectively, as "ASSIGNABLE PGC LEASES"). The information set forth on the updated PGC Lease schedule shall be for the information and benefit of the Company only, and shall not confer upon any lessor or other third party any consent or approval right that is not expressly provided for in the applicable PGC Lease.

               (ii) Each Assignable PGC Lease shall be assigned to the appropriate PGC Subsidiary on or prior to the Closing Date by special warranty assignment in recordable form customary for the state in which the property demised by such Assignable PGC Lease is located. Phillips shall cause each such special warranty assignment to be prepared, executed and filed of record in the appropriate land title recording office, and shall pay all recording fees, deed stamp taxes and other costs incurred in connection with such recordation.

               (iii) From and after the Closing, with respect to any PGC Lease the leasehold estate under which continues to be held of record by Phillips or a Phillips Retained Affiliate ("RETAINED PGC LEASE"), Phillips shall continue to use commercially reasonable efforts to obtain the consent of the lessor under such Retained PGC Lease to the assignment thereof to the appropriate PGC Subsidiary. Phillips shall pay and be responsible for and shall indemnify, defend and hold harmless the Company from and against any amounts reasonably required to be paid in order to obtain the consent of the lessor under any Retained PGC Lease to the assignment thereof. If and when the requisite consent to assignment shall be obtained with respect to any Retained PGC Lease, such Retained PGC Lease shall be assigned to the appropriate PGC Subsidiary by special warranty assignment in recordable form customary for the state in which the property demised by such Retained PGC Lease is located. Phillips shall cause each such special warranty assignment to be prepared, executed and filed of record in the appropriate land title recording office, and shall pay all recording fees, deed stamp taxes and other costs incurred in connection with such recordation.

               (iv) At all times from and after the Closing while the leasehold estate under any Retained PGC Lease shall continue to be held of record by Phillips or any Phillips Retained Affiliate, Phillips or such Phillips Retained Affiliate, as the case may be, shall hold such Retained PGC Lease and exercise and enforce its rights thereunder for the use and benefit of, and in such manner as may be reasonably directed by, the appropriate PGC Subsidiary. In connection with any Retained PGC Lease, Duke and Phillips agree as follows:

                    (A) Phillips shall indemnify, defend and hold harmless the Company and its Subsidiaries from and against any and all Damages, excluding consequential and punitive Damages, suffered or incurred by the Company or such Subsidiaries after Closing as a result of the failure of Phillips to have assigned such Retained PGC Lease to the PGC Subsidiaries by the Closing Date (all necessary third party consents having been obtained); provided, however, that such indemnity shall not extend to any Damages resulting from or attributable to the failure or inability of the Company to obtain financing for the transactions contemplated by this Agreement.

                    (B) The Company shall indemnify, defend and hold harmless Phillips and the Phillips Retained Affiliates from and against any and all Damages, excluding consequential and punitive Damages, suffered or incurred by such entities after Closing in respect of such Retained PGC Lease to the extent such Damages consist of Subject Lease Liabilities that the Company or its Subsidiaries would have been responsible for, had such Retained PGC Lease been assigned to the PGC Subsidiaries by the Closing Date (all necessary third party consents having been obtained).

As used in this Section 6.18, the term "SUBJECT LEASE LIABILITIES" shall mean, with respect to a Phillips Retained Easement, any and all payment obligations to third parties, including lease rentals, renewal fees, ad valorem and other taxes, arising and relating to the period from and after Closing in respect of such Retained PGC Lease.

               (v) At any time following the Closing Date, the Company may notify Phillips in writing that the Company, because of significant business needs or opportunities, as to which time is of the essence (as determined in good faith by the General Counsel of the Company), requires Phillips to complete promptly the transfer of record legal title to the PGC Subsidiaries of specified Retained PGC Leases identified by the Company. If Phillips fails to complete such transfer within 30 days following such notice, the Company shall have the right, but not the obligation, to take such reasonable actions as it deems necessary or appropriate to remedy such failure ("LEASE CURATIVE ACTIONS"). The Lease Curative Actions may include (i) the preparation of an assignment in the form required under Section 6.18(b)(ii) for the applicable

Retained PGC Lease, (ii) the payment of any amounts required to be paid to a third party for the granting of any consents required for such assignment, (iii) obtaining a new lease from the landowner to replace the Retained PGC Lease, (iv) provided that none of the other Lease Curative Actions are reasonably likely, in the good faith opinion of the Company, to remedy such failure, obtaining a lease for a new site for the affected facilities and moving them to the new site, and
(v) such other actions as are reasonable under the circumstances. Phillips shall give the Company and its representatives reasonable access to any records in the possession of Phillips or its Subsidiaries necessary for the Company to prepare such assignments and property descriptions therefor, provided such access does not unreasonably interfere with any significant business need or opportunity as to which time is of the essence. Within twenty (20) days following the request, Phillips shall reimburse the Company for all commercially reasonable costs incurred by the Company for the Lease Curative Actions (including reimbursement for Company personnel time at their normal hourly rates). The provisions of this
Section 6.18(b)(v) shall not limit the indemnification obligations of Phillips under Section 6.18(b)(iv).

               (vi) If any PGC Leased Property is currently being used simultaneously by Phillips (or a Phillips Retained Affiliate) and by a PGC Subsidiary in their respective business operations, then Phillips and Duke, both acting reasonably and in good faith, shall jointly prepare and agree upon a mutually acceptable arrangement whereby Phillips (or such Phillips Retained Affiliate, as the case may be) will be permitted to continue subsequent to the Closing to use and occupy such PGC Leased Property for substantially the same purpose, in the substantially the same manner and to substantially the same extent as prior to the Closing. Any such shared-use arrangement with respect to a PGC Leased Property (A) shall be finalized not later than the date on which the related PGC Lease is assigned of record to the applicable PGC Subsidiary,
(B) shall be structured so as to minimize the interference of any use of such PGC Leased Property by either party to such arrangement with any use of such PGC Leased Property by the other party, (C) shall provide for reasonable rights of ingress and egress to and from such PGC Leased Property where necessary, and (D) shall provide for Phillips to retain liability for all pre-Closing environmental conditions as to the portion of the leased property used by Phillips or a Phillips Retained Affiliate.

               (vii) If all or part of any pipeline owned or used by the PGS Subsidiaries is constructed upon any PGC Lease (a "PGC PIPELINE LEASE"), then
(A) all of the provisions of Section 6.8 shall apply (in lieu of the provisions of this Section 6.18(b)) to such PGC Pipeline Lease to the same extent as a PGC Easement, (B) if such PGC Pipeline Lease relates to a pipeline identified in
Exhibit 6.8(e) annexed to this Agreement, then Phillips shall cause record legal title to such PGC Pipeline Lease to be transferred to the PGC Subsidiaries not later than the Easement Assignment Deadline for the PGC Trunkline Easements as set forth in Section 6.8(e), and (C) Phillips shall cause record legal title to any PGC Pipeline Lease not referenced in the preceding clause (B) to be transferred to the PGC Subsidiaries not later than the Easement Assignment Deadline for the PGC Gathering Easements as set forth in Section 6.8(e).

          Section 6.19 DEFS REAL PROPERTY. In the event that Duke or any Duke Retained Affiliate holds legal title to any of the DEFS-Owned Fee Properties or the leasehold estate under any of the DEFS Leases for the benefit of the DEFS Subsidiaries, then reciprocal covenants corresponding to the covenants set forth in Section 6.18 hereof relating to the PGC-Owned Fee Properties or the PGC Leases, as the case may be, shall be deemed incorporated in this

Agreement and shall be applicable to and binding upon the parties hereto with respect to the affected DEFS-Owned Fee Property or the leasehold estate under the affected DEFS Lease, as the case may be.

          Section 6.20 FCC LICENSES; RADIO TOWERS. (a) Prior to the Closing Date, or as soon thereafter as practicable, Phillips shall use commercially reasonable efforts to assign, or cause to be assigned, to the PGC Subsidiaries all of the FCC Licenses used solely by them but held of record by Phillips or a Phillips Retained Affiliate as of the date hereof, including those identified on
Schedule 6.20(a) of the Phillips Disclosure Schedule. Phillips shall cause each such assignment to be filed with the Federal Communications Commission, shall use commercially reasonable efforts to obtain any approvals and consents from such Commission necessary for such transfer and shall pay all fees and other costs incurred in connection with such assignment.

          (b) This clause (b) applies to any FCC License identified in Schedule 6.20(a) of the Phillips Disclosure Schedule that is currently being used simultaneously by Phillips or a Phillips Retained Affiliate and by a PGC Subsidiary in their respective business operations ("SHARED FCC LICENSE"). Prior to the Closing, Phillips shall use commercially reasonable efforts to obtain two FCC Licenses in replacement of the Shared FCC License, one in the name of and for the benefit of Phillips or such Phillips Retained Affiliate and the second in the name of and for the benefit of the PGC Subsidiary. Phillips shall pay, or cause the applicable Phillips Retained Affiliate to pay, all fees and other costs incurred in connection with the issuance of such replacement FCC Licenses. In the event that Phillips is unable to obtain two replacement licenses, Phillips will transfer the Shared FCC License to the PGC Subsidiary subject to a mutually acceptable arrangement whereby Phillips or such Phillips Retained Affiliate, as the case may be, shall be permitted to continue to use such FCC License subsequent to the Closing for substantially the same purpose, in substantially the same manner and to substantially the same extent as prior to the Closing. Any such shared-use arrangement with respect to the Shared FCC License shall be finalized not later than the date on which the Shared FCC License is transferred. Phillips shall pay, or shall cause the applicable Phillips Retained Affiliate to pay, all fees and other costs incurred in connection with such assignment.

          (c) If Phillips or a Phillips Retained Affiliate, as of the date of this Agreement, owns the radio tower corresponding to any FCC License identified in Schedule 6.20(a) of the Phillips Disclosure Schedule, then Phillips and Duke, both acting reasonably and in good faith, shall jointly prepare and agree upon a mutually acceptable arrangement whereby Phillips or such Phillips Retained Affiliate, as the case may be, shall be permitted to continue to use such radio tower subsequent to the Closing for substantially the same purpose, in substantially the same manner and to substantially the same extent as prior to the Closing. Phillips shall use commercially reasonable efforts to obtain, prior to Closing, consent of third party tower lessors for the assignment to the PGC Subsidiary of all tower leases corresponding to the FCC Licenses required to be transferred herein. In those instances where the third party lessor does not consent to such transfer, Phillips and Duke shall prepare and agree upon a shared use agreement with respect to the radio tower as described below. Any such shared-use arrangement with respect to a radio tower (i) shall be finalized not later than the date on which title to such radio tower is conveyed of record to the affected PGC Subsidiary, (ii) shall be structured so as to minimize the interference of any use of such radio tower by either party to such arrangement with any use of such radio tower by the other party, and (iii) shall provide for reasonable rights of ingress and egress to and from such radio tower where necessary. It is anticipated that any such shared-use arrangements with respect to radio towers will in most cases consist of (A) the transfer by Phillips or the Phillips Retained Affiliate to the PGC Subsidiaries of record legal title to such radio tower and the fee property on which such tower is located and (B) the grant by the affected PGC Subsidiary of a perpetual easement or license to Phillips or a Phillips Retained Affiliate. Phillips shall cause a general warranty deed for each such transfer to be prepared, executed and filed of record in the appropriate land title recording office, and shall pay all recording fees, deed stamp taxes and other costs incurred in connection with such recordation.

          (d) Prior to the Closing Date, or as soon thereafter as practicable, Duke shall use commercially reasonable efforts to cause to be assigned to the DEFS Subsidiaries all of the FCC Licenses used solely by them but held of record by third parties as of the date hereof, including those identified on Schedule 6.20(d) of the Duke Disclosure Schedule. Duke shall use its commercially reasonable efforts to (i) cause each such assignment to be filed with the Federal Communications Commission, and (ii) obtain any approvals and consents from such Commission necessary for such transfer, and Duke shall pay all fees and other costs incurred in connection with such assignment (other than such fees and costs paid by such third parties).

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

          Section 7.1 CONDITIONS TO DUKE'S OBLIGATION TO CLOSE. Duke's obligation to consummate the transactions contemplated by this Agreement and the Governance Agreement on the terms specified herein shall be subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF PHILLIPS. (1) The representations and warranties of Phillips contained in this Agreement shall be true and correct both when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct (without giving effect to any Materiality Requirement) which, individually or in the aggregate, do not have a Material Adverse Effect on the PGC Subsidiaries.

               (2) The covenants and agreements of Phillips to be performed on or before the Closing Date in accordance with this Agreement and the Governance Agreement shall have been duly performed in all material respects.

               (3) Duke shall have received at the Closing a certificate dated the Closing Date and validly executed on behalf of Phillips by an officer of Phillips to the effect that the conditions specified in clauses (1) and (2) of this Section 7.1(a) have been satisfied.

          (b) REGULATORY APPROVALS. Any waiting periods applicable to the transactions contemplated by this Agreement under applicable United States antitrust or trade regulation laws and regulations, including under the HSR Act, shall have expired or been terminated.

          (c) NO INJUNCTION OR PROCEEDINGS. At the Closing Date, (i) there shall be no statute, rule, regulation, injunction, restraining order or decree of any nature of any Governmental Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of a material portion of the transactions contemplated by this Agreement and (ii) no action or proceeding before any Governmental Entity shall have been instituted by a Governmental Entity to restrain or prohibit the consummation of a material portion of the transactions contemplated by this Agreement or the Governance Agreement.

          (d) MATERIAL ADVERSE EFFECT. From September 30, 1999 through the Closing, other than actions contemplated by Section 6.2, no Material Adverse Effect on the PGC Subsidiaries shall have occurred and there shall exist no fact or circumstances which would reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries.

          (e) FINANCING. The Company shall have obtained the Financing contemplated by Section 6.17.

          Section 7.2 CONDITIONS TO PHILLIPS' OBLIGATION TO CLOSE. Phillips' obligation to consummate the transactions contemplated by this Agreement and the Governance Agreement on the terms specified herein shall be subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF DUKE. (1) The representations and warranties of Duke contained in this Agreement shall be true and correct both when made and on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct (without giving effect to any Materiality Requirement) which, individually or in the aggregate, do not have a Material Adverse Effect on DEFS.

               (2) The covenants and agreements of Duke to be performed on or before the Closing Date in accordance with this Agreement and the Governance Agreement shall have been duly performed in all material respects.

               (3) Phillips shall have received at the Closing a certificate dated the Closing Date and validly executed on behalf of Duke by an officer of Duke to the effect that the conditions specified in clauses (1) and (2) of this
Section 7.2(a) have been satisfied.

          (b) REGULATORY APPROVALS. Any waiting periods applicable to the transactions contemplated by this Agreement under applicable United States antitrust or trade regulation laws and regulations, including under the HSR Act, shall have expired or been terminated.

          (c) NO INJUNCTION OR PROCEEDINGS. At the Closing Date, (i) there shall be no statute, rule, regulation, injunction, restraining order or decree of any nature of any Governmental Entity of competent jurisdiction that is in effect that restrains or prohibits the consummation of a material portion of the transactions contemplated by this Agreement and (ii) no action or proceeding before any Governmental Entity shall have been instituted by a Governmental Entity to restrain or prohibit the consummation of a material portion of the transactions contemplated by this Agreement or the Governance Agreement.

          (d) MATERIAL ADVERSE EFFECT. From September 30, 1999 through the Closing, other than actions contemplated by Section 6.2, no Material Adverse Effect on DEFS shall have occurred and there shall exist no fact or circumstances which would reasonably be expected to have a Material Adverse Effect on DEFS.

          (e) FINANCING. The Company shall have obtained the Financing contemplated by Section 6.17.

                                  ARTICLE VIII

                                   TERMINATION

          Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by:

          (a) The mutual written consent of Duke and Phillips;

          (b) Either Duke or Phillips if the Closing has not occurred by the close of business on September 30, 2000, PROVIDED that the failure to consummate the transactions contemplated by this Agreement did not result from the failure by the party seeking termination of this Agreement to fulfill any material undertaking or commitment provided for herein that is required to be fulfilled prior to the Closing;

          (c) Either Duke or Phillips if the other Party shall have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.1(a) or 7.2(a), as applicable, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Duke or Phillips, as applicable; or

          (d) Either Duke or Phillips in the event that any order, law, statute, ordinance, rule, regulation or decree becomes effective (and final and nonappealable) permanently restraining, enjoining or otherwise prohibiting or making illegal or otherwise prohibiting the consummation of a material portion of the transactions contemplated by this Agreement or the Governance Agreement, upon notification of the non-terminating party by the terminating party.

          Section 8.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement by either or both of Duke and Phillips pursuant to
Section 8.1, written notice thereof shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated by this Agreement shall be abandoned without further action by the parties hereto, except that the provisions of Section 6.1(b) shall survive the termination of this Agreement; PROVIDED, HOWEVER, that such termination shall not relieve any party hereto of any liability for any willful breach of this Agreement. If this Agreement is terminated as provided herein, the Governance Agreement shall simultaneously be terminated, and all filings, applications and other submissions made pursuant hereto shall, to the extent practicable, be withdrawn from the agency or other persons to which they were made by the party making such filing, application or other submission.

                                   ARTICLE IX

                            SURVIVAL; INDEMNIFICATION

          Section 9.1 INDEMNIFICATION BY COMPANY. Subject to the provisions of this Article IX, the Company shall indemnify and hold harmless each of Phillips and its Affiliates (other than the Company and its Subsidiaries) (each a "PHILLIPS INDEMNIFIED PERSON") and Duke and its Affiliates (other than the Company and its Subsidiaries) (each a "DUKE INDEMNIFIED PERSON") from and against any and all Damages incurred by such Phillips Indemnified Person or Duke Indemnified Person in connection with (i) any failure by the Company to perform any covenant or other agreement hereunder, (ii) all Liabilities of a Phillips Indemnified Person or a Duke Indemnified Person arising under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, solely by virtue of its status as an owner of any of the PGC Subsidiaries or the DEFS Subsidiaries prior to the Closing Date, except in each case for matters indemnified under Sections 9.2(a) and 9.2(b), and (iii) all Liabilities made the responsibility of the Company and/or its Subsidiaries pursuant to Annex A.

          Section 9.2 INDEMNIFICATION BY DUKE AND PHILLIPS. (a) Subject to the provisions of this Article IX, Duke shall indemnify and hold harmless Phillips and its Affiliates and the Company and its Affiliates (excluding Duke and, prior to the IPO, DEFS Holding, but including the DEFS Subsidiaries following the Closing) from and against any and all Damages incurred by Phillips and its Affiliates or the Company and its Affiliates (excluding Duke and, prior to the IPO, DEFS Holding but including the DEFS Subsidiaries following the Closing) in connection with (i) a breach of any representation or warranty made by Duke hereunder or in any schedule, exhibit or other document attached to or delivered pursuant to this Agreement, (ii) any failure by Duke to perform any covenant or agreement hereunder, (iii) all Liabilities included in Duke Excluded Assets and Liabilities and (iv) all Liabilities made the responsibility of Duke and/or its Subsidiaries (other than the Company and its Subsidiaries) pursuant to Annex A.

          (b) Subject to the provisions of this Article IX, Phillips shall indemnify and hold harmless Duke and its Affiliates and the Company and its Affiliates (excluding Phillips and, prior to the IPO, PGC and PGC Member Parent but including the PGC Subsidiaries following the Closing) from and against any and all Damages incurred by Duke and its Affiliates or the Company or its Affiliates (excluding Phillips, prior to the IPO, and PGC and PGC Member Parent, but including the PGC Subsidiaries following the Closing) in connection with (i) a breach of any representation or warranty made by Phillips hereunder or in any schedule, exhibit or other document attached to or delivered pursuant to this Agreement, (ii) any failure by Phillips to perform any covenant or agreement hereunder, (iii) all Liabilities included in Phillips Excluded Assets and Liabilities and (iv) all Liabilities made the responsibility of Phillips and/or its Subsidiaries pursuant to Annex A.

          (c) Matters relating to indemnification for Taxes shall not be governed by this Article IX (other than this Section 9.2(c)), except to the extent otherwise provided in Annex B.

The parties hereto agree that the indemnification provisions in Article XI shall be the exclusive remedy of the parties with respect to breaches of the representations and warranties in Sections 6.1 and 6.2 of Annex B, except for actions grounded in fraud, with respect to which the remedies and limitations set forth in this Agreement shall not apply or in any manner limit the scope or availability of any other remedy at law or in equity.

          Section 9.3 INDEMNIFICATION PROCEDURE. All claims by any Indemnified Party under Article VI or this Article IX shall be asserted and resolved as follows:

          (a) In the event that (i) any claim, demand or proceeding is asserted or instituted in writing by any Person other than the parties to this Agreement or their Affiliates which could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim, demand or proceeding, a "THIRD PARTY CLAIM") or (ii) any Indemnified Party shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "DIRECT CLAIM"), the Indemnified Party shall promptly send to the Indemnifying Party a written notice specifying the nature of such claim, together with information reasonably available to the Indemnified Party with respect to such claim (a "CLAIM NOTICE"), PROVIDED that, subject to the last sentence of Section 9.4, a delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that such failure shall have caused actual prejudice to the Indemnifying Party. In the case where the Company is the Indemnified Party, either Duke or Phillips may assert an indemnity claim on behalf of the Company and each shall be considered an Indemnified Party for purposes of this Section 9.3 in connection with any Third Party Claim or Direct Claim for which the other is the Indemnifying Party.

          (b) In the event of a Third Party Claim, the Indemnifying Party shall have 30 days after receipt of the Claim Notice relating to such Third Party Claim to elect to undertake, conduct and control, through counsel of its own choosing (PROVIDED that such counsel is reasonably acceptable to the Indemnified Party) and at its own expense, the settlement or defense of such Third Party Claim (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below). If the Indemnifying Party elects to undertake such defense, it shall promptly assume and hold such Indemnified Party harmless from and against the full amount of any Damages resulting from such Third Party Claim to the extent provided herein. Notwithstanding an Indemnifying Party's election to undertake, conduct and control such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel, if the use of the counsel selected by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest. If the Indemnifying Party elects to undertake such defense, (i) the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting such Third Party Claim, and, if appropriate and related to such Third Party Claim, the parties will reasonably cooperate with each other in connection with making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any Person, (ii) such Third Party Claim may not be settled or compromised by the Indemnified Party without the prior written consent of the Indemnifying Party; PROVIDED that in the event any Indemnified Party settles or compromises or consents to the entry of any judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, such Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article IX, and (iii) the Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the third party asserting such claim to all Indemnified Parties of (A) unconditional release from all liability with respect to such Third Party Claim or (B) consent to entry of any judgment. If the Indemnifying Party does not notify the Indemnified Party of its election to undertake the defense of such Third Party Claim within 30 days after receipt of the Claim Notice relating to such Third Party Claim, the Indemnified Party shall have the right to contest, settle, compromise or consent to the entry of any judgment with respect to such Third Party Claim and in doing so shall not thereby waive any right to indemnity therefor pursuant to this Article IX, PROVIDED that at any time thereafter the Indemnifying Party may assume the defense of such Third Party Claim.

          (c) In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party within 30 days of receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim.

          (d) From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party the Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall cause its representatives not to, use (except in connection with such Claim Notice) or disclose to any third Person other than the Indemnifying Party's representatives (except as may be required by applicable law) any information obtained pursuant to this Section 9.3, which is designated as confidential by the Indemnified Party.

          Section 9.4 SURVIVAL. The representations and warranties of the parties contained in this Agreement shall survive the Closing and remain enforceable for 18 months from the Closing Date; PROVIDED that (i) the representations and warranties set forth in Section 4.12 and 5.12 (Environmental) shall survive the Closing and remain enforceable for 36 months from the Closing Date, (ii) the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.6, 5.1, 5.2, 5.3 and 5.6 shall survive the Closing and remain enforceable without time limit and (iii) the representations and warranties set forth in Annex B shall survive to the extent provided in Annex B. No claim for indemnity under this Article IX for any breach of a representation or warranty may be brought unless the appropriate Claim Notice shall have been delivered to the Indemnifying Party prior to expiration of the applicable survival period. Notwithstanding the foregoing, any covenants or agreements contained in this Agreement (including any covenants or agreements contained in any representation or warranty) shall survive the Closing and remain enforceable without time limit.

          Section 9.5 INDEMNIFICATION LIMITATION. (a) Each Indemnified Party under this Article IX shall use its reasonable efforts to mitigate Damages for which it seeks indemnification hereunder and shall assign to the Indemnifying Party all of such Indemnified Party's claims for recovery against third parties as to Damages, whether by insurance coverage, contribution claims, subrogation or otherwise.

          (b) Except as otherwise provided herein, each of Duke's and Phillips' obligation to indemnify the other Party and its Affiliates and the Company and its Affiliates as provided in Section 9.2 shall not become effective until the aggregate of all Damages sustained by the other Party and its Affiliates and the Company and its Affiliates as described in Section 9.2 shall have exceeded the Basket. If the aggregate amount of Damages sustained by the other Party and its Affiliates and the Company and its Affiliates as described in Section 9.2 exceeds the applicable Basket then the other Party and its Affiliates and the Company and its Affiliates shall be entitled to assert claims under this Article IX for indemnification for the amount of such Damages in excess of the applicable Basket only; PROVIDED that each of Duke's and Phillips' obligation under this Article IX shall not exceed the applicable Cap in the aggregate, and PROVIDED, FURTHER, that none of Duke, Phillips or the Company or their respective Affiliates shall be entitled to assert claims for indemnification under this Article IX unless the aggregate amount of Damages claimed in any individual Claim Notice exceeds $500,000 in the aggregate.

          (c) Notwithstanding the foregoing, the indemnification provision set forth in Section 9.2(a)(ii), Section 9.2(a)(iii), Section 9.2(a)(iv), Section 9.2(b)(ii), Section 9.2(b)(iii) and Section 9.2(b)(iv) shall not be subject to the Basket or Cap.

          (d) The parties hereto agree that the indemnification provisions in Articles VI and IX shall be the exclusive remedy of the parties with respect to breaches of the representations and warranties in Articles IV and V, except for actions grounded in fraud, with respect to which the remedies and limitations set forth in this Agreement shall not apply or in any manner limit the scope or availability of any other remedy at law or in equity.

          Section 9.6 MATERIALITY QUALIFIERS. For purposes of determining Damages and rights to indemnification under this Article IX, the representations and warranties set forth in Articles IV and V shall be read without giving effect to any Materiality Requirement set forth therein; provided, that representations and warranties qualified by "Material Adverse Effect" shall be deemed to be true to the extent the breach thereof is reasonably attributable to the general state of the industries in which such Party and its Subsidiaries operate (including natural gas and petroleum price levels), to general economic conditions in the United States (including prevailing interest rate and stock market levels) or to the transactions contemplated by this Agreement or the other Transaction Agreements. As used in this Agreement, a "MATERIALITY REQUIREMENT" shall mean any requirement in a representation or warranty that a condition, event or state of fact be "material," correct or true in "all material respects," have a "Material Adverse Effect," or be or not be "reasonably expected to have a Material Adverse Effect" (or other words or phrases of similar effect or impact) in order for such condition, event or state of facts to cause such representation or warranty to be inaccurate.

                                   ARTICLE X

                                EMPLOYEE MATTERS

          The provisions of Annex A are hereby incorporated herein.

                                   ARTICLE XI

                                   TAX MATTERS

          The provisions of Annex B are hereby incorporated herein.

                                  ARTICLE XII

                                  MISCELLANEOUS

          Section 12.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other party.

          Section 12.2 GOVERNING LAW; JURISDICTION AND FORUM; WAIVER OF JURY TRIAL. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

          (b) Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement or the Governance Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

          (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement and the Governance Agreement.

          (d) Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or the Governance Agreement. Each party hereto certifies that it has been induced to enter into this Agreement and the Governance Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 12.2.

          Section 12.3 ENTIRE AGREEMENT. This Agreement and the Governance Agreement, and the schedules and exhibits hereto and thereto, together with the Confidentiality Agreements dated August 11, 1999 and August 26, 1999 between Duke and Phillips, contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for Sections 6.8, 6.11, 6.15 and 6.18, Article IX and
Article XI, which are intended to benefit, and to be enforceable by, any of the indemnified parties thereunder, this Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

          Section 12.4 EXPENSES. Any sales, use, transfer, gains, excise or similar Taxes (but not income Taxes) incurred in connection with any transfers required by this Agreement shall be paid and borne as follows:

          (a) with respect to any transfer between the Company, on the one hand, and Duke or any of its Affiliates (other than the DEFS Subsidiaries and the Company), on the other hand, 50% by each of the transferor and the transferee;

          (b) with respect to any transfer between the Company, on the one hand, and Phillips or any of its Affiliates (other than the PGC Subsidiaries), on the other hand, 50% by each of the transferor and the transferee;

          (c) with respect to any transfers between Duke or any Duke Retained Affiliate, on the one hand, and any of the DEFS Subsidiaries, on the other hand, 100% by Duke; and

          (d) with respect to any transfer between Phillips or any Phillips Retained Affiliate, on the one hand, and any of the PGC Subsidiaries, on the other hand, 100% by Phillips.

          Section 12.5 NOTICES. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile and shall be directed to the address or facsimile number set forth below (or at such other address or facsimile number as such party shall designate by like notice):

             (a)  If to Phillips:

                  Phillips Petroleum Company
                  1266 Adams Building
                  Bartlesville, Oklahoma  74004
                  Attention:  Clyde W. Lea
                  Fax No.:  (918) 662-2301

                  With a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Andrew R. Brownstein, Esq.
                  Fax No.:  (212) 403-2000

             (b)  If to Duke:

                  Duke Energy Corporation
                  5400 Westheimer Court, 8th Floor
                  Houston, Texas  77056-5310
                  Attention:  Richard K. McGee
                  Fax No.:  (713) 627-5510

                  With a copy to:

                  Vinson & Elkins L.L.P.
                  1001 Fannin, Suite 2300
                  Houston, Texas  77002
                  Attention:  Bruce R. Bilger
                  Fax No.:  (713) 615-5429

             (c)  If to the Company:

                  Duke Energy Field Services L.L.C.
                  370 17th Street, Suite 900
                  Denver, Colorado  80202
                  Attention:  Martha B. Wyrsch
                  Fax No.:  (303) 605-8902

                  With a copy to:

                  Vinson & Elkins L.L.P.
                  1001 Fannin, Suite 2300
                  Houston, Texas  77002
                  Attention:  Bruce R. Bilger
                  Fax No.:  (713) 615-5429

          Section 12.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that no party hereto will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other party hereto.

          Section 12.7 HEADINGS; DEFINITIONS. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated and except in the Annexes hereto, wherein references to Sections or Articles shall mean Articles or Sections of such Annex unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          Section 12.8 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. Either party hereto may, only by an instrument in writing, waive compliance by the other parties hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy.

          Section 12.9 SCHEDULES. The disclosure or inclusion of any matter or item in any Schedule to the Phillips Disclosure Schedule or the Duke Disclosure Schedule shall not be deemed an acknowledgment or admission that any such matter or item is required to be disclosed or is material for purposes of the representations and warranties set forth in this Agreement or whether the subject matter of such disclosure may have a Material Adverse Effect on the PGC Subsidiaries or DEFS. Phillips and Duke shall not be prejudiced in any manner whatsoever by, and no presumptions shall be created by virtue of, any disclosure of any matter in the Phillips Disclosure Schedule or the Duke Disclosure Schedule, respectively, which is not expressly required to be disclosed under this Agreement. Information disclosed in any schedule hereto shall only constitute a disclosure with respect to the specific Section of this Agreement in which such schedule is referenced.

          Section 12.10 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

          Section 12.11 INTERPRETATION. For the purposes of this Agreement, "KNOWLEDGE" shall mean, with respect to Phillips, except as otherwise specified in this Agreement, the actual knowledge (after due inquiry) of the persons identified in Schedule 12.11 of the Phillips Disclosure Schedule, and with respect to Duke, the actual knowledge (after due inquiry) of the persons identified in Schedule 12.11 of the Duke Disclosure Schedule. The phrase "including" shall be deemed to be followed by "without limitation." The words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular Section or article in which such words appear. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          Section 12.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity.

            IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Agreement to be duly executed and delivered on the date first set forth above.

                                         PHILLIPS PETROLEUM COMPANY


                                         By: /s/ John A. Carrig
                                            -----------------------------------
                                            Name:
                                            Title:


                                         DUKE ENERGY CORPORATION


                                         By: /s/ Fred J. Fowler
                                            -----------------------------------
                                            Fred J. Fowler
                                            Group President, Energy Transmission


                                         DUKE ENERGY FIELD SERVICES L.L.C.


                                         By: /s/ J. W. Mogg
                                            -----------------------------------
                                            Jim W. Mogg
                                            Authorized Person

                                     ANNEX A

                             EMPLOYEE MATTERS ANNEX

                                   ARTICLE I

                               CERTAIN DEFINITIONS

          Section 1.1 DEFINITIONS. (a) Capitalized terms used and not defined in this Annex shall have the respective meanings ascribed to them in the Contribution Agreement. Notwithstanding the foregoing, references to "Subsidiaries" of Duke in this Annex shall not include the Company, DEFS or any of their respective Subsidiaries, except where specifically so provided.

          (b) As used in this Annex, the following terms shall have the respective meanings set forth below:

            "BONUSES" shall have the meaning set forth in Section 3.2.

            "CHANGE IN CONTROL SEVERANCE PLAN" shall mean the PanEnergy Corp Change in Control Severance Benefits Plan, as amended.

            "COBRA COVERAGE" shall mean continuation of health coverage required pursuant to Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.

            "CONTINUED EMPLOYEE" shall mean a Retained DEFS Employee or a Transferred PGC Employee.

            "DEFS EMPLOYEE" shall mean any individual who is, immediately before the Closing Date, (i) an Employee of DEFS or (ii) an Employee of Duke or a Subsidiary of Duke (including the Company, DEFS or one of their respective Subsidiaries) principally employed in connection with the assets held as of the date of execution of the Contribution Agreement by Canrock.

            "DUKE FSP" shall mean the Dependent Care Expense Reimbursement Plan and the Medical Care Expense Reimbursement Plan components of the Duke Energy Corporation Cafeteria Plan.

            "DUKE SAVINGS PLAN" shall mean the Duke Energy Retirement Savings Plan.

            "ELIGIBLE EXPENSES" shall mean eligible expenses under an Old Welfare Plan for the plan year in which the Closing Date occurs that are recorded as such by the applicable plan administrator as of the 45th day after the Closing Date and reported to the Company on or before the 60th day after the Closing Date.

            "EMPLOYEE" shall mean an employee of the relevant entity who is, on the relevant day, either (i) actively at work or (ii) not actively at work but not classified as a terminated employee (including without limitation, on sick leave or other approved leave of absence with the right of reinstatement). Notwithstanding the foregoing, the term "Employee" shall not include any individual who is on an inactive employee status leave.

            "NEW FSP" shall have the meaning set forth in Section 4.5(d).

            "NEW WELFARE PLANS" shall have the meaning set forth in Section 4.5(c).

            "OLD WELFARE PLANS" shall have the meaning set forth in Section 4.5(c).

            "PARENT PLANS" shall mean the Duke Plans and the Phillips Plans.

            "PGC EMPLOYEE" shall mean any individual who is, immediately before the Closing Date, an Employee of Phillips or a Subsidiary of Phillips principally employed in the businesses conducted by the PGC Subsidiaries, including each such Employee who is seconded to PGC.

            "PHILLIPS FSP" shall mean the Health Care Account and Child Care Account components of the Phillips Petroleum Company Flexible Spending Plan.

            "PHILLIPS SAVINGS PLANS" shall mean the Thrift Plan of Phillips Petroleum Company and the Long Term Stock Savings Plan of Phillips Petroleum Company.

            "RELEASE" means (i) in the case of a Transferred PGC Employee, a release of claims against the Company and Phillips and their respective Subsidiaries, in form and substance acceptable to Phillips and the Company, and
(ii) in the case of a Retained DEFS Employee, a release of claims against the Company and Duke and their respective Subsidiaries, in form and substance acceptable to Duke and the Company.

            "REQUIRED SEVERANCE AMOUNT" shall mean any severance benefits, pay in lieu of notice, or other similar benefits payable to a Continued Employee by the Company or any of its Subsidiaries, which becomes payable on account of such Continued Employee's termination of employment pursuant to any applicable law, statute, regulation, court order, or other legal requirement, including without limitation, the Worker Adjustment and Retraining Notification Act, as amended.

            "RETAINED DEFS EMPLOYEE" shall mean (i) a DEFS Employee whose employment is not terminated or transferred to Duke or a Subsidiary of Duke before the Closing Date pursuant to Section 2.2 below or (ii) a DEFS Employee described in clause (ii) of the definition of such term whose employment actually transfers pursuant to the last sentence of Section 2.2.

            "SEVERANCE AMOUNT" with respect to any Continued Employee shall mean two weeks' base pay for each full year of service completed by such Continued Employee, plus an additional week's base pay for each such full year of service in excess of 15 years, but in no event less than 12.5 weeks' base pay nor more than 60 weeks' base pay, and reduced by (i) the Required Severance Amount and
(ii) such number of weeks not in excess of 8.5 that such Continued Employee is required to work after receiving notification of termination of employment; provided, that if such Continued Employee would not have been entitled to cash severance under the Phillips Layoff Plan as in effect on the date of the execution of the

Contribution Agreement if he or she had been covered by such plan and terminated employment from Phillips under the same circumstances as his or her termination from the Company and its Subsidiaries, the Severance Amount shall be zero. For these purposes, years of service shall include both years of service with Phillips or Duke and their respective Subsidiaries (including, in the case of Duke, the Company, DEFS and their respective Subsidiaries), as applicable, and years of service with the Company and its Subsidiaries, and shall not be deemed to have been interrupted by reason of the Continued Employee's becoming an employee of the Company and its Subsidiaries (including DEFS and its Subsidiaries).

            "SEVERANCE COSTS" shall mean all Liabilities relating to or arising out of providing severance pay or benefits, redundancy pay or benefits, pay in lieu of notice, or other similar pay or benefits under applicable laws, contracts or employee benefit plans or arrangements.

            "TERMINATION COSTS" shall mean all Liabilities incurred in connection with, arising out of or in connection with the termination of employment of any Employee (whether actual or constructive), including Liabilities relating to or arising out of any claim of discrimination or other illegality in connection with such termination, but excluding Severance Costs.

            "TRANSFERRED PGC EMPLOYEE" shall mean a PGC Employee whose employment actually transfers pursuant to Section 2.1 below.

            "WELFARE BENEFIT PLANS" shall mean "welfare plans" as defined in
Section 3(1) of ERISA.

                                   ARTICLE II

                      TRANSFER OF EMPLOYEES TO THE COMPANY

          Section 2.1 TRANSFER OF PGC EMPLOYEES. Phillips shall make all PGC Employees available to the Company for employment and, subject to the terms of any applicable collective bargaining agreements, shall transfer to the Company on the Closing Date the PGC Employees who are selected for employment by the Company before the Closing Date.

          Section 2.2 SELECTION AND RETENTION OF DEFS EMPLOYEES. Duke shall make all DEFS Employees available to the Company for employment and, subject to the terms of any applicable collective bargaining agreements, shall, before the Closing Date, either terminate the employment of, or transfer to Duke or a Subsidiary of Duke, (a) all DEFS Employees who are not selected for employment by the Company before the Closing Date and (b) all employees, if any, of DEFS and its Subsidiaries who are not Employees. Notwithstanding the foregoing, with respect to a DEFS Employee described in clause (ii) of the definition of such term who is selected for employment by the Company, Duke shall cause the employment of such DEFS Employee to be transferred either (i) to the Company on the Closing Date or (ii) to a DEFS Subsidiary on or before the Closing Date.

          Section 2.3 NO RESTRICTIONS ON CHANGES; SELECTION PROCESS. Nothing in this Annex shall require or be construed or interpreted as requiring the Company and its Subsidiaries to continue the employment of any of their employees (including Continued Employees) or to prevent the Company or any of its Subsidiaries from changing the terms and conditions of employment (including compensation and benefits) of any of their employees (including Continued Employees) following the Closing Date, except as specifically provided in Sections 4.1(c), 4.2, 4.4(b), 4.5(c) and 4.5(d). The selection of Continued Employees shall take place in accordance with Section 6.1 of the Governance Agreement.

          Section 2.4 LIABILITIES FOR SELECTION; EMPLOYEE LIABILITIES GENERALLY. Except as specifically provided in Section 4.2 below, the Company and its Subsidiaries shall be solely responsible for any and all Termination Costs and other Liabilities relating to or arising out of the selection process set forth in Sections 2.1 and 2.2 above, including any Termination Costs or Severance Costs with respect to Continued Employees arising out of or relating to the transfer of their employment to the Company and its Subsidiaries or any subsequent action by the Company and its Subsidiaries, but excluding any Severance Costs under Phillips Plans and Duke Plans. Any and all Liabilities arising out of or relating to the employment of any Continued Employee by Duke or any of its Subsidiaries (including the Company, DEFS and their respective Subsidiaries) or Phillips or any of its Subsidiaries before the Closing Date that are not specifically provided for in this Annex shall remain the responsibility of Duke and its Subsidiaries, or Phillips and its Subsidiaries, as applicable. Any and all Liabilities arising out of or relating to the employment of any Continued Employee by the Company or any of its Subsidiaries on or after the Closing Date that are not specifically provided for in this Annex shall be the responsibility of the Company and its Subsidiaries.

          Section 2.5 INDIVIDUAL AGREEMENTS. (a) With respect to each of the agreements listed in Schedule 2.5(a)(i) to this Annex to which a Retained DEFS Employee is a party, Duke and its Subsidiaries shall retain all Liabilities thereunder, but the Company shall make payments to Duke equal to the amount of compensation expense arising under such agreement that is charged to the Company under GAAP, as and when such expense is charged under GAAP; provided, that the amounts that the Company shall be required to pay Duke shall not include any amounts attributable to the acceleration or enhancement of compensation or benefits under such agreements as a result of a change in control of Duke. Effective as of the Closing Date, the Company shall assume all obligations and Liabilities of Duke and its Subsidiaries under each agreement listed in Schedule 2.5(a)(ii) to this Annex, but only if the individual party to such agreement is a Retained DEFS Employee. It is acknowledged and agreed that: (i) the compensation payable to Retained DEFS Employees after the Closing Date pursuant to the agreements listed in Schedule 2.5(a)(i) and Schedule 2.5(a)(ii) to this Annex shall be considered as part of their ongoing compensation from the Company and its Subsidiaries, for purposes of determining their overall compensation and benefits from the Company and its Subsidiaries; (ii) the Company shall be entitled to all tax deductions and other benefits associated with the compensation payable under such agreements for which it pays Duke under the first sentence of this Section 2.5(a) and which it pays as a result of its assumption of obligations and Liabilities under the second sentence of this
Section 2.5(a); and (iii) Duke and the Company shall cooperate to ensure that all tax withholding and reporting required in connection with the compensation pursuant to the agreements listed in Schedule 2.5(a)(i) to this Annex is properly implemented.

          (b) Except as specifically provided above in Section 2.5(a), Phillips and its Subsidiaries, or Duke and its Subsidiaries, as applicable, shall assume, retain and remain solely responsible for all Liabilities under any individual employment, severance, retention, bonus, equity compensation, or other contracts or agreements between themselves or any of their

Subsidiaries (including, in the case of Duke, the Company and its Subsidiaries) and any Transferred PGC Employee, or Retained DEFS Employee, respectively, in effect before the Closing Date.

                                  ARTICLE III

                                  COMPENSATION

          Section 3.1 COMPENSATION GENERALLY. Without limiting the scope of
Section 2.4, except as provided in the following sentence and in Section 2.5(a) and Section 3.2, Duke or Phillips or their respective Subsidiaries, as applicable, shall retain all liability and responsibility for wages, salary, overtime pay, bonuses, incentive pay, and other cash compensation of Continued Employees attributable to periods before the Closing Date. Effective as of the Closing Date, the Company and its Subsidiaries shall assume and be solely responsible for (a) all accrued but unused vacation and sick leave entitlements of Continued Employees attributable to periods before the Closing Date and (b) all wages, salary, overtime pay, bonuses, incentive pay, vacation pay, sick pay and other cash compensation of Continued Employees attributable to the period beginning on the Closing Date. From and after the Closing Date, the Company shall provide to Continued Employees all wages, salary, overtime pay, bonuses, vacation pay, sick pay, other cash compensation and cash and equity-based incentive compensation on such terms as may be determined from time to time by the Company in its sole discretion.

          Section 3.2 INCENTIVE COMPENSATION. The Company shall determine the amounts of the annual bonuses (the "BONUSES") earned by Continued Employees for the year in which the Closing Date occurs under its bonus plans, and Phillips (in the case of Transferred PGC Employees) and Duke (in the case of Retained DEFS Employees) shall reimburse the Company for a pro-rata portion of the Bonuses, based upon the number of full calendar months in such year before the Closing Date. Such reimbursement shall include the employer's share of any employment taxes relating to such pro-rata Bonuses for the period before the Closing Date and required to be paid by the Company or any of its Subsidiaries.

                                   ARTICLE IV

                                EMPLOYEE BENEFITS

          Section 4.1 EMPLOYEE BENEFITS GENERALLY. (a) Effective as of the Closing Date, except as provided in Section 4.2(b), the Continued Employees shall cease to be active participants in the Parent Plans. Effective as of the Closing Date, neither the Company nor any of its Subsidiaries shall be a participating employer in any Parent Plan. Phillips and Duke shall remain solely responsible for all liabilities with respect to the Phillips Plans and the Duke Plans, respectively, and the Company and its Subsidiaries shall not assume any Parent Plan and shall have no obligations and shall assume no liabilities with respect to the Parent Plans, in each case except as specifically provided in
Section 4.2(b) and Section 4.5(d) below.

          (b) From and after the Closing Date, the Company and its Subsidiaries shall be solely responsible for providing Continued Employees with employee benefits, including without limitation welfare, savings and pension benefits, which shall be designed by the

Company in its sole discretion. Phillips and Duke shall provide the Company and its Subsidiaries with all necessary transition assistance to enable them to develop and implement their compensation and benefit plans and programs.

          (c) For purposes of eligibility to participate and vesting under all compensation and benefit plans applicable to Continued Employees on or after the Closing Date, the Company and its Subsidiaries shall give Continued Employees credit for all applicable service with Duke and its Subsidiaries (including the Company, DEFS and their respective Subsidiaries), or Phillips and its Subsidiaries, as applicable, before the Closing Date. For these purposes, the applicable service for a Transferred PGC Employee shall be determined by the elapsed time since his or her Service Award Entry Date as recorded in the personnel records of Phillips.

          Section 4.2 SEVERANCE BENEFITS. (a) Phillips and its Subsidiaries shall be solely responsible for all Severance Costs, if any, with respect to any PGC Employee who does not become a Transferred PGC Employee. Duke and its Subsidiaries shall be solely responsible for all Severance Costs, if any, with respect to any DEFS Employee who does not become a Retained DEFS Employee.

          (b) Without limiting the generality of the foregoing and except as provided in this Section 4.2(b), Duke and its Subsidiaries shall remain solely responsible for all Liabilities under the Change in Control Severance Plan. Each Retained DEFS Employee who was covered by the Change in Control Severance Plan immediately before the Closing Date shall continue to be covered by such plan on and after the Closing Date in accordance with the terms and conditions of such plan. If any Retained DEFS Employee who is covered by the Change in Control Severance Plan terminates employment with the Company and its Subsidiaries on or after the Closing Date under circumstances entitling him or her to severance pay or benefits under the Change in Control Severance Plan, and if the Retained DEFS Employee executes a Release, then the Company shall reimburse Duke for the lesser of (i) the amount of the cash severance paid to such individual under the Change in Control Severance Plan and (ii) the applicable Severance Amount. Further, in such event, the Company shall cause such Retained DEFS Employee (and his or her covered dependents) to be provided with extended coverage under one or more of the New Welfare Plans to the extent necessary to satisfy the requirements of Section 6 of the Change in Control Severance Plan, and Duke shall reimburse the Company for the cost of such extended coverage.

          (c) The Company and its Subsidiaries shall provide to each Transferred PGC Employee whose employment terminates on or before the six-month anniversary of the Closing Date cash severance benefits at least equal to the sum of the applicable Severance Amount and the applicable Required Severance Amount, subject to the execution by such Transferred PGC Employee of a Release.

          Section 4.3 PENSION BENEFITS. Effective as of the Closing Date, Phillips shall cause the Transferred PGC Employees to be 100% vested in their accrued benefit under the Retirement Income Plan of Phillips Petroleum Company as required by the terms thereof, and Duke may, in its sole discretion, cause the Retained DEFS Employees to be 100% vested in their accrued benefit under the Duke Energy Retirement Cash Balance Plan.

          Section 4.4 SAVINGS PLANS. (a) Effective as of the Closing Date, Phillips shall cause the Transferred PCG Employees to be 100% vested in their accrued benefit under the Phillips Savings Plans, and Duke shall cause the Retained DEFS Employees to be 100% vested in their accrued benefits under the Duke Savings Plan.

          (b) The Company, Phillips and Duke shall take all reasonable steps necessary and appropriate so that Continued Employees who participated in the Phillips Savings Plans or the Duke Savings Plan, as applicable, and who have loans outstanding from any such plan as of the Closing Date may continue to repay such loans using voluntary payroll deductions from their paychecks from the Company and its Subsidiaries.

          Section 4.5 WELFARE BENEFITS. Without limiting the generality of the above provisions, this Section 4.5 contains certain specific provisions regarding the provision of benefits under Welfare Benefit Plans, unemployment compensation benefits and workers compensation benefits.

          (a) Effective as of the Closing Date, the Company shall cause the Continued Employees to be eligible to be covered by such Welfare Benefit Plans sponsored by the Company and/or one or more of its Subsidiaries as the Company shall determine to implement.

          (b) Except as specifically provided in Section 4.5(d) below:
(i) Phillips and its Subsidiaries shall be solely responsible for (A) claims of Transferred PGC Employees and their eligible beneficiaries and dependents for workers compensation, unemployment compensation and under Welfare Benefit Plans that are incurred before the Closing Date, and (B) claims relating to COBRA Coverage attributable to "qualifying events" occurring on or before the Closing Date with respect to any Transferred PGC Employees and their eligible beneficiaries and dependents; (ii) Duke and its Subsidiaries shall be solely responsible for (I) claims of Retained DEFS Employees and their eligible beneficiaries and dependents for workers compensation, unemployment compensation and under Welfare Benefit Plans that are incurred before the Closing Date, and
(II) claims relating to COBRA Coverage attributable to "qualifying events" occurring on or before the Closing Date with respect to any Retained DEFS Employees and their eligible beneficiaries and dependents; and (iii) the Company and its Subsidiaries shall be solely responsible for (x) claims of Continued Employees and their eligible beneficiaries and dependents for workers compensation and unemployment compensation benefits and claims under Welfare Benefit Plans that are incurred on or after the Closing Date, and (y) claims relating to COBRA Coverage attributable to "qualifying events" occurring after the Closing Date with respect to Continued Employees and their beneficiaries and dependents. A medical/dental claim shall be considered incurred on the date when the medical services are rendered or medical supplies are provided, and not when the condition arose or when the course of treatment began. An unemployment compensation or workers compensation claim shall be considered incurred before the Closing Date if the occurrence leading up to the claim occurs before the Closing Date.

          (c) Each Continued Employee who is employed on a regular basis shall be immediately eligible to participate, without any waiting time, in any and all Welfare Benefit Plans sponsored by the Company and its Subsidiaries for the benefit of Continued Employees (such plans, collectively, the "NEW WELFARE PLANS") to the extent coverage under such New Welfare Plan replaces coverage under a comparable Phillips Plan or Duke Plan, in which such

Continued Employee was previously eligible to participate (such plans, collectively, the "OLD WELFARE PLANS"). For purposes of each New Welfare Plan providing medical, dental, pharmaceutical and/or vision benefits, the Company shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Welfare Plan to be waived for Continued Employees and their eligible beneficiaries and dependents, to the extent such exclusions and restrictions did not apply under the applicable Old Welfare Plan, and the Company shall cause any Eligible Expenses incurred by any Continued Employee and his or her eligible beneficiaries and dependents during the portion of the plan year of the Old Welfare Plan ending on the Closing Date, to be taken into account under such New Welfare Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continued Employee and his or her eligible beneficiaries and dependents for the applicable plan year as if such amounts had been paid in accordance with such New Welfare Plan.

          (d) The Company shall establish one or more flexible spending plans (collectively, the "NEW FSP") in which Continued Employees shall be eligible to participate following the Closing Date. Phillips, Duke and the Company shall take all reasonable steps necessary or appropriate so that the account balances under the Phillips FSP or the Duke FSP, as applicable, of each Continued Employee who has elected to participate therein in the year in which the Closing Date occurs shall be transferred, as soon as practicable after the Closing Date, from the Phillips FSP or the Duke FSP, as applicable, to the New FSP, and so that the contribution elections of each such Continued Employee as in effect immediately before the Closing Date remain in effect under the New FSP immediately after the transfer of such account balance. If the aggregate amount of the transferred account balances of Transferred PGC Employees or Retained DEFS Employees is negative, then the Company shall pay Phillips or Duke, as applicable, the amount of such aggregate negative balance promptly following such account balance transfer. Notwithstanding the provisions of Section 4.5(b), from and after the date a Continued Employee's FSP account is transferred in accordance with this Section 4.5(d), the Company shall be solely responsible for, and shall satisfy from the New FSP, all claims, whether incurred before, on or after the Closing Date, for which such Continued Employee was entitled to seek reimbursement under the Phillips FSP or the Duke FSP for the year in which the Closing Date occurs.

                                   ARTICLE V

                                  TAX BENEFITS

          Section 5.1 TAX BENEFITS GENERALLY. It is the intention of Phillips, Duke and the Company that any tax deductions or other tax benefits associated with any compensation or benefits payable to Continued Employees by any of them be enjoyed by the party that bears the economic cost thereof, whether through direct payment or provision of such compensation or benefits or through reimbursement, and they agree to cooperate to ensure such result to the greatest extent possible, through allocation of partnership deductions, adjustment of the amounts of any reimbursement or otherwise.

                                     ANNEX B

                                TAX MATTERS ANNEX

                                   ARTICLE I

                               CERTAIN DEFINITIONS

            Any capitalized term used in this Annex but not otherwise defined herein shall have the meaning ascribed to such term in the Contribution Agreement or, if not defined in the Contribution Agreement, the Governance Agreement (including Annex F thereof). Any Section reference in this Annex shall refer to such section of this Annex, except as otherwise indicated. As used in this Annex, the following terms shall have the respective meanings set forth below:

          Section 1.1 "CONTRIBUTION AGREEMENT" shall mean the Agreement to which this Annex is attached and of which it forms a part.

          Section 1.2 "DUKE GROUP" shall mean Duke and its Subsidiaries (other than the Company, any DEFS Subsidiary, any PGC Subsidiary or any other Subsidiary of the Company).

          Section 1.3 "INCOME TAXES" means federal, state, local or foreign Taxes measured by net income or capital gain.

          Section 1.4 "PHILLIPS GROUP" shall mean Phillips and its Subsidiaries (other than the Company, any DEFS Subsidiary, any PGC Subsidiary or any other Subsidiary of the Company).

          Section 1.5 "POST-CLOSING PERIOD" for any Person means any taxable period beginning, with respect to such Person, after the Closing Date, and the portion, beginning after the Closing Date, of any taxable period that includes, with respect to such Person, but does not end on, the Closing Date.

          Section 1.6 "PRE-CLOSING PERIOD" for any Person means any taxable period ending, with respect to such Person, on or prior to the Closing Date, and the portion, ending on the Closing Date, of any taxable period that includes, with respect to such Person, but does not end on, the Closing Date.

          Section 1.7 "RETURNS" or "TAX RETURNS" means returns, declarations, statements, reports, forms, property tax renditions or other documents or information required to be filed with or supplied to any Taxing Authority.

          Section 1.8 "SECTION 3.1(C) TAX PROCEEDING" shall have the meaning set forth in Section 3.1(c).

          Section 1.9 "TAX MATTERS ANNEX" shall mean this Annex B.

          Section 1.10 "TAX PROCEEDING" means any Tax audit, contest, litigation or other proceeding with or against a Governmental Entity.

                                   ARTICLE II

                               TAX INDEMNIFICATION

          Section 2.1 INDEMNIFICATION BY DUKE. Subject to Section 2.4(b), Duke shall indemnify and hold harmless the Company and each of its Subsidiaries and each member of the Phillips Group against:

          (a) Any and all Income Taxes of any DEFS Subsidiary for any Pre-Closing Period (or of any consolidated, combined, unitary or affiliated group of which any DEFS Subsidiary is or has ever been a member or of any other group with whom any DEFS Subsidiary has ever joined (or been required to join) in filing any combined, consolidated or unitary Tax Return, in each case, for any Pre-Closing Period);

          (b) Any and all Taxes with respect to the operations, assets, investments and activities of Duke and its Subsidiaries (other than those operations, assets, investments and activities of the DEFS Subsidiaries), including any several liability of any of the DEFS Subsidiaries for Taxes of Duke or any of its Subsidiaries (other than any of the DEFS Subsidiaries) that would not have arisen but for Treasury Regulation Section 1.1502-6 or any comparable or similar provisions under state, local or foreign laws or regulations;

          (c) Any and all Taxes imposed on or with respect to any of the conversions or mergers described in Section 2.1(b) of the Contribution Agreement and (except as set forth in Section 12.4 of the Contribution Agreement) any and all Taxes arising from or relating to the Duke Excluded Assets and Liabilities or their transfer pursuant to Section 2.1(d) of the Contribution Agreement and (except as set forth in Section 12.4 of the Contribution Agreement) any and all Taxes arising from the transactions described in Section 2.1(b)(i), (ii) and
(iii) of the Contribution Agreement;

          (d) Any and all Taxes of any DEFS Subsidiary (or with respect to any asset transferred to the Company by any member of the Duke Group pursuant to the Contribution Agreement) for a Pre-Closing Period; and

          (e) Any and all Damages resulting from a breach of the representation contained in Section 6.1(d) or (e), such Damages to be determined without regard to the Materiality Requirement set forth in Section 6.1.

          Section 2.2 INDEMNIFICATION BY PHILLIPS. Subject to Section 2.4(b), Phillips shall indemnify and hold harmless the Company and each of its Subsidiaries and each member of the Duke Group against:

          (a) Any and all Income Taxes of any PGC Subsidiary for any Pre-Closing Period (or of any consolidated, combined, unitary or affiliated group of which any PGC Subsidiary is or has ever been a member or of any other group with whom any PGC Subsidiary has ever joined (or been required to join) in filing any combined, consolidated or unitary Tax Return, in each case, for any Pre-Closing Period);

          (b) Any and all Taxes with respect to the operations, assets, investments and activities of Phillips and its Subsidiaries (other than those operations, assets, investments and activities of the PGC Subsidiaries), including any several liability of any of the PGC Subsidiaries for Taxes of Phillips or any of its Subsidiaries (other than any of the PGC Subsidiaries) that would not have arisen but for Treasury Regulation Section 1.1502-6 or any comparable or similar provisions under state, local or foreign laws or regulations;

          (c) Any and all Taxes imposed on or with respect to any of the conversions or mergers described in Section 2.1(c) of the Contribution Agreement and (except as set forth in Section 12.4 of the Contribution Agreement) any and all Taxes arising from or relating to the Phillips Excluded Assets and Liabilities or their transfer pursuant to Section 2.1(e) of the Contribution Agreement;

          (d) Any and all Taxes of any PGC Subsidiary (or with respect to any asset transferred to the Company by any member of the Phillips Group pursuant to the Contribution Agreement) for a Pre-Closing Period; and

          (e) Any and all Damages resulting from a breach of the representation contained in Section 6.2(d) or (e), such Damages to be determined without regard to the Materiality Requirement set forth in Section 6.2.

          Section 2.3 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless Duke, Phillips and each of their respective Subsidiaries (other than the Company and each of its Subsidiaries) against any and all Taxes of the Company, any DEFS Subsidiary, any PGC Subsidiary or any of their respective Subsidiaries (or with respect to any asset transferred to the Company by any member of the Duke Group or the Phillips Group pursuant to the Contribution Agreement) for any Post-Closing Period (other than (i) Income Taxes for such periods or portions thereof of any Person that would not have been imposed on such Person but for such Person's direct or indirect acquisition or ownership of membership interests in the Company and (ii) Taxes covered by the indemnification set forth in Section 2.1(e) or 2.2(e)).

          Section 2.4  NO BASKET AND CAP ON TAX INDEMNITIES.

          (a) Notwithstanding Section 9.5 of the Contribution Agreement, the indemnification provided in Sections 2.1, 2.2 and 2.3 shall not be subject to the limitations set forth in Section 9.5 of the Contribution Agreement.

          (b) The amount of any indemnification pursuant to Section 2.1 or 2.2 shall be reduced to the extent of the amount accrued as a liability for the indemnified Tax to the extent such accrual was taken into account in the calculation of Phillips' Actual Net Working Capital or Duke's Actual Net Working Capital under Section 3.3 of the Contribution Agreement, as the case may be.

                                  ARTICLE III

                                 TAX PROCEDURES

          Section 3.1  PROCEDURES FOR TAX PROCEEDINGS.  Notwithstanding Section
9.3 of the Contribution Agreement:

          (a) and notwithstanding any other provision, Duke shall be entitled to control in all respects, including with respect to settlement, any Tax Proceeding with respect to any consolidated, combined, affiliated or unitary group of which Duke or any member of the Duke Group is the common parent or any other consolidated, combined, affiliated or unitary Tax Returns that include any member of the Duke Group (whether or not such Tax Returns also include the Company or any Subsidiary thereof) and neither Phillips nor any Subsidiary of Phillips shall be entitled to participate in any such Tax Proceeding.

          (b) and notwithstanding any other provision, Phillips shall be entitled to control in all respects, including with respect to settlement, any Tax Proceeding with respect to any consolidated, combined, affiliated or unitary group of which Phillips, PGC or any member of the Phillips Group is the common parent or any other consolidated, combined, affiliated or unitary Tax Returns that include any member of the Phillips Group (whether or not such Tax Returns also include the Company or any Subsidiary thereof) and neither Duke nor any Subsidiary of Duke shall be entitled to participate in any such Tax Proceeding.

          (c) in the case of any Tax Proceeding (other than a Tax Proceeding described in Section 3.1(a) or (b) of this Tax Matters Annex or Section 4.4(d) of Annex F to the Governance Agreement) (a "Section 3.1(c) Tax Proceeding"), the provisions of Section 9.3 of the Contribution Agreement shall apply; PROVIDED, HOWEVER, that: (i) in the case of any Section 3.1(c) Tax Proceeding, for purposes of Section 9.3 of the Contribution Agreement and this Section 3.1(c), references to the "Agreement" or "Article IX" in Article IX of the Contribution Agreement shall also refer to this Tax Matters Annex, "Indemnified Party" shall include the party seeking indemnification under this Annex B and "Indemnifying Party" shall include the party against whom an indemnification claim is asserted under this Annex B, (ii) the Indemnifying Party shall defend any Section 3.1(c) Tax Proceeding as if it were the only party in interest with respect to the Taxes covered by such Section 3.1(c) Tax Proceeding, (iii) in the case of a
Section 3.1(c) Tax Proceeding for a taxable period that begins on or before the Closing Date and ends after the Closing Date, whichever of the Company and its Subsidiaries, on the one hand, and Duke or Phillips, on the other hand, is reasonably expected to have the greater liability with respect to such Section 3.1(c) Tax Proceeding shall be considered the "Indemnifying Party" for purposes of Section 9.3 of the Contribution Agreement and this Section 3.1(c) and whichever of the Company and its Subsidiaries, on the one hand, and Duke or Phillips, on the other hand, is reasonably expected to have the lesser liability with respect to such Section 3.1(c) Tax Proceeding shall be considered the "Indemnified Party" for purposes of such Sections, and the costs of such Section 3.1(c) Tax Proceeding shall be borne by the Indemnifying Party and the Indemnified Party in proportion to such expected liabilities and (iv) in the case of a Section 3.1(c) Tax Proceeding in which the Company is the Indemnifying Party and a member of the Duke Group or the Phillips Group is the Indemnified Party or a Section 3.1(c) Tax Proceeding in which Duke or Phillips is the Indemnifying Party and the Company or any of its Subsidiaries is the Indemnified Party, the Indemnifying Party shall not, except with the consent of the Indemnified Party (which consent shall not be unreasonably withheld), enter into any settlement of any such Section 3.1(c) Tax Proceeding (PROVIDED FURTHER, HOWEVER, that, in the event that the Indemnified Party withholds consent under this clause (iv) to a proposed settlement, the Indemnified Party shall assume the defense of such Section 3.1(c) Tax Proceeding at its sole cost for expenses incurred thereafter and the liability of the Indemnifying Party shall not exceed the amount that such liability would have been under the proposed settlement).

          Section 3.2 FILING RESPONSIBILITY.

          (a) Duke shall prepare and file, or shall cause the DEFS Subsidiaries, as the case may be, to prepare and file, with respect to the DEFS Subsidiaries, all Tax Returns with respect to taxable periods ending on or prior to the Closing Date. Duke shall prepare and file, or shall cause to be prepared and filed, any consolidated, combined, affiliated or unitary Tax Return that includes Duke or any member of the Duke Group (whether or not such Tax Return also includes the Company or any Subsidiary thereof) and any consolidated, combined, affiliated or unitary Tax Return that includes any DEFS Subsidiary for any Pre-Closing Period. All such Tax Returns (other than any consolidated, combined, affiliated or unitary Tax Returns) shall be filed in a manner that is consistent with past practice.

          (b) Phillips shall prepare and file, or shall cause the PGC Subsidiaries, as the case may be, to prepare and file, with respect to the PGC Subsidiaries, all Tax Returns with respect to taxable periods ending on or prior to the Closing Date. Phillips shall prepare and file, or shall cause to be prepared and filed, any consolidated, combined, affiliated or unitary Tax Return that includes Phillips or any member of the Phillips Group (whether or not such Tax Return also includes the Company or any Subsidiary thereof) and any consolidated, combined, affiliated or unitary Tax Return that includes any PGC Subsidiary for any Pre-Closing Period. All such Tax Returns (other than any consolidated, combined, affiliated or unitary Tax Returns) shall be filed in a manner that is consistent with past practice.

          (c) The Company shall file or cause to be filed all Tax Returns with respect to the Company or any of its Subsidiaries for which neither Duke nor Phillips has filing responsibility pursuant to (a) or (b) above. Any such Tax Returns that include any Pre-Closing Period shall be filed in a manner that is consistent with past practice of the applicable Subsidiary included in such Tax Return. Any Tax Returns for which the Company has filing responsibility under this clause (c) shall be filed consistent with Annex F of the Governance Agreement to the extent that such Annex F is applicable to such Tax Returns. The Company shall not, and shall cause its Subsidiaries not to, file any amended Tax Return for any Pre-Closing Period, without the prior written consent of Duke, in the case of any such Tax Return that could affect the indemnification obligations of Duke under this Annex or any Taxes for which Duke is otherwise responsible, or Phillips, in the case of any such Tax Return that could affect the indemnification obligations of Phillips under this Annex or any Taxes for which Phillips is otherwise responsible.

          (d) Upon the filing of any Tax Return with respect to any Pre-Closing Period, if the amount of Tax shown as due on such Tax Return is less than the amount accrued therefor as a liability to the extent such accrual was taken into account in determining Phillips' Actual Net Working Capital or Duke's Actual Net Working Capital pursuant to Section 3.3 of the

Contribution Agreement, as the case may be, the Company shall distribute to Phillips or Duke, as the case may be, an amount of cash equal to the excess of such accrual over the amount of Tax so shown.

          Section 3.3 COOPERATION AND EXCHANGE OF INFORMATION. Duke, Phillips, the Company and the Corporation shall (and shall cause their respective Subsidiaries to) cooperate with one another with respect to Tax matters. As soon as practicable, but in any event within 30 days after the request of Duke or Phillips, from and after the Closing Date, the Company shall deliver to Duke or Phillips, respectively, such information and data concerning the Company and its Subsidiaries and make available such employees of the Company and its Subsidiaries as Duke or Phillips may reasonably request (including providing the information and data reasonably required by Duke's and Phillips' customary Tax and accounting questionnaires) in order to enable Duke and Phillips to complete and file all Tax Returns which they each may be required to file with respect to the Company and its Subsidiaries or to respond to Tax audits or other inquiries relating to Taxes by any Governmental Entities with respect to such operations and to otherwise enable Duke and Phillips each to satisfy their respective accounting, Tax and other legitimate business requirements. Such cooperation and information shall include provision of powers of attorney to Duke or Phillips relating to Tax matters (E.G., for the purpose of signing Returns and defending audits) and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Governmental Entity that relate to the Company and its Subsidiaries, and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Governmental Entities and records concerning the ownership and tax basis of property, which the Company, the Corporation and their Subsidiaries may possess. The Company and the Corporation shall (and shall cause their respective Subsidiaries to) make their respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. The above provisions of this Section 3.3 shall cease to apply with respect to taxable periods beginning after the consummation of the IPO, except to the extent that failure of such provisions to apply could reasonably be expected to affect any member of the Phillips Group or the Duke Group (other than in its capacity as a direct or indirect shareholder, or affiliate of such a shareholder, of the Corporation). Notwithstanding any other provision, (i) Duke shall not be required to provide any Person with any consolidated, combined, affiliated or unitary Income Tax Return or copy thereof that includes Duke or any other member of the Duke Group and (ii) Phillips shall not be required to provide any Person with any consolidated, combined, affiliated or unitary Income Tax Return or copy thereof that includes Phillips or any other member of the Phillips Group.

                                   ARTICLE IV

                                     REFUNDS

          Section 4.1 DUKE REFUNDS. Duke shall be entitled to any refunds or credits of Taxes of any consolidated, combined, affiliated or unitary group of which Duke or any member of the Duke Group is the common parent or any other consolidated, combined, affiliated or unitary Income Tax refund or credit with respect to any Tax Return that includes any member of the Duke Group. Duke shall be entitled to any other refunds or credits of Taxes of or with respect to any DEFS Subsidiary (or with respect to any asset transferred to the Company by any member of the Duke Group pursuant to the Contribution Agreement) attributable to or arising in any Pre-Closing Period (plus any interest received with respect thereto), but not in duplication of any refund or credit reflected as an asset to the extent taken into account in determining Duke's Actual Net Working Capital pursuant to Section 3.3 of the Contribution Agreement. Duke shall be entitled to any Income Tax refund or credit that would not have arisen but for the acquisition or ownership by Duke (or any other member of the Duke Group) of membership interests in the Company.

          Section 4.2 PHILLIPS REFUNDS. Phillips shall be entitled to any refunds or credits of Taxes of any consolidated, combined, affiliated or unitary group of which Phillips or any member of the Phillips Group is the common parent or any other consolidated, combined, affiliated or unitary Income Tax refund or credit with respect to any Tax Return that includes any member of the Phillips Group. Phillips shall be entitled to any other refunds or credits of Taxes of or with respect to any PGC Subsidiary (or with respect to any asset transferred to the Company by any member of the Phillips Group pursuant to the Contribution Agreement) attributable to or arising in any Pre-Closing Period (plus any interest received with respect thereto), but not in duplication of any refund or credit reflected as an asset to the extent taken into account in determining Phillips' Actual Net Working Capital pursuant to Section 3.3 of the Contribution Agreement. Phillips shall be entitled to any Income Tax refund or credit that would not have arisen but for the acquisition or ownership by Phillips (or any other member of the Phillips Group) of membership interests in the Company.

          Section 4.3 COMPANY REFUNDS. The Company shall be entitled to any refunds or credits of Taxes of the Company or any of its Subsidiaries (or with respect to any asset transferred to the Company by any member of the Phillips Group or the Duke Group pursuant to the Contribution Agreement) other than such refunds or credits to which Duke or Phillips is entitled under Section 4.1 or
4.2 above. In the event that the amount of any actual Tax refund or credit is less than the amount of such refund or credit reflected as an asset to the extent taken into account in determining Duke's Actual Net Working Capital pursuant to Section 3.3 of the Contribution Agreement, then Duke shall pay the Company in cash the excess of such amount so reflected over such actual Tax refund or credit within 10 days of receipt or utilization by the Company or any of its Subsidiaries of such actual Tax refund or credit (but not in duplication of any amount otherwise owed by Duke under this Annex). In the event that the amount of any actual Tax refund or credit is less than the amount of such refund or credit reflected as an asset to the extent taken into account in determining Phillips' Actual Net Working Capital pursuant to Section 3.3 of the Contribution Agreement, then Phillips shall pay the Company in cash the excess of such amount so reflected over such actual Tax refund or credit within 10 days of receipt or utilization by the Company or any of its Subsidiaries of such actual Tax refund or credit (but not in duplication of any amount otherwise owed by Phillips under this Annex).

          Section 4.4 PROMPT PAYMENT. The Company shall promptly (and shall cause its Subsidiaries promptly to) forward to Duke or Phillips or reimburse Duke or Phillips for any refund due Duke or Phillips (pursuant to the terms of this Article IV) after receipt thereof.

                                   ARTICLE V

                                  MISCELLANEOUS

          Section 5.1 SURVIVAL. The provisions of this Tax Matters Annex (other than Sections 6.1(a), (b) and (c) and Sections 6.2(a), (b) and (c)) shall survive the Closing until the expiration of each statute of limitations applicable to any Pre-Closing Period (or, to the extent relating to any Post-Closing Period, the expiration of the statute of limitations applicable to such Post-Closing Period). The provisions of Sections 6.1(a), (b) and (c) and Sections 6.2(a), (b) and (c) shall not survive the Closing.

          Section 5.2 TREATMENT OF INDEMNITY PAYMENTS. Duke, Phillips and the Company shall (and shall cause their respective Subsidiaries to) treat any indemnity payment made pursuant to this Annex or the Contribution Agreement and any payment made pursuant to Section 3.3 of the Contribution Agreement as an adjustment to the cash distribution provided in Section 3.2(c)(1) or 3.2(c)(2), as appropriate, of the Contribution Agreement, unless otherwise required pursuant to a "determination" within the meaning of Code Section 1313(a).

          Section 5.3 TAX SHARING AGREEMENTS. Any Tax sharing agreement or arrangement between Duke, on the one hand, and any DEFS Subsidiary, on the other hand, shall be terminated as of the Closing Date and shall thereafter have no further effect for any taxable year (whether the current year, a future year, or a past year). Any Tax sharing agreement or arrangement between Phillips, on the one hand, and any PGC Subsidiary, on the other hand, shall be terminated as of the Closing Date and shall thereafter have no further effect for any taxable year (whether the current year, a future year, or a past year).

          Section 5.4 ALLOCATION OF CERTAIN TAXES.

          (a) If any DEFS Subsidiary or PGC Subsidiary is permitted but not required under applicable state, local or foreign Income Tax laws to treat either the day before the Closing Date or the Closing Date as the last day of a taxable period, then, solely for purposes of such state, local or foreign Income Tax laws, such day shall be treated as the last day of a taxable period.

          (b) In the case of any Taxes that are imposed on a periodic basis and are payable for a period that begins on or before the Closing Date and ends after the Closing Date, the portion of such Tax that shall be allocable to the portion of the period ending on the Closing Date shall (i) in the case of any Taxes, other than Income Taxes and Taxes based upon or related to receipts, be deemed to be the amount of such Taxes for the entire period, whether actually paid before, during, or after such period, multiplied by a fraction the numerator of which is the number of calendar days in the period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire period, and (ii) in the case of any Taxes based upon or related to income or receipts (including but not limited to withholding Taxes), be deemed equal to the amount which would be payable if the taxable year ended on the close of business on the Closing Date; PROVIDED, HOWEVER, that any franchise Tax measured by assets or capital shall be allocable to the taxable period for which the right to do business obtained by the payment of such franchise Tax relates, regardless of whether such franchise Tax is measured by assets or capital relating to another taxable period. Clause (i) of the preceding sentence shall be applied with respect to Taxes, if any, for such period relating to capital (including net worth or long-term debt) or intangibles by reference to the level of such items on the Closing Date. The portion of any Taxes (or refunds) that are imposed on a periodic basis, payable for a period that begins on or before the Closing Date and ends after the Closing Date and not allocable to the portion of such period ending on the Closing Date shall be allocable to the portion of the period beginning after the Closing Date.

          (c) If the amount of any Tax described in Section 5.4(b), or any refund thereof or credit therefor, is voluntarily redetermined or redetermined by a Taxing Authority, the principles of Section 5.4(b) shall apply to the amount as so redetermined.

          Section 5.5 PREDECESSORS AND SUCCESSORS. For purposes of this Annex, any reference to a corporation shall include a reference to any limited liability company into which such corporation is merged or converted and any reference to a limited liability company shall include a reference to any corporation which merged into, or was converted into, such limited liability company; provided, however, that, notwithstanding the Merger, the Corporation shall not be considered a PGC Subsidiary.

          Section 5.6 DUKE SUBSIDIARIES AND PGC SUBSIDIARIES. In the event that the merger provided in Section 3.2 of the Governance Agreement occurs, then for purposes of this Annex (other than Sections 6.1(e) and 6.2(e)), the term "DEFS Subsidiary" shall include DEFS Holding, the term "PGC Subsidiary" shall include PGC and Phillips Member Parent, and the term "Closing Date," when used in connection with such entities, shall mean the date of such merger. For purposes of this Annex, the term "DEFS Subsidiary" shall include the Company for the Pre-Closing Period and shall include any entity that is a Subsidiary of DEFS Holding immediately prior to the Closing and a Subsidiary of the Company immediately after the Closing (or is otherwise contributed directly or indirectly by Duke to the Company). For purposes of this Annex, the term "PGC Subsidiary" shall include any entity that is a Subsidiary of PGC immediately prior to the Closing and a Subsidiary of the Company immediately after the Closing (or is otherwise contributed directly or indirectly by Phillips to the Company).

                                   ARTICLE VI

                               TAX REPRESENTATIONS

          Section 6.1 DUKE TAX REPRESENTATIONS. Duke hereby represents and warrants to each of Phillips and the Company that, except (i) in the case of clauses (a), (b) and (c), as disclosed in Section B-6.1 of the Duke Disclosure Schedule and (ii) to the extent that any breach, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the DEFS Subsidiaries:

          (a) as of the date of this Agreement, all Tax Returns that are required to be filed by or with respect to any of the DEFS Subsidiaries have been duly filed and all such Tax Returns are complete and accurate;

          (b) as of the date of this Agreement, all Taxes shown to be due on the Tax Returns referred to in clause (a) have been paid in full;

          (c) as of the date of this Agreement, no waivers of statutes of limitation have been given by or requested with respect to any Tax Returns of any of the DEFS Subsidiaries;

          (d) the aggregate regular federal income tax bases of the depreciable and amortizable property to be contributed by DEFS Holding to the Company pursuant to Section 2.2 of the Contribution Agreement and the years in which such basis is scheduled to be depreciated or amortized for regular federal income tax purposes, as of December 31, 1999, is not less than the amounts set forth in Schedule B-6.1(d) of the Duke Disclosure Schedule; and

          (e) as of the Closing Date, for United States federal income tax purposes, each DEFS Subsidiary (organized under the laws of the United States, a State of the United States or any political subdivision thereof) will constitute a partnership or will be disregarded as an entity separate from its owner (within the meaning of Treasury Regulation Section 301.7701-3).

          Section 6.2 PHILLIPS TAX REPRESENTATIONS. Phillips hereby represents and warrants to each of Duke and the Company that, except (i) in the case of clauses (a), (b) and (c), as disclosed in Section B-6.2 of the Phillips Disclosure Schedule and (ii) to the extent that any breach, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the PGC Subsidiaries:

          (a) as of the date of this Agreement, all Tax Returns that are required to be filed by or with respect to any of the PGC Subsidiaries have been duly filed and all such Tax Returns are complete and accurate;

          (b) as of the date of this Agreement, all Taxes shown to be due on the Tax Returns referred to in clause (a) have been paid in full;

          (c) as of the date of this Agreement, no waivers of statutes of limitation have been given by or requested with respect to any Tax Returns of any of the PGC Subsidiaries;

          (d) the aggregate regular federal income tax bases of the depreciable and amortizable property to be contributed by PGC to the Company pursuant to
Section 2.3 of the Contribution Agreement and the years in which such basis is scheduled to be depreciated or amortized for regular federal income tax purposes, as of December 31, 1999, is not less than the amounts set forth in Schedule B-6.2(d) of the Phillips Disclosure Schedule; and

          (e) as of the Closing Date, for United States federal income tax purposes, each PGC Subsidiary (organized under the laws of the United States, a State of the United States or any political subdivision thereof) will constitute a partnership or will be disregarded as an entity separate from its owner (within the meaning of Treasury Regulation Section 301.7701-3).


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